As filed with the Securities and Exchange Commission on November 18, 2005
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form SB-2

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

NUTRACEA
(Name of Small Business Issuer in Its Charter)

California	2040	87-0673375
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1261 Hawk’s Flight Court, El Dorado Hills, CA 95762
(916) 933-7000
(Address and Telephone Number of Principal Executive Offices)

1261 Hawk’s Flight Court, El Dorado Hills, CA 95762
(Address of Principal Place of Business or Intended Principal Place of Business)

Bradley D. Edson
1261 Hawk’s Flight Court, El Dorado Hills, CA 95762
(916) 933-7000
(Name, Address and Telephone Number of Agent For Service)

Copy to:

Christopher V. Chediak, Esq.
Weintraub Genshlea Chediak Law Corporation
400 Capitol Mall, 11th Floor, Sacramento, CA 95814
(916) 558-6000

Approximate Date of Commencement of Proposed Sale to the Public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ____________________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ____________________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ____________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock	29,486,680	$0.845	$24,916,245	$2,932.63

(1)
The proposed maximum offering price per share is estimated solely for purpose of calculating the registration fee in accordance with Rule 457(c) on the basis of the average of the high and low sales price as reported by the Over-the-Counter Bulletin Board on November 15, 2005.

If, as a result of stock splits, stock dividends or similar transactions, or by reason of changes in the conversion price of the preferred stock, the number of securities purported to be registered on this registration statement increases, the provisions of Rule 416 under the Securities Act of 1933 shall apply, and this registration statement shall be deemed to cover any such additional shares of common stock.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and we are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 18, 2005.

PROSPECTUS

NutraCea

29,486,680 Shares of Common Stock

This prospectus relates to the disposition of up to 29,486,680 shares of NutraCea common stock or interests therein by the shareholders named in this prospectus under the heading "Selling Shareholders". We will not receive any of the proceeds from the disposition of the shares covered hereby or interests therein, although we will receive the proceeds from the cash exercise of warrants to acquire certain of these shares.

Our common stock is quoted on the Over-the-Counter (“OTC”) bulletin board under the symbol “NTRZ”. On November 15, 2005, the last sale price of our common stock on the Over-the-Counter Bulletin Board was $0.85 per share.

Our principal executive offices are located at 1261 Hawk’s Flight Court, El Dorado Hills, CA 95762, and our telephone number is (916) 558-6000.

INVESTING IN THE COMMON STOCK OFFERED HEREIN INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. YOU SHOULD CONSIDER CAREFULLY THE “RISK FACTORS” CONTAINED IN THIS PROSPECTUS BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ______________, 2005.

ABOUT THIS PROSPECTUS

We have not authorized anyone to provide information different from that contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where such offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. In this prospectus, references to “NutraCea”, the “Company”, “we”, “us” and “our” refer to NutraCea, a California corporation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and in any prospectus supplement we may file constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events concerning our business and to our future revenues, operating results, and financial condition. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “forecast,” “predict,” “propose,” “potential,” or “continue” or the negative of those terms or other comparable terminology.

Any forward looking statements contained in this prospectus or any prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. The section of this prospectus captioned “Risk Factors,” beginning on page 4, provides a summary of the various risks that could cause our actual results or future financial condition to differ materially from forward-looking statements made in this prospectus. The factors discussed in this section are not intended to represent a complete list of all the factors that could adversely affect our business, revenues, operating results, or financial condition. Other factors that we have not considered may also have an adverse effect on our business, revenues, operating results, or financial condition, and the factors we have identified could affect us to a greater extent than we currently anticipate. Before making any investment in our securities, we encourage you to carefully read the information contained under the caption “Risk Factors,” as well the other information contained in this prospectus and any prospectus supplement we may file.

“TheraFoods,” “NutraCea,” “NutraBeauticals,” “RiSolubles,” “RiceMucil,” “RiceMucille,” “StaBran,” “SolubleSolutions,” “ZymeBoost,” “NutraHGH,” “Equineceuticals,” “FiberSolutions,” “NutraBreathe,” “LiverBoost,” “RiceLean,” “VetCeuticals,” “PetCeuticals,” Caduceus logo, “HiFiSolubles,” “Therafeed,” “Via-Bran,” “Proventics,” “SuperSolubles,” “Nourishing The Body to Health,” “Proceuticals,” "Cea100," "DiaBoost" and “NutraBalance” are registered trademarks of NutraCea.

RiceX® and RiceX Solubles® are registered trade names of The RiceX Company, NutraCea’s wholly owned subsidiary. Mirachol®, Max "E"® and Max "E" Glo® are registered trademarks of The RiceX Company.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the information contained elsewhere in this prospectus. You should read the entire prospectus, including “Risk Factors” and the financial statements before making an investment decision.

Issuer:	NutraCea 1261 Hawk’s Flight Court El Dorado Hills, California 95762 (916) 933-7000

Description of Business:
We are a developer, formulator and distributor of nutraceutical, health, cosmetic and nutrition products using stabilized rice brand and specially formulated rice bran oil. We have also developed dietary products that provide the benefits of stabilized rice bran and rice bran oil as a nutritional supplement for humans and animals. Consumer products are marketed under the TheraFoods® name. Medical supplements are marketed under the NutraCea® name. Products for veterinary and animal use are marketed under the NutraGlo® name. Cosmetics are marketed under the NutraBeautical® name. A description of our business begins on page 30 of this prospectus.

On October 4, 2005, we acquired The RiceX Company. The RiceX Company manufactures and distributes nutritionally dense foods and food ingredients made from stabilized rice bran for supply to the global food manufacturing and equine feed industries. A description of the business of The RiceX Company begins on page 4 of this prospectus.

The Offering:
This offering relates to the resale of shares of our common stock that are outstanding and shares of our common stock that may be acquired from time to time upon conversion of our outstanding Series B preferred stock and upon exercise of outstanding options and warrants. The selling shareholders and the number of shares that may be sold by each are set forth on page 61 of this prospectus.

Shares:	29,486,680 shares of our common stock. A description of our common stock is set forth on page 59 of this prospectus.

Manner of Sale:
The shares of our common stock may be sold from time to time by the selling shareholders in open market or negotiated transactions at prices determined from time to time by the selling shareholders. A description of the manner in which sales may be made is set forth in this prospectus beginning on page 62 of this prospectus.

Use of Proceeds:	We will not receive any of the proceeds from the sale of our common stock by the selling shareholders.

Risk Factors:
The securities offered hereby involve a high degree of risk and will result in immediate and substantial dilution. A discussion of additional risk factors relating to our stock, our business and this offering begins on page 4 of this prospectus.

RISK FACTORS

Please carefully consider the specific factors set forth below as well as the other information contained in this prospectus before purchasing shares of our common stock. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements.

Risks Related to Our Business

We have a limited operating history and have not generated a profit since we began operations.

We began operations in February 2000 and have incurred losses in each reporting period since commencing operations. Our prospects for financial success are difficult to forecast because we have a relatively limited operating history. Our prospects for financial success must be considered in light of the risks, expenses and difficulties frequently encountered by companies in new, unproven and rapidly evolving markets. Our business could be subject to any or all of the problems, expenses, delays and risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in product development, possible cost overruns due to price and cost increases in raw product and manufacturing processes, uncertain market acceptance, and inability to respond effectively to competitive developments and attract, retain and motivate qualified employees. Therefore, there can be no assurance that our business or products will be successful, that we will be able to achieve or maintain profitable operations, or that we will not encounter unforeseen difficulties that may deplete its capital resources more rapidly than anticipated.

We may need to obtain additional funds to finance long-term product research and development as well as fund current operations.

We have not generated a positive cash flow from operations in any period since commencing operations. While we believe that we have adequate cash reserves and working capital to fund current operations, our ability to meet long term business objectives and debt obligations is dependent upon our ability to raise additional financing through public or private equity financings, establish increasing cash flow from operations, enter into collaborative or other arrangements with corporate sources, or secure other sources of financing to fund long-term operations. There is no assurance that external funds will be available on terms acceptable to us in sufficient amount to finance operations until we do reach positive cash flow or that we will reach positive cash flow. In addition, any issuance of securities to obtain such funds would dilute percentage ownership of our shareholders. Such dilution could also have an adverse impact on our earnings per share and reduce the price of our common stock.

We may not realize the anticipated benefits from the RiceX transaction because of integration difficulties and other challenges.

If we fail to meet the challenges involved in successfully integrating the operations of NutraCea and RiceX or to realize any of the anticipated benefits or synergies of the RiceX transaction could seriously harm our results. Realizing the benefits of the RiceX transaction will depend in part on our ability to overcome significant challenges, such as timely, efficient and successful execution of post-merger strategies, including:

•	combining the operations of two companies;

•	retaining and assimilating the key personnel of each company;

•	integrating the technology and products of the two companies;

•	retaining existing customers and strategic partners of both companies and attracting new customers and strategic partners; and

•	successfully exploiting potential synergies of the two companies.

The risks related to the execution of these post-merger strategies include:

•	potential disruption of our ongoing business and distraction of our management resulting from the efforts to combine and integrate NutraCea's and RiceX's operations;

•	difficulties associated with successfully coordinating our management;

•	difficulties inherent in creating successful strategies for coordinating sales and marketing plans for the products and services of the two companies;

•	the risk that synergies anticipated for our products will not be achieved or may not be realized within the timeframe currently anticipated;

•	the possibility that efforts to achieve operating expense reductions may be unsuccessful or give rise to unexpected liabilities;

•	the potential need to demonstrate to customers that the merger will not result in adverse changes in customer service standards or business;

•	impairment of relationships with employees, suppliers and customers as a result of the integration of new management personnel; and

•	failure to retain key employees, including members of the management team.

There are significant market risks associated with our business.

We have formulated our business plan and strategies based on certain assumptions regarding the size of the rice bran market, our anticipated share of this market and the estimated price and acceptance of our products. These assumptions are based on the best estimates of our management; however there can be no assurance that our assessments regarding market size, potential market share attainable by us, the price at which we will be able to sell our products, market acceptance of our products or a variety of other factors will prove to be correct. Any future success may depend upon factors including changes in the dietary supplement industry, governmental regulation, increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs including costs of production, supplies, personnel, equipment, and reduced margins caused by competitive pressures.

We rely upon a limited number of product offerings.

All of our products are based on stabilized rice bran. Although we will market rice bran as a dietary supplement, as an active food ingredient for inclusion in our products and in other companies' products, and in other ways, a decline in the market demand for our products, as well as the products of other companies utilizing our products, could have a significant adverse impact on us.

We are dependent upon our marketing efforts.

We are dependent on our ability to market products to animal food producers, food manufacturers, mass merchandise and health food retailers, and to other companies for use in their products. We must increase the level of awareness of dietary supplements in general and our products in particular. We will be required to devote substantial management and financial resources to these marketing and advertising efforts and there can be no assurance that it will be successful.

We rely upon an adequate supply of raw rice bran.

Our proprietary technology is used to stabilize rice bran, which is a by-product from milling paddy rice to white rice. We currently have a supply arrangement with one of the largest rice mills in the United States, Farmers Rice Cooperative. We are pursuing other supply sources in the United States and in foreign countries. However, there can be no assurance that we will continue to secure adequate sources of raw rice bran to meet our requirements to produce stabilized rice bran products. Since rice bran has a limited shelf life, the supply of rice bran is affected by the amount of rice planted and harvested each year. If economic or weather conditions adversely affect the amount of rice planted or harvested, the cost of rice bran products that we use may increase. We are not generally able to pass cost increases to our customers and any increase in the cost of stabilized rice bran products would have an adverse effect on our results of operations.

The inability of our production plants to produce stabilized rice bran products to fulfill our current and future requirements could materially and adversely adverse affect our business, results from operations, and financial condition.

We have a unique process to stabilize rice bran products that results in an increase of the shelf life of such products from hours to at least one year. We require this long shelf life in our products to avoid unacceptable losses from spoilage. Our ability to manufacture rice bran raw materials is currently limited to the production capability of our facility at Farmers Rice Cooperative and our isolate plant in Dillon, Montana. Between the Dillon, Montana plant and the facility at Farmers Rice Cooperative, we currently are capable of producing all of our required rice bran raw materials, but that capacity may not be sufficient to meet all of our long-term supply needs.

We face competition.

Competition in our targeted industries, including nutraceuticals, functional food ingredients, rice bran oils, animal feed supplements and companion pet food ingredients is vigorous, with a large number of businesses engaged in the various industries. Many of our competitors have established reputations for successfully developing and marketing their products, including products that incorporate bran from other cereal grains and other alternative ingredients that are widely recognized as providing similar benefits as rice bran. In addition, many of our competitors have greater financial, managerial, and technical resources than us. If we are not successful in competing in these markets, we may not be able to attain our business objectives.

Our products could fail to meet applicable regulations which could have a material adverse affect on our financial performance.

The dietary supplement and cosmetic industries are subject to considerable government regulation, both as to efficacy as well as labeling and advertising. There is no assurance that all of our products and marketing strategies will satisfy all of the applicable regulations of the Dietary Supplement, Health and Education Act, the Food, Drug and Cosmetic Act, the U.S. Food and Drug Administration and/or the U.S. Federal Trade Commission. Failure to meet any applicable regulations would require us to limit the production or marketing of any non-compliant products or advertising, which could subject us to financial or other penalties.

Our success depends in part on our ability to obtain patents, licenses and other intellectual property rights for our products and technology.

NutraCea has one patent entitled Methods for Treating Joint Inflammation, Pain and Loss of Mobility, which covers both humans and mammals. In addition, RiceX has five United States patents and may decide to file corresponding international applications. RiceX holds patents to the production of Beta Glucan and to a micro nutrient enriched rice bran oil process. RiceX also holds patents to a method to treat high cholesterol, to a method to treat diabetes and to a process for producing Higher Value Fractions from stabilized rice bran. The process of seeking patent protection may be long and expensive, and there can be no assurance that patents will be issued, that we will be able to protect our technology adequately, or that competition will not be able to develop similar technology. There currently are no claims or lawsuits pending or threatened against us or RiceX regarding possible infringement claims, but there can be no assurance that infringement claims by third parties, or claims for indemnification resulting from infringement claims, will not be asserted in the future or that such assertions, if proven to be accurate, will not have a material adverse affect on our business, financial condition and results of operations. In the future, litigation may be necessary to enforce our patents, to protect our trade secrets or know-how or to defend against claimed infringement of the rights of others and to determine the scope and validity of the proprietary rights of others. Any litigation could result in substantial cost and diversion of our efforts, which could have a material adverse affect on our financial condition and results of operations. Adverse determinations in any litigation could result in the loss of our proprietary rights, subjecting us to significant liabilities to third parties, require us to seek licenses from third parties or prevent us from manufacturing or selling our systems, any of which could have a material adverse affect on our financial condition and results of operations. There can be no assurance that a license under a third party's intellectual property rights will be available to us on reasonable terms, if at all.

We are dependent on key employees and consultants.

Our success depends upon the efforts of our top management team, including the efforts of Bradley D. Edson, our President and Chief Executive Officer, Todd C. Crow, our Chief Financial Officer, Ike E. Lynch, our Chief Operating Officer, Patricia McPeak, our founder and former Chief Executive Officer, Margie D. Adelman, our Secretary and Senior Vice President, and Reddy Cherukuri and Rukmini Cheruvanky, our primary research scientists. Although we have written employment agreements or consulting agreements with each of the foregoing individuals there is no assurance that such individuals will not die or become disabled. In addition, our success is dependent upon our ability to attract and retain key management persons for positions relating to the marketing and distribution of our products. There is no assurance that we will be able to recruit and employ such executives at times and on terms acceptable to us.

Our products may require clinical trials to establish efficacy and safety.

Certain of our products may require clinical trials to establish our benefit claims or their safety and efficacy. Such trials can require a significant amount of resources and there is no assurance that such trials will be favorable to the claims we make for our products, or that the cumulative authority established by such trials will be sufficient to support our claims. Moreover, both the findings and methodology of such trials are subject to challenge by the FDA and scientific bodies. If the findings of our trials are challenged or found to be insufficient to support our claims, additional trials may be required before such products can be marketed.

Risks Related to Our Stock

Our Stock Price is Volatile.

The market price of a share of our common stock has fluctuated significantly in the past and may continue to fluctuate significantly in the future. During 2005, through November 15, the high and low sales prices of a share of NutraCea common stock were $1.81 and $0.30, respectively. During 2004, the high and low sales prices of a share of our common stock were $2.14 and $0.29, respectively. The market price of a share of our common stock may continue to fluctuate in response to a number of factors, including:

•	announcements of new products or product enhancements by us or our competitors;

•	fluctuations in our quarterly or annual operating results;

•	developments in our relationships with customers and suppliers;

•	the loss of services of one or more of our executive officers or other key employees;

•	announcements of technological innovations or new systems or enhancements used by us or its competitors;

•	developments in our or our competitors intellectual property rights;

•	adverse effects to our operating results due to impariment of goodwill;

•	failure to meet the expectation of securities analysts' or the public; and

•	general economic and market conditions.

We have significant "equity overhang" which could adversely affect the market price of our common stock and impair our ability to raise additional capital through the sale of equity securities.

As of October 21, 2005, NutraCea had approximately 66,891,667 shares of common stock outstanding and 7,850 shares of preferred stock outstanding, which preferred shares are convertible into 15,700,000 shares of our common stock. Additionally, as of October 21, 2005, options and warrants to purchase a total of 29,055,359 shares of our common stock were outstanding. The possibility that substantial amounts of our outstanding common stock may be sold by investors or the perception that such sales could occur, often called "equity overhang," could adversely affect the market price of our common stock and could impair our ability to raise additional capital through the sale of equity securities in the future.

We may need to raise funds through debt or equity financings in the future, which would dilute the ownership of our existing shareholders and possibly subordinate certain of their rights to the rights of new investors.

We may choose to raise additional funds in debt or equity financings if they are available to us on terms it believes reasonable to increase its working capital, strengthen its financial position or to make acquisitions. Any sales of additional equity or convertible debt securities would result in dilution of the equity interests of our existing shareholders, which could be substantial. Additionally, if we issue shares of preferred stock or convertible debt to raise funds, the holders of those securities might be entitled to various preferential rights over the holders of our common stock, including repayment of their investment, and possibly additional amounts, before any payments could be made to holders of our common stock in connection with an acquisition of the company. Such preferred shares, if authorized, might be granted rights and preferences that would be senior to, or otherwise adversely affect, the rights and the value of our common stock. Also, new investors may require that we and certain of our shareholders enter into voting arrangements that give them additional voting control or representation on our board of directors.

Inadequate market liquidity may make it difficult to sell our stock.

There is currently a public market for our common stock, but we can give no assurance that there will always be such a market. Only a limited number of shares of our common stock are actively traded in the public market and we cannot give assurance that the market for our stock will develop sufficiently to create significant market liquidity. An investor may find it difficult or impossible to sell shares of our common stock in the public market because of the limited number of potential buyers at any time. In addition, the shares of our common stock are not eligible as a margin security and lending institutions may not accept our common stock as collateral for a loan.

The application of the “penny stock regulation” could adversely affect the market price of our common stock

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to “penny stock rules” that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Consequently, the “penny stock rules” may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market.

The senior rights and preferences of our outstanding Series B preferred stock may have an adverse economic effect on our common shareholders and could impair our ability to obtain future financing when and if needed.

As long as any shares of our Series B preferred stock remain outstanding, Series B preferred shareholders will enjoy various economic rights and contractual benefits not held by our common shareholders. Most significantly, holders of Series B preferred stock are entitled to a liquidation preference upon a liquidation of NutraCea, and for purposes of the Series B preferred stock, a liquidation is deemed to include a merger, acquisition, or similar transaction involving NutraCea. As a result, the Series B preferred stock is entitled to receive its liquidation preference prior to any payments or distributions being made to holders of our common stock. After payment of the liquidation preference, holders of Series B preferred stock and holders of common stock share pro-rata in any remaining proceeds. The aggregate outstanding liquidation preference of our Series B preferred stock currently totals approximately $7.85 million. Holders of our Series B preferred stock also hold certain preferential voting rights, including the right to approve liquidation events and future financings.

Based on the senior rights of the Series B preferred stock, particularly the liquidation preference, common shareholders may receive a substantially reduced portion of the proceeds of any merger, acquisition, or other liquidation of NutraCea compared to the amount they would have received if the Series B preferred stock were converted into common stock. In addition, any new investor who may wish to invest any substantial amounts of capital in NutraCea may require that any securities it purchases rank senior in priority to the Series B preferred stock. Based on the rights of the Series B preferred shareholders, we would not be able to conclude such a financing without their consent.

The authorization of our preferred stock may have an adverse effect on the rights of holders of our common stock.

We may, without further action or vote by holders of our common stock, designate and issue shares of our preferred stock. The terms of any series of preferred stock could adversely affect the rights of holders of our common stock and thereby reduce the value of our common stock. The designation and issuance of preferred stock favorable to current management or shareholders could make it more difficult to gain control of the Board of Director or remove our current management and may be used to defeat hostile bids for control which might provide shareholders with premiums for their shares.

We may engage in future acquisitions that dilute our shareholders and cause us to incur debt or assume contingent liabilities.

As part of our strategy, we expect to review opportunities to buy other businesses or technologies that would complement its current products, expand the breadth of its markets or enhance technical capabilities, or that may otherwise offer growth opportunities. In the event of any future acquisitions, we could:

•	issue stock that would dilute current shareholders' percentage ownership;

•	incur debt; or

•	assume liabilities.

These purchases also involve numerous risks, including:

•	problems combining the purchased operations, technologies or products;

•	unanticipated costs;

•	diversion of management's attention from our core business;

•	adverse effects on existing business relationships with suppliers and customers;

•	risks associated with entering markets in which we have no or limited prior experience; and

•	potential loss of key employees of purchased organizations.

We cannot assure you that we will be able to successfully integrate RiceX's business or any businesses, products, technologies or personnel that it might purchase in the future.

Compliance with corporate governance and public disclosure regulations may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, and new regulations issued by the Securities and Exchange Commission, are creating uncertainty for companies. In order to comply with these laws, we may need to invest substantial resources to comply with evolving standards, and this investment would result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Our officers and directors have limited liability and have indemnification rights

Our Articles of Incorporation and by-laws provide that we may indemnify our officers and directors against losses sustained or liabilities incurred which arise from any transaction in that officer’s or director’s respective managerial capacity unless that officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction.

USE OF PROCEEDS

The Shares offered by this prospectus are being registered for the account of the selling shareholders. We will not receive any proceeds from the sale of common stock by the selling shareholders.

PRICE RANGE OF COMMON STOCK

On September 17, 1998, our common stock was approved for quotation on the National Association of Securities Dealers’ Over-the-Counter (“OTC”) bulletin board where it traded under the name Alliance Consumer International, Inc., and was quoted under the symbol “ACIL” until June 3, 1999. On June 3, 1999, our common stock was moved to the “Pink Sheets” published by the Pink Sheets LLC (previously National Quotation Bureau, LLC). In May 2001, our common stock was again approved for quotation on the OTC bulletin board and its symbol was changed to “ACIN.” Effective December 17, 2001, we changed our name to NutraStar Incorporated and the common stock began trading on the OTC bulletin board under the symbol “NTRA.” On October 1, 2003, we changed our name to NutraCea and our common stock began trading on the OTC bulletin board under the symbol “NTRC.” On November 12, 2003, we declared a 1:10 reverse stock split. Our post-split shares trade on the OTC Bulletin Board under the Symbol “NTRZ”.

A public trading market having the characteristics of depth, liquidity and orderliness depends upon the existence of market makers as well as the presence of willing buyers and sellers, which are circumstances over which we do not have control. The following table sets forth the high and low sales prices reported by the OTC Bulletin Board for our common stock and its predecessors in the periods indicated. The quotations below reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

NUTRACEA COMMON STOCK	Low	High

Year Ending December 31, 2005
Fourth Quarter (through November 15, 2005)	$0.83	$1.17
Third Quarter	$0.39	$1.81
Second Quarter	$0.39	$0.65
First Quarter	$0.30	$0.67

Year Ended December 31, 2004
First Quarter	$0.85	$2.14
Second Quarter	$0.83	$1.33
Third Quarter	$0.29	$1.16
Fourth Quarter	$0.32	$0.56

Year Ended December 31, 2003
First Quarter	$0.60*	$1.10*
Second Quarter	$0.50*	$1.10*
Third Quarter	$0.70*	$2.90*
Fourth Quarter	$0.75	$1.85

*Represents stock prices adjusted for 1 for 10 share split in November 2003.

As of October 21, 2005, there were approximately 440 holders of record of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently anticipate that we will retain all future earnings for the expansion and operation of our business and do not anticipate paying cash dividends in the foreseeable future. In addition our ability to pay cash dividends on our common stock is limited by the provisions of our Certificate of Determination, Rights and Privileges of Series B Convertible Preferred Stock, which provide that we may not pay dividends on our common stock unless we first pay a dividend on our Series B preferred stock equal to 5% of the sales price for the Series B preferred stock. Based upon the number of shares of Series B preferred stock outstanding as of October 21, 2005, the aggregate dividend preference that our Series B preferred stock would be entitled to receive prior to our paying dividends on our common stock equals $392,500.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On October 4, 2005, NutraCea acquired The RiceX Company, a Delaware corporation (“RiceX”), in a merger transaction pursuant to the terms of an Agreement and Plan of Merger and Reorganization, dated April 4, 2005, by and among NutraCea, Red Acquisition Corporation, a wholly-owned subsidiary of NutraCea, and RiceX (the “Merger Agreement”). At the effective time of the merger, Red Aquisition Corporation merged with and into RiceX, with RiceX surviving the merger as a wholly-owned subsidiary of NutraCea. Pursuant to the Merger Agreement and as a result of the merger, each share of RiceX common stock outstanding immediately prior to the effective time of the merger was converted into the right to receive approximately 0.76799 shares of NutraCea common stock.

The following Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, and the accompanying notes thereto (“Pro Forma Financial Statements”), describe the pro forma effect of NutraCea’s acquisition of RiceX on:

•	NutraCea’s Balance Sheets at September 30, 2005;

•	NutraCea’s Statements of Operations for the Nine Months Ended September 30, 2005; and

•	NutraCea’s Statements of Operations for the Year Ended December 31, 2004.

The Pro Forma Balance Sheets give effect to the acquisition of RiceX as if it had occurred on September 30, 2005, and the Pro Forma Statements of Operations give effect to the acquisition of RiceX as if it had occurred on January 1, 2004. The Pro Forma Financial Statements should be read in conjunction with and are qualified by the historical financial statements and notes thereto of NutraCea and RiceX.

NutraCea has prepared these Pro Forma Financial Statements using the purchase method of accounting for business combinations, which prescribes that assets acquired and liabilities assumed by NutraCea are recorded at estimated fair values. Because the Pro Forma Financial Statements are based upon RiceX’s financial condition and operating results during periods when RiceX was not under the control, influence, or management of NutraCea, the information presented may not be indicative of the results that would have actually occurred had the merger been completed as of January 1, 2004, nor are they indicative of future financial or operating results of NutraCea. The Pro Forma Financial Statements do not give effect to any synergies that may occur due to the integration of RiceX with NutraCea.

The Pro Forma Financial Statements are based on estimates and assumptions which are preliminary. This information is presented for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial condition of NutraCea that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of future consolidated results of operations or financial condition of NutraCea.

NUTRACEA
UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED BALANCE SHEETS
At September 30, 2005

	HISTORICAL (Unaudited)		PRO FORMA (Unaudited)
	RiceX	NutraCea	Adjustment			Combined
ASSETS
Current Assets
Cash and equivalents	$546,148	$389,034	$7,850,000	(h	)	$8,785,182
Fees paid (7%) associated with financing transaction	—	—	(549,500)	(h	)	(549,500)
Investment advisor legal fees paid	—	—	(25,000)	(h	)	(25,000)
NutraCea legal fees for the merger and financing transaction	—	—	(448,521)	(h	)	(448,521)
Payment for 12/4/04 private placement secured promissory note	—	—	(2,400,000)	(h	)	(2,400,000)
Accrued interest paid on private placement secured promissory note	—	—	(137,043)	(h	)	(137,043)
Other RiceX employee compensation	—	—	(260,000)	(e	)	(260,000)
Other NutraCea employee compensation	—	—	(450,000)	(f	)	(450,000)
Marketable securities	—	170,977	—			170,977
Trade receivables	407,618	87,801	(7,342)	(a	)	488,077
Inventory	398,038	391,740	—			789,778
Deposits and other current assets	44,043	410,808	—			454,851

Total Current Assets	1,395,847	1,450,360	3,572,594			6,418,801

Restricted marketable securities	—	170,977	—			170,977
Property and equipment, net	475,026	108,806	5,600,000	(b	)	6,183,832
Depreciation	—	—	(613,889)	(d	)	(613,889)
Patents and trademarks, net	—	354,600	2,000,000	(b	)	2,354,600
Amortization	—	—	(150,000)	(d	)	(150,000)
Other assets, net	2,886	—	—			2,886
Goodwill and other intangibles, net	—	250,001	30,247,991	(b	)	30,497,992

Total Assets	$1,873,759	$2,334,744	$40,656,695			$44,865,198

LIABILITIES AND SHAREHOLDER EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$560,076	$882,684	$(7,342)	(a	)	$1,435,418
NutraCea legal fees for the merger and financing transaction	—	—	(448,521)	(h	)	(448,521)
Accrued expenses	205,800	296,797	(137,043)	(h	)	365,554
Deferred revenue	5,461	—	—			5,461
Due to related party	—	2,010	—			2,010
Current portion of long-term debt	5,433	2,221,684	(2,221,684)	(h	)	5,433
Convertible, mandatorily redeemable series A preferred stock, no par value, $1 stated value, 20,000,000 shares authorized, 0 shares issued and outstanding	—	20,473	(20,473)	(g	)	—

Total Current Liabilities	776,770	3,423,648	(2,835,063)			1,365,355

UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED BALANCE SHEETS
At September 30, 2005
(--Cont.)

	HISTORICAL (Unaudited)		PRO FORMA (Unaudited)
	RiceX	NutraCea	Adjustment			Combined
LIABILITIES AND SHAREHOLDER EQUITY (DEFICIT) (--cont.)
Long-term Liabilities

Long-term debt, net of current portion	11,059	—	—			11,059

Total Liabilities	787,829	3,423,648	(2,835,063)			1,376,414

Shareholder Equity (deficit)
Series B convertible preferred stock, no par value, 25,000 shares authorized, 7,850 shares issued and outstanding	—	—	7,850,000	(h	)	7,850,000

Offering fees, 7%, associated with financing transaction	—	—	(549,500)	(h	)	(549,500)
Valuation of 1,099,000 warrant shares issued with offering	—	—	(911,071)	(h	)	(911,071)
Investment advisor legal fees with the financing transaction	—	—	(25,000)	(h	)	(25,000)
NutraCea legal fees for the merger and financing transaction	—	—	(448,521)	(h	)	(448,521)
Common stock, additional paid in capital	31,945,230	49,608,419	(31,945,230)	(b	)	49,608,419
Aggregate value of NutraCea common stock consideration	—	—	29,120,393	(b1)		29,120,393
Estimated value of the RiceX warrants and options assumed	—	—	9,813,528	(b1)		9,813,528
Valuation of 1,099,000 warrant shares issued with offering	—	—	911,071	(h	)	911,071
Deferred compensation	—	(20,239)				(20,239)
Accumulated deficit	(30,859,300)	(48,639,037)	30,859,300	(b	)	(48,639,037)
NutraCea legal fees for the merger and financing transaction	—	—	448,521	(h	)	448,521
Other RiceX compensation	—	—	(260,000)	(e	)	(260,000)
Other NutraCea compensation	—	—	(450,000)	(f	)	(450,000)
Depreciation	—	—	(613,889)	(d	)	(613,889)
Amortization	—	—	(150,000)	(d	)	(150,000)
Discount on promissory note	—	—	(178,316)	(h	)	(178,316)
	—	—	20,473	(g	)	20,473
Accumulated other comprehensive income, unrealized loss on marketable securities	—	(2,038,046)	—			(2,038,046)
Total Shareholder Equity (Deficit)	1,085,930	(1,088,904)	43,491,758			43,488,784

Total Liabilities and Shareholder Equity (Deficit)	$1,873,759	$2,334,744	$40,656,695			$44,865,198

-- See Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements --

NUTRACEA
UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED STATEMENTS OF OPERATIONS
Nine Months Ended September 30, 2005

	HISTORICAL		PRO FORMA
INCOME STATEMENT	RiceX	NutraCea	Adjustment			Combined
	(Unaudited)	(Unaudited)	(Unaudited)			(Unaudited)
Revenues
Net product sales	$2,767,255	$1,060,271	$(179,923)	(c	)	$3,647,603
Royalties	13,324	—	—			13,324

Total Revenues	2,780,579	1,060,271	(179,923)			3,660,927

COGS	1,123,812	704,569	(179,923)	(c	)	1,648,458
Depreciation	—	—	613,889	(d	)	613,889

Gross Profit	1,656,767	355,702	(613,889)			1,398,580

Operating expense	5,369,087	3,457,937	—			8,827,024
Amortization	—	—	150,000	(d	)	150,000
Other RiceX employee compensation	—	—	260,000	(e	)	260,000
Other NutraCea employee compensation	—	—	450,000	(f	)	450,000
Merger legal expenses capitalized	—	—	(448,521)	(h	)	(448,521)

Loss From Operations	(3,712,320)	(3,102,235)	(1,025,368)			(7,839,923)

Customer deposit forfeiture	—	100,000	—			100,000
Interest income	9,314	6,036	—			15,350
Interest expense	(195)	(715,046)	178,316	(h	)	(536,925)
Provision for income tax	(2,226)	—	—			(2,226)
Total other income (expense)	6,893	(609,010)	178,316			(423,801)

Net Income (Loss)	$(3,705,427)	$(3,711,245)	$(847,052)			$(8,263,724)

Cumulative Preferred Dividends	—	—	—			—

Net Loss Available to Common Shareholders	(3,705,427)	(3,711,245)	(847,052)			(8,263,724)

Basic and Diluted Loss Available to Common Shareholders Per Share	$(0.10)	$(0.10)	—			$(0.13)

Basic and Diluted Weighted-Average Shares Outstanding	36,721,625	36,756,797	(8,541,048)	(b1)		64,937,374

-- See Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements --

NUTRACEA
UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED STATEMENTS OF OPERATIONS
Year Ended December 31, 2004

	HISTORICAL		PRO FORMA
INCOME STATEMENT	RiceX	NutraCea	Adjustment			Combined
			(Unaudited)			(Unaudited)
Revenues
Net product sales	$4,010,186	$1,009,729	$(405,000)	(c	)	$4,614,915
Royalties	—	—	—			—
Licensing fees	—	214,500	—			214,500

Total Revenues	4,010,186	1,224,229	(405,000)			4,829,415

COGS	1,655,940	600,129	(405,000)	(c	)	1,851,069
Depreciation	—	—	818,519	(d	)	818,519

Gross Profit	2,354,246	624,100	(818,519)			2,159,827

Operating expense	3,268,220	24,175,462	—			27,443,682
Amortization	—	—	200,000	(d	)	200,000
Other RiceX employee compensation	—	—	260,000	(e	)	260,000
Other NutraCea employee compensation	—	—	450,000	(f	)	450,000
Merger legal expenses capitalized	—	—	(448,521)	(h	)	(448,521)

Loss From Operations	(913,974)	(23,551,362)	(1,279,998)			(25,745,334)

Customer deposit forfeiture	—	—	—			—
Interest income	33,070	4,497	—			37,567
Interest expense	—	(27,602)	178,316	(h	)	150,714
Provision for income tax	1,650	—	—			1,650
Total other income (expense)	31,420	(23,105)	178,316			186,631

Net Income (Loss)	$(882,554)	$(23,574,467)	$(1,101,682)			$(25,558,703)

Cumulative Preferred Dividends	—	8,373	—			8,373

Net Loss Available to Common Shareholders	(882,554)	(23,582,840)	(1,101,682)			(25,567,076)

Basic and Diluted Loss Available to Common Shareholders Per Share	$(0.02)	$(1.18)	—			$(0.53)

Basic and Diluted Weighted-Average Shares Outstanding	37,061,242	19,905,965	(8,541,048)	(b1)		48,426,159

-- See Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements -

NUTRACEA

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED CONSOLIDATED FINANCIAL STATEMENTS
For the Periods Ended December 31, 2004 and September 30, 2005

1.	Basis of Presentation.

The accompanying Unaudited Pro Forma Condensed Combined Consolidated Financial Statements are presented for illustrative purposes only and do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of NutraCea and RiceX’s operations. In addition, actual results may be different from the projections set forth in these Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

As of the date of this document, NutraCea has not obtained, and does not presently intend to obtain, a third-party appraisal for the purchase price allocation, however, it has estimated the fair value of the assets acquired and allocated the purchase price accordingly. If an actual third-party appraisal is obtained by NutraCea in the future, the appraisal may contain allocations that are materially different than those presented in these Unaudited Pro Forma Condensed Combined Consolidated Financial Statements. In addition, these Unaudited Pro Forma Condensed Combined Consolidated Financial Statements have not been adjusted, as may be necessary, to conform the RiceX data to NutraCea’s accounting policies.

2.	Pro Forma Adjustments.

(a)    The Pro Forma Condensed Combined Consolidated Balance Sheet is derived from the unaudited balance sheet of RiceX as of September 30, 2005 and has been adjusted to record eliminating adjustments from transactions between RiceX and NutraCea. For purposes of the Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet, eliminating adjustments consist of trade receivables and trade payables between RiceX and NutraCea for product sales and purchases, as well as for sublease amounts.

(b)    This entry reflects the preliminary allocation of the purchase price to identifiable net assets acquired and the excess purchase price to “Goodwill and other intangibles, net” as follows:

	Common Stock	Additional Capital	Total

Value of NutraCea common stock issued to RiceX shareholders:	$—	$38,933,921	$38,933,921

Estimate of fair value of identifiable net assets acquired:

RiceX equity			1,085,930
Estimate of fair value adjustment of property, plant and equipment			5,600,000
Estimate of fair value adjustment of RiceX intellectual property			2,000,000
Estimate of fair value of identifiable net assets acquired			8,685,930
Goodwill and other intangibles, net			$30,247,991

(b1)   The purchase price allocation included within these Unaudited Pro Forma Condensed combined Financial Statements is based upon a purchase price of $38,933,921, calculated as follows:

RiceX shares outstanding at October 4, 2005	36,813,274
Merger exchange ratio	0.76799
NutraCea shares reserved for issuance to RiceX shareholders	28,272,226
Net change in total combined common shares outstanding	(8,541,048)
Price per share (NutraCea closing price as of October 4, 2005)	$1.03
Aggregate value of NutraCea common stock consideration	29,120,393
Value attributed to par, no par	—
Balance to capital in excess of par value	29,120,393
Estimated value of the RiceX warrants and options assumed**	9,813,528
Total estimated consideration	$38,933,921

** The purchase price allocation discussed herein accounts for the assumption by NutraCea of the outstanding RiceX options and warrants to purchase up to 15,378,465 shares of RiceX common stock that are “in-the-money” (i.e. exercisable at $1.03 per share or less), which, based on the conversion ratio of 0.76799 per share of RiceX common stock (and assuming employees will exercise the “net exercise” provision), would result in the issuance by NutraCea of options and warrants to purchase up to 11,733,708 additional shares of NutraCea common stock. The possible issuance of an additional 11,733,708 shares of NutraCea common stock would be distributed among third party warrant and option holders (warrants to purchase 3,762,740 shares of NutraCea common stock) and RiceX current employees and directors (options to purchase 7,970,968 shares of NutraCea common stock). Using the Black-Scholes option-pricing model, the estimated fair value of the aggregate warrants and options underlying the shares would be $9,813,528, or $0.84 per share.

(c)    The Pro Forma Condensed Combined Consolidated Statements of Operations are derived from the audited Statements of RiceX for the period ended December 31, 2004 and the unaudited Statements of RiceX for the period ended September 30, 2005, and has been adjusted to record eliminating adjustments from transactions between RiceX and NutraCea. For purposes of the Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations, eliminating adjustments consist of product sales and cost of goods sold between RiceX and NutraCea.

(d)    This entry reflects the estimate and additional depreciation expense associated with the estimate of fair value of property, plant and equipment. NutraCea has estimated the fair value of property, plant and equipment for presentation of the purchase price allocation. If NutraCea obtains a third-party appraisal of the purchase price allocation, the appraisal may contain allocations that are materially different than those presented in these Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

(d)(i)       Estimate of fair value of property, plant and equipment:

			Depreciation
		Life / Yr.	Yearly	Nine Months
Property, Plant & Equipment	$5,600,000	3-10	$818,519	$613,889

(d)(ii)      Estimate of fair value adjustment of RiceX intellectual property (patents, trademarks, and trade secrets):

			Amortization
		Life / Yr.	Yearly	Nine Months
Intellectual Property	$2,000,000	10	$200,000	$150,000

(e)    The Unaudited Pro Forma Condensed Financial Statements have been adjusted for compensation to RiceX employees in accordance with the Merger Agreement as follows: (i) retention bonuses for three RiceX executives (at $50,000 each) totaling $150,000; and (ii) accrued vacation payout to RiceX employees in the aggregate amount of $110,000.

(f)    The Unaudited Pro Forma Condensed Combined Financial Statements have been adjusted for compensation to NutraCea as follows: (i) in accordance with an employment agreement, a merger success bonus for a NutraCea executive for $250,000 was awarded following the closing of the merger; and (ii) a corporate discretionary merger success bonus was awarded to two NutraCea executives totaling $200,000 (at $50,000 and $150,000, respectively).

(g)    The Unaudited Pro Forma Condensed Combined Financial Statements have been adjusted to eliminate a cash dividend of $20,473 owed by NutraCea to RiceX by virtue of RiceX’s prior ownership of certain shares of NutraCea Series A Convertible Preferred Stock.

(h)    These entries reflect NutraCea satisfying its closing requirement of debt retirement and the infusion of an additional $2.5 million in cash through a private placement of its securities. On September 28, 2005, NutraCea entered into a Securities Purchase Agreement and a Registrations Rights Agreement in connection with a private placement of its securities to certain investors for aggregate gross proceeds of approximately $7.85 million (approximately $7.3 million after estimated offering expenses). Upon the closing of the transaction on October 4, 2005, the investors purchased an aggregate of 7,850 shares of Series B Convertible Preferred Stock at a price of $1,000 per share pursuant to the Purchase Agreement. The preferred shares can be converted to shares of common stock at a conversion rate of 2,000 shares of common stock for each preferred share issued in the transaction. Additionally, pursuant to the Purchase Agreement, the investors were issued warrants to purchase an aggregate of 7,850,000 shares of common stock at an exercise price of $0.70 per share. The warrants have a term of five years and are immediately exercisable. An advisor for the financing received a customary fee based on aggregate gross proceeds received from the investors and a warrant to purchase 1,099,000 shares of common stock at an exercise price per share of $0.50 per share.

Total NutraCea merger financing transaction and use of funds:	Series B Preferred Stock	Additional Capital	Total

Sale of series B convertible preferred stock, 7,850 shares at $1,000 per share	$7,850,000	—	$7,850,000
Offering fees (7%) associated with financing transaction	(549,500)	—	(549,500)
Valuation of 1,099,000 warrant shares issued in conjunction with Offering (non-cash transaction)	(911,071)	—	(911,071)
Investment advisor legal fees associated with the financing transaction	(25,000)	—	(25,000)
NutraCea legal fees associated with the merger and financing transaction	$(448,521)	—	(448,521)
Total financing, net			5,915,908

Retire debt in connection with December 22, 2004 private placement of secured promissory note			(2,400,000)
Discount on promissory note			178,316
Interest expense non-cash			(178,316)
Accrued interest on private placement secured promissory note			(137,043)
Total debt and accrued interest retired			$(2,537,043)

3.	Federal Income Tax Consequences of Merger.

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements assume that the merger qualifies as a tax-free reorganization for federal income tax purposes.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion on ours financial condition and results of operations should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Prospectus.

Note Regarding Forward-Looking Statements

This discussion contains forward-looking statements that relate to future events or future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential" or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks outlined under "Risk Factors" and elsewhere in this Prospectus.

Recent Developments

Merger with The RiceX Company. On October 4, 2005, NutraCea acquired The RiceX Company, or RiceX, by merger pursuant to the terms of an Agreement and Plan of Merger and Reorganization, dated April 4, 2005, by and among NutraCea, Red Acquisition Corporation, a wholly owned subsidiary of NutraCea and RiceX (“Merger Agreement”). At the effective time of the merger, Red Acquisition Corporation merged with and into RiceX, with RiceX surviving the merger as a wholly-owned subsidiary of NutraCea. Pursuant to the Merger Agreement and as a result of the Merger, each share of RiceX common stock outstanding immediately prior to the effective time of the merger was converted into the right to receive 0.76799 shares of NutraCea’s common stock.

In connection with the merger, NutraCea issued 28,272,226 shares of NutraCea common stock to holders of RiceX common stock. In addition, NutraCea assumed each outstanding option and warrant to purchase RiceX common stock and converted those options and warrants into options and warrants to purchase an aggregate of 11,810,507 shares of NutraCea common stock.

Pursuant to the terms of the merger, the number of directors serving on NutraCea’s board of directors increased from five to seven.

Financing Transaction. On September 28, 2005, NutraCea entered into a Securities Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) in connection with a private placement of its securities to certain investors for aggregate gross proceeds of approximately $7.85 million. Upon closing of the transaction on October 4, 2005, the investors purchased an aggregate of 7,850 shares of NutraCea’s Series B Convertible Preferred Stock (the “Preferred Shares”) at a price of $1,000.00 per share pursuant to the Purchase Agreement. The Preferred Shares can be converted to shares of NutraCea common stock at a conversion rate of 2,000 shares of common stock for each Preferred Share issued in the transaction. Additionally, pursuant to the Purchase Agreement, the investors were issued warrants to purchase an aggregate of 7,850,000 shares of NutraCea common stock at an exercise price of $0.70 per share. The warrants have a term of five years and are immediately exercisable.

On September 13, 2005 NutraCea entered into an agreement with Dominican Republic rice mill whereby the two companies will form a joint venture to install equipment to annually produce at least 5,000 metric tons of stabilized rice bran. The joint venture will be equally owned by the two companies and will commercially sell stabilized rice bran products through retail and government in the Dominican Republic and Haiti.

In November 2005 NutraCea signed a Supply and Distribution Agreement with T. Geddes Grant, a Jamaican Corporation. The agreement requires NutraCea to deliver a customized formulated and fortified RiSolubles mix to T. Geddes Grant. The agreement requires that T. Geddes Grant purchase a minimum of $4,500,000 of the custom formulation per year for a term of two years. Under the terms of the agreement, T. Geddes Grant is also appointed as exclusive distributor for the territory of Jamaica, Barbados and Trinidad. T. Geddes Grant is obligated to obtain all necessary regulatory approvals for marketing NutraCea products in the Territory and use its best efforts to develop commercial sales in the Territory.

Comparison of Results for the Years Ended December 31, 2004 and 2003

Our revenues decreased by $311,924, to $1,224,229 in 2004, from $1,536,153 in 2003. The 20% decrease resulted from a decrease of approximately $730,500 in sales by our equine division from $1,248,996 in 2003 to $600,976 in 2004. This decrease was partially offset by product licensing fees of $214,500 in 2004 ($0 in 2003).

Cost of goods sold decreased by $245,539 to $600,129 in 2004, from $845,668 in 2003. This 29% decrease results primarily from a decrease in cost of goods sold from our equine division of $321,371 in 2004.

Gross profit decreased by $66,385 to $624,100 in 2004, from $690,485 in 2003. This 10% decrease is due to lower equine division sales, which have been partially offset by the licensing fees revenue in 2004.

Operating expenses increased by $15,257,973 to $24,175,462 in 2004, from $8,917,489 in 2003. This increase was primarily due to increased non-cash expenses related to issuances of common stock and common stock warrant and option awards. These non-cash items totaled $21,911,193 in 2004 and $1,577,938 in 2003. During 2004, these non-cash expenses included $8,360,000 relating to the issuance of 5.5 million restricted shares of common stock to our CEO for services rendered and repayment of debt; $4,100,603 representing the value of restricted shares and shares covered by the our S-8 registration statement issued to officers, directors and consultants for services; and $8,537,516 representing the value of options and warrants issued to various employees and consultants. During 2003, non-cash expenses included $14,795 representing the value of restricted stock issued to consultants for services; $1,233,567 representing the value of options issued to consultants; and $329,576 representing the value of options issued to employees and directors. The increased issuance of restricted stock, options and warrants during 2004 was deemed necessary by management to retain and compensate officers, directors, consultants and employees while conserving cash assets that would otherwise have been expended for these purposes. Management expects in the future to reduce the amount of securities issued as compensation in light of expected future increases in cash assets due to anticipated increases in revenue and anticipated availability of additional investment capital from outside sources. However, if additional invested capital is not realized as anticipated, we may be required to issue additional restricted stock, options and/or warrants to compensate service providers in the current fiscal year. Also, professional fees increased $703,360 to $1,122,250 in 2004 from $418,890 in 2003. Primary reasons for the increase in professional fees include the use of consultants instead of hiring permanent employees ($351,820), legal fees associated with transactions ($157,570), and additional costs associated with public filings ($109,042). Employee wages and related expense increased by $153,640 due to increased bonuses of $305,000 which were partially offset by reductions in the total number of employees.

Interest expense decreased by $4,283,194 to $27,602 in 2004, from $4,310,796 in 2003 primarily due to the recording of $4,224,246 in interest expense in 2003 relating to modifications of stock option and warrant awards attached to debt as a result of the 1 for 10 reverse stock split occurring on November 12, 2003.

Comparison of Results for the Nine-Months Ended September 30, 2005 and 2004

Our revenues increased by $397,361, to $1,060,271 for the nine months ended September 30, 2005 from $662,910 for the nine months ended September 30, 2004. Human product sales increased by 24% due to increased medical food sales while the NutraGlo animal products subsidiary accounted for 76% of the increase in revenues due to increased orders from its primary equine customer.

Costs of goods sold increased by $308,075 to $704,569 for the nine months ended September 30, 2005 from $396,494 for the nine months ended September 30, 2004. The increase in costs of goods sold generally reflects the increase in products sold during the first nine months of 2005 as well as a small deterioration in our gross profit margin from 37% in 2004 to 34% in 2005.

Operating expenses decreased by $18,109,638, to $3,457,937 for the nine months ended September 30, 2005 from $21,567,575 for the nine months ended September 30, 2004. Most of the decrease is due to an $18,075,295 reduction in expenses related to non-cash stock and option awards in 2005 as compared to 2004. During the first nine months of 2005, we issued stock valued at $812,200 to consultants and employees as compensation and stock options valued at $479,449 to consultants and employees as compensation. The significant decrease in non-cash expenses reflects management’s intention to reduce the amount of compensation paid with our stock or options/warrants. Management expects the reduced amount of securities issued as compensation during 2005 to be indicative of the future levels of securities issuances for compensation purposes. Management hopes that increasing revenues and the availability of invested capital will allow us to pay more of its operating expenses with cash rather than securities.

Other decreases in expenses include reduced commissions and finders fees in the amount of $209,437 and marketing expense of $77,961. Offsetting these decreases in expenses during the nine months ended September 30, 2005 compared to the nine months ended September 30, 2004, were the increase in salaries of $91,496 to $451,191 from $359,695; the increase in legal fees of $208,519 to $241,781 from $33,263; and the increase in travel and entertainment of $45,278 to $108,646 from $63,367. The salary and travel expense increases related primarily to more executive employees generating additional business during the quarter while the significant increase in legal fees relate primarily to the merger transaction with The RiceX Company.

A customer forfeited its $100,000 deposit by terminating a technology rights agreement which resulted in $100,000 of other income for the nine months ended September 30, 2005.

Interest expense increased substantially to $715,046 for the nine months ended September 30, 2005 from $495 for the nine months ended September 30, 2004. The increase is due to $128,536 of interest expense on notes payable that were funded in December 2004 and amortization of debt discount of $586,510 related to the same notes payable.

The net loss for the nine months ended September 30, 2005 was $3,559,689 compared to a net loss of $21,297,570 recorded for the nine months ended September 30, 2004. The lower net loss for the first nine months of 2005 was due primarily to the higher non-cash stock and options expensed during the first nine months of 2004.

Liquidity and Capital Resources

We have incurred significant operating losses since its inception, and, as of September 30, 2005 we had an accumulated deficit of $48,639,037. We used approximately $557,000 of cash to fund operations during the quarter ended September 30, 2005 leaving a cash and cash equivalents balance of $389,034 at September 30, 2005 and a working capital deficit of $1,973,288. The cash is not deemed sufficient to cover our operating deficits, expanded business plan and growth, nor the repayment of debt obligations.

To date, we have funded our operations, in addition to sales revenues, through a combination of short-term debt and the issuance of common and preferred stock. During the nine months ended September 30, 2005, we issued a total of 2,388,897 shares of common stock of which 1,957,897 shares were issued as compensation to our officers and consultants. We continue to pursue cost cutting and expense deferral strategies in order to conserve working capital.

Subsequent to September 30, 2005, on October 4, 2005 we completed a private placement of securities which generated aggregate gross proceeds of approximately $7.85 million (approximately $7.3 million after estimated offering expenses). This subsequent sale of securities will provide additional operating capital for at least the next 12 months for NutraCea.

As of September 30, 2005, our principal commitments include a lease commitment for our corporate offices of $ 6,366 per month that expires in September 2006.

In addition to the capital raised on October 4, 2005, our management believes that it may need to raise additional capital to continue to develop, promote and conduct its operations. Such additional capital may be raised through public or private financing as well as borrowing from other sources. Although we believe that current and/or future investors will continue to fund our expenses, there is no assurance that such investors will continue to fund our ongoing operations or that the terms upon which such investments would be made will be favorable to us.

Critical Accounting Policies

The discussion and analysis of NutraCea's financial condition and results of operations is based upon NutraCea's consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of financial statements requires managers to make estimates and disclosures on the date of the financial statements. On an on-going basis, NutraCea evaluates its estimates, including, but not limited to, those related to revenue recognition. NutraCea uses authoritative pronouncements, historical experience and other assumptions as the basis for making judgments. Actual results could differ from those estimates. NutraCea believes the following critical accounting policies affect its more significant judgments and estimates in the preparation of its consolidated financial statements.

Revenue recognition

NutraCea is required to make judgments based on historical experience and future expectations, as to the realizability of shipments made to its customers. These judgments are required to assess the propriety of the recognition of revenue based on Staff Accounting Bulletin No. 101, "Revenue Recognition," and related guidance. NutraCea makes these assessments based on the following factors: (a) customer-specific information, (b) return policies, and (c) historical experience for issues not yet identified.

Valuation of long-lived assets

Long-lived assets, consisting primarily of property and equipment, patents and trademarks, and goodwill, comprise a significant portion of NutraCea's total assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that their carrying values may not be recoverable. Recoverability of assets is measured by a comparison of the carrying value of an asset to the future net cash flows expected to be generated by those assets. The cash flow projections are based on historical experience, management's view of growth rates within the industry, and the anticipated future economic environment.

Factors NutraCea considers important that could trigger a review for impairment include the following:

(a) significant underperformance relative to expected historical or projected future operating results,

(b) significant changes in the manner of its use of the acquired assets or the strategy of its overall business, and

(c) significant negative industry or economic trends.

When NutraCea determines that the carrying value of patents and trademarks, long-lived assets and related goodwill and enterprise-level goodwill may not be recoverable based upon the existence of one or more of the above indicators of impairment, it measures any impairment based on a projected discounted cash flow method using a discount rate determined by its management to be commensurate with the risk inherent in its current business model.

Marketable securities

Marketable securities are marked to market at each period end. Any unrealized gains and losses on the marketable securities are excluded from operating results and are recorded as a component of "Other comprehensive income (loss)." If declines in value are deemed other than temporary, losses are reflected in "Net income (loss)."

Inventory

Inventory is stated at the lower of cost (first-in, first-out) or market and consists of nutraceutical products manufactured by RiceX, which NutraCea then enhances for final distribution to its customers. While NutraCea has an inventory of these products, which contain ingredients supplied by RiceX, any significant prolonged shortage of these ingredients or of the supplies used to enhance these ingredients could materially adversely affect NutraCea's results of operations.

Property and equipment

Property and equipment are stated at cost. NutraCea provides for depreciation using the straight-line method over the estimated useful lives as follows:

Furniture and equipment	5-7 years
Automobile	5 years
Software	3 years
Leasehold Improvements	2.4 years

Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains or losses on the sale of property and equipment are reflected in the statements of operations.

Fair value of financial instruments

For certain of NutraCea's financial instruments, including cash, accounts receivable, inventory, prepaid expenses, accounts payable, accrued salaries and benefits, deferred compensation, accrued expenses, customer deposits, due to related party, notes payable—related party, and notes payable, the carrying amounts approximate fair value due to their short maturities.

Stock-based compensation

Compensation is recorded for stock-based compensation grants based on the excess of the estimated fair value of the common stock on the measurement date over the exercise price. Additionally, for stock-based compensation grants to consultants, NutraCea recognizes as compensation expense the fair value of such grants as calculated pursuant to Statement of Financial Accounting Standard ("SFAS") No. 123, recognized over the related service period. SFAS No. 148 requires companies to disclose pro forma results of the estimated effect on net income and earnings per share to reflect application of the fair value recognition provision of SFAS No. 123.

Debt satisfaction

NutraCea has adopted SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections" which requires gains and losses from extinguishment of debt to be reported as part of recurring operations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE RICEX COMPANY

The following discussion of the financial condition and results of operations of The RiceX Company should be read in conjunction with the consolidated financial statements and notes thereto regarding The RiceX Company included elsewhere in this Prospectus.

Comparison of Results for the Years Ended December 31, 2004 and 2003

Consolidated revenues for the year ended December 31, 2004 were $4,010,000, an increase of $499,000, or 14% on a comparative basis to the year ended December 31, 2003. RiceX experienced an increase of $303,000 in sales to its domestic animal SRB Regular and an increase to its human SRB Fine markets of $97,000, compared to the year ended December 31, 2003. RiceX also had increased sales in domestic SRB Fiber of $71,000. Central American Solubles sales increased $539,000 from zero sales last year internationally. RiceX added the SRB Dextrinized product line in 2004, which produced $82,000 in sales for the year ended December 31, 2004. RiceX experienced decreases in human SRB Regular of $60,000, animal SRB Fine of $64,000, and domestic SRB Solubles of $469,000, compared to the same period last year.

Gross margins for the year ended December 31, 2004 were $2,354,000, or 59%, compared to $1,646,000, or 47%, during the same period last year. The increase in percentage as well as gross margin dollars of $708,000 was the result of increased sales of $499,000 and decreased cost of sales of $209,000. The decrease in cost of sales was mostly the result of production efficiencies and decreased depreciation costs of production equipment at RiceX's Montana manufacturing facility. Gross margins on RiceX's different products vary widely and the gross margins are impacted from period to period by sales mix and utilization of production capacity.

R&D expenses decreased $2,000, to $224,000 for the year ended December 31, 2004, compared to the same period in 2003. The change in R&D expenses is mostly due to reduced activity in research and development. R&D expenses were mostly based on allocating SG&A costs dedicated to research personnel and process research.

SG&A expenses were $2,465,000 for the year ended December 31, 2004, an increase of $284,000. The increase was due primarily to employee costs related to an accrual for severance expenses of two executives that resigned from RiceX. Adding to SG&A expenses was $101,000 of commission expenses related to shipments to Central America and a portion relating to marketing to the equine market. RiceX put back 130,000 shares of Preferred Stock priced at $1 per share in the amount of $130,000 per a Put Agreement to NutraCea and sold 60,000 shares of NutraCea common stock offsetting SG&A expenses by approximately $181,000. Because of NutraCea financial position at the time the Put Agreement was entered into and the common stock was received, RiceX booked an allowance for loss on investment of $190,000.

Professional fees increased $62,000, to a total of $502,000, for the year ended December 31, 2004 compared to last year. The increase is primarily due to higher legal fees from increased general corporate legal activity in 2004.

Investor relations' fees decreased $42,000, to a total of $62,000, for the year ended December 31, 2004. The decrease was primarily associated with expenses related to an investor relations firm and webpage design work performed and paid for in 2003. Investor relations' fees included expenses related to printing and distribution of RiceX's annual report, annual meeting costs, and costs related to SEC reporting requirements.

RiceX had a net loss of $883,000 for the year ended December 31, 2004, or $0.02 per share, compared to $1,292,000 for 2003, or $0.03 per share. The net loss improvement of $410,000 was due to increased total revenues, better utilization of production capacity, and an increase in higher margin SRB Solubles sales internationally through year ended December 31, 2004. This improvement was offset by $250,000 in additional employee expenses related to the severance of two executives, but was increased by related party debt recovery of approximately $181,000.

The provision of income taxes for the years ended December 31, 2004 and 2003 consists of the $1,650 minimum state income tax.

Deferred taxes arise from temporary differences in the recognition of certain expenses for tax and financial statement purposes. At December 31, 2004, RiceX's management determined that realization of these benefits is not assured and has provided a valuation allowance for the entire amount of such benefits. At December 31, 2004, net operating loss carryforwards were approximately $14,510,000 for federal tax purposes that expire at various dates from 2011 through 2025 and $10,782,000 for state tax purposes that expire in 2005 through 2014. Utilization of net operating loss carryforwards may be subject to substantial annual limitations due to the "change in ownership" provisions of the Code and similar state regulations. The annual limitation may result in expiration of net operating loss carryforwards before utilization.

Comparison of Results for the Nine-Months Ended September 30, 2005 and 2004

For the nine months ending September 30, 2005, the RiceX’s net loss was $3,705,000, or $.10 per share, compared to $528,000 net loss, or $.01 per share, in 2004, showing a greater net loss of $3,178,000 compared to the same period last year. The increase in net loss for the year comparably was mostly due to non cash charges of $2,968,000 to compensation expense required by the variable accounting treatment to re-price director and employee stock options as well as increased professional and investor relation fees in the amount of approximately $505,000 related to merger activity as of September 30, 2005.

RiceX’s consolidated revenues through September 30, 2005 of $2,781,000 increased $44,000, or 2%, from the same period last year. The revenue increase is primarily attributed to increased sales in three categories, SRB Regular, SRB Fine and Fiber. SRB Fine increased $22,000. Solubles showed a decrease in revenue of $338,000, mostly due to no international sales through September 2005 compared to $477,000 in Solubles sales to Central America through September 2004. SRB Regular increased $263,000, and Fiber increased $73,000 compared to sales through September 2004.

Product volume movement through September 2005 was up 1,487,000 lbs., or 18%, to 9,842,000 lbs. Year to date product volume was up in all product lines except for Solubles. Solubles were down 61,000 lbs., SRB Regular volume was up 1,419,000 lbs., SRB Fine was up 64,000 lbs., and Fiber was up 65,000 lbs. over the same period last year.

RiceX’s Gross margins through September 2005 were $1,657,000, or 60%, compared to $1,658,000, or 61%, during the same period last year. The variance in gross margin dollars of $1,000 was essentially even to the same period last year.

RiceX’s SG&A expenses were $5,369,000 and $2,213,000 through period ended September 30, 2005 and 2004 respectively, an increase of $3,156,000. The increase was mostly due to a $2,968,000 non-budgeted non-cash charge to compensation expense which was the result of variable accounting treatment required for the re-pricing of director and employee stock options. Added to SG&A expenses year to date was $63,000 in final tax and legal costs related to the severance of two executives in January of 2005. RiceX experienced an increase in R&D expenses of $17,000, due to increased allocations of SG&A to research. Professional fees increased $382,000 mostly due to a year to date increase in legal costs relating to merger activity. Investor relations fees increased $11,000 compared to last year at $68,000 due to proxy material printing and filing related to merger activity.

Year-to-date through September 30, 2005, RiceX incurred approximately $505,000 in legal, investor relation and professional fees that are directly associated with the merger of NutraCea and RiceX. Legal fees were $407,000 and professional fees were $50,000. Additional accounting, edgarizing, and printing costs, which are accrued and included in investor relation fees, amount to over $48,000 and are directly associated with merger activity.

RiceX’s cash balance for period ended September 30, 2005 was $546,000 versus $1,207,000 for the period last year. The Company’s operating cash position improved by $252,000 for period ending September 30, 2005 compared to September 30, 2004 monthly activities.. Our cash disbursements exceeded cash receipts by $485,000 in 2005 while cash disbursements exceeded cash receipts by $737,000 in 2004. In September 2005 RiceX received $40,000 in cash for the exercise of employee stock options. In 2004 there were no non-operations cash receipts or disbursements.

Cash used in operating activities for period ended September 30, 2005 was $483,000. Cash used in investing activities for period ended September 30, 2005 was $46,000. Investing activities include the purchase of extrusion machinery equipment and a new warehouse fork lift. There was $40,000 cash provided by financing activities during the period ended September 30, 2005.

Liquidity and Capital Resources

As discussed above, NutraCea acquired all the outstanding capital stock of RiceX on October 4, 2005 in a merger transaction. As a result of the merger, RiceX’s capital stock will no longer be traded publicly. Immediately following the merger with NutraCea, RiceX had $546,000 of cash and cash equivalents.

Critical Accounting Policies

A summary of RiceX's significant accounting policies is included in Note 1 to its Notes to Consolidated Financial Statements for the year ended December 31, 2004.

BUSINESS OF NUTRACEA

General

We are a California corporation formerly known as Alliance Consumer International, Inc. As a result of the reorganization transaction discussed below, we conduct the business previously carried on by NutraStar Technologies Incorporated, or NTI, a Nevada corporation that was formed and started doing business in February 2000. In addition, we conduct business through our wholly-owned subsidiary, The RiceX Company, or RiceX, a Delaware corporation that we acquired on October 4, 2005 (For a description of the business of The RiceX Company, see the section of this prospectus titled “BUSINESS OF THE RICEX COMPANY”). We are a relatively new health science company focused on the development and distribution of products based upon the use of stabilized rice bran and proprietary rice bran formulations. Rice bran is the outer layer of brown rice which until recently was a wasted by-product of the commercial rice industry. These products include food supplements and medical foods, or "nutraceuticals," which provide health benefits for humans and animals, as well as cosmetics and beauty aids based on stabilized rice bran, rice bran derivatives and rice bran oil. We believe that stabilized rice bran products can deliver beneficial physiological effects with fewer of the adverse side effects commonly associated with many prescription drugs. As a result, we believes that certain of our products may be used in place of, or as a supplement to, some of the most commonly used pharmaceuticals. We have conducted and are currently involved in ongoing clinical trials and third party analyses in order to support the uses for and effectiveness of our products.

We have developed a number of product lines that are currently or soon will be available for sale in the market through our four divisions: TheraFoods®, which provides health food supplements to the retail market; ProCeuticals®, which distributes medical foods through the medical community; NutraGlo®, which distributes animal feed products; and NutraBeauticals®, which is developing and marketing cosmetics and beauty aids. We anticipate developing strategic distribution and marketing agreements with retail merchandisers, pharmaceutical companies and medical practices, including HMOs, hospitals and institutions.

Our corporate offices are located at 1261 Hawk's Flight Court, El Dorado Hills, California 95762. Our telephone number is (916) 933-7000. We have two wholly owned subsidiaries, NTI, which in turn wholly owns NutraGlo Incorporated, a Nevada corporation, and RiceX, which wholly owns RiceX Nutrients, Inc., a Montana corporation. We also own part of NutraStarSport, Inc., a Nevada corporation.

History

We originally incorporated on March 18, 1998 in California as Alliance Consumer International, Inc. On December 14, 2001, NTI effected a reorganization with the inactive publicly-held company, Alliance Consumer International, Inc., and the name was changed to NutraStar Incorporated. As a result of the reorganization NTI became a wholly-owned subsidiary of NutraStar Incorporated and NutraStar Incorporated assumed the business of NTI.

On October 1, 2003, NutraStar Incorporated changed our name to NutraCea and the common stock began trading on the OTCBB under the symbol "NTRC." On November 12, 2003, we declared a 1:10 reverse stock split. Our common stock trades on the OTCBB under the symbol "NTRZ."

On April 27, 2000, NutraStar formed NutraGlo Incorporated, or NutraClo, a Nevada corporation, which was owned 80% by NTI and 20% by NaturalGlo Investors L.P. During 2001, NutraGlo started marketing, manufacturing and distributing one of our products to the equine market. In 2002, we issued 250,001 shares of our common stock to NaturalGlo Investors L.P. in exchange for the remaining 20% of the common stock of NutraGlo. The value of the shares was $250,001. As a result, NutraGlo is now a wholly-owned subsidiary of NTI.

On October 4, 2005, we acquired RiceX in a merger transaction in which our wholly-owned subsidiary, Red Acquisition Corporation, merged with and into RiceX, with RiceX surviving the merger as our wholly-owned subsidiary. For a description of the business of RiceX, see the portion of this prospectus titled “BUSINESS OF THE RICEX COMPANY.”

Industry Overview

By definition, nutraceuticals are products from natural sources that have biologically therapeutic effects in humans and mammals. These compounds include vitamins, antioxidants, polyphenols, phytosterols, as well as macro and trace minerals. Rice bran and rice bran oil are good sources for some of these compounds, including tocotrienols, a newly discovered complex of vitamin E, and gamma-oryzanol, which is found only in rice bran. Among other things, these compounds act as potent antioxidants. Stabilized rice bran and its derivatives also contain high levels of B-complex vitamins and beta-carotene, a vitamin A precursor. Stabilized rice bran also contains high levels of carotenoids and phytosterols, both essential fatty acids, as well as a balanced amino acid profile and both soluble and insoluble fiber which promote colon health.

Rice is one of the world's major cereal grains, although United States production of rice is only a small fraction of total world production. According to the United States Department of Agriculture, approximately 65% of the nutritional value of rice is contained in the rice bran, the outer brown layer of the rice kernel which is removed during the milling process. However, raw, unstabilized rice bran deteriorates rapidly. Because of the rapid degradation and short shelf life, rice bran has not been widely accepted as a component of nutrition, health or beauty products notwithstanding the known benefits. RiceX has developed a method of stabilizing rice bran that we believe is superior to other methods, and provides a shelf life of approximately two years, which we believe is longer than any other stabilized rice bran. Using stabilized rice bran as an ingredient provides the longer shelf life necessary for economical production of nutrition products which incorporate rice bran ingredients.

As the population of the United States ages over the next 30 years, we believe demand for our products will increase materially. Since stabilized rice bran is a safe food product, we believe that its beneficial effects can be obtained with no known deleterious side effects, such as those that may be present in pharmaceuticals. Many physicians have taken an interest in our nutraceutical products as a means of offering alternative or complementary approaches for treating serious healthcare problems. If further clinical trials support the beneficial effects of our nutraceutical and medical foods products and if the medical community widely endorses such use of our products, we believe that our products may be used as a nutritional therapy either prior to or as a complement to traditional pharmaceutical therapies for the treatment of a variety of ailments including diabetes and coronary heart disease.

Products

In addition to the products sold by The RiceX Company, we have two segments with four primary divisions through which we currently sell our products.

Products of NutraStar Technologies Incorporated:

•
TheraFoods® Nutrition Supplements. We distribute our consumer products through our TheraFoods® Nutritional Supplements division. The primary products currently sold through this division are RiSolubles®, RiceMucil®, CeaFlex®, FlexBoost®, DiaBoost®, MigraCea®, ProstaCea®, Cea100®, NutraImmune™, LiverBoost®, SuperSolubles®, SynBiotics™ and StaBran® Nutritional Supplements. All the products are currently available in either capsule or powdered form for use as food supplements. The powdered form can also be used as a food additive in breads, cookies, snacks, beverages, and similar foods. We have also developed and currently produces CeaFlex® Cream, a topical, cream product for arthritic joint and muscle pain.

•
ProCeuticals® Medical Foods. We distribute our medical foods products to doctors, clinics and healthcare providers through our ProCeuticals® Medical Foods Division. In addition to certain consumer products, the primary products to be distributed through this division are SynBiotics 1™ Probiotics to support treatment of Irritable Bowel Syndrome, SynBiotics 2™ Probiotics to support treatment of Inflammatory Bowel Disease, SynBiotics 3™ Probiotics to support treatment of antibiotic-induced diarrheal conditions, and LiverBoost® to support liver health. We expect to market these medical foods to healthcare providers through the same distribution systems that market pharmaceutical and medical supplies.

•
NutraBeauticals® Beauty Products. We distribute our natural beauty products through our NutraBeauticals® Beauty Products Division. The principal product sold through this division is NutraBeauticals® Skin Cream, a topical emollient containing rice bran oil and other natural ingredients to support the health and improve the appearance of skin. We do not have an established distribution system for our beauty and skin care products.

Products of NutraGlo Incorporated:

•
NutraGlo® Animal Products. We developed a derivative of our CeaFlex® Nutritional Supplement to prevent and rehabilitate joint degeneration in horses and markets CeaFlex® Equine Nutritional Supplements and Absorbine Flex+® Equine Pain Relief though our NutraGlo® Animal Products Division. Our Absorbine Flex+™ Equine products are distributed exclusively through W.F. Young, Inc. pursuant to a distribution agreement in the United States and many foreign countries. Other equine and animal health care products will be distributed through this or other channels.

Other Products

On September 13, 2005, we entered into a Production Facility Development and Rice Bran Supply and Purchase Agreement (“Purchase Agreement”) with Food Trading Company Dominicana, S.A. (“FTCD”), a Dominican Republic company that owns and operates a substantial rice milling operation located in the Dominican Republic. We and FTCD have agreed to form one or more entities to operate in the Dominican Republic and Haiti and that will be equally owned by us and FTCD (the “Jointly Owned Company”). The term of the Agreement is ten years.

Under the terms of the Agreement, we will construct or improve a production facility for the processing of stabilized rice bran into a bulk fiber soluble mixture. The Jointly Owned Company will then package individual servings of the rice fiber solubles mixed with water (the “Products”). The Products are intended to be sold and distributed through government sponsored feeding programs within the Dominican Republic and Haiti. NutraCea has agreed to grant to the Jointly Owned Company an exclusive license in the Dominican Republic and Haiti to manufacture, package and distribute the Products.

FTCD is responsible for the purchase agreements for the Jointly Owned Company’s Products in the aggregate amount of at least $10.8 million annually for the first two years of the agreement, with purchase orders beginning no later than 45 days from the effective date of the Agreement and at least $4 million monthly for years three and four of the agreement. Additionally, FTCD has agreed to obtain all appropriate governmental and legal permits relating to the operation of the Jointly Owned Company, and to sell quantities of raw rice bran to the Jointly Owned Company for production of the Products.

Should we and FTCD elect to construct a Dominican Republic production facility, FTCD has agreed to lease land to the Jointly Owned Company for the construction of the production facility and we have agreed to secure financing to construct or improve the production facility. We have agreed to ship bulk fiber soluble mixture from our production facilities in the United States until we and FTCD elect to construct a facility in the Dominican Republic.

Marketing

Our TheraFoods® Division is currently marketing its products domestically through various distribution channels including our toll-free phone number and through the Internet at http://www.nutracea.com/products.html. In addition, we distribute products under the names FlexProtex™, Rice'n Shine™, Flex Protex Cream™, RiceMucil Wafers®, SuperSolubles®, ZymeBoost® and CeaBars™ through ITV Global, Inc. ("ITV"), a direct response marketing company. We and ITV entered into a Private Label Supply Agreement (the "Supply Agreement") and Strategic Alliance on August 24, 2005. The Supply Agreement has an initial term of two years and allows for a subsequent one-year term renewal. We have agreed in the Supply Agreement to fulfill ITV's requirements for the products specified in the agreement while ITV will use its best efforts to market, distribute and sell such products.

Our equine products are distributed under the name "Absorbine Flex+®" by W.F. Young, Inc. pursuant to agreements. We and W.F. Young entered into a distribution agreement on May 1, 2001 which provides for NutraGlo to manufacture, package and ship all W.F. Young's sales requirements while W.F. Young is granted a license to use and market our equine products. NutraGlo has agreed to sell its equine healthcare products exclusively through W.F. Young at preferred product prices. W.F. Young has agreed to use its best efforts to promote NutraGlo's current and future equine products and make minimum product purchases. In May of 2003, the purchase requirements for the three-year contract had been met. The distribution agreement was for an initial term of three years ending on August 31, 2004. On September 18, 2003, NutraCea, W.F. Young and Wolcott Farms, Inc. entered into a Technology Agreement which, among other things, extended the initial term of the Distribution Agreement through September 12, 2006, allowed for subsequent one-year term renewals and amended the minimum purchase requirement. On April 12, 2005, NutraCea and W.F. Young entered into a Manufacturing Agreement which granted to us the exclusive worldwide rights to manufacture certain equine products for W.F. Young. On the same date, NutraCea and W.F. Young entered into an Assignment of Interests in which W.F. Young transferred to us certain rights held by W.F. Young under the Technology Agreement in exchange for 1,222,222 shares of our common stock. In addition, certain rights to the Technology Agreement, held by NaturalGlo Specialty Products, LLC, a subsidiary of W.F. Young, were also transferred to NutraGlo in exchange for 166,667 shares of our common stock and W.F. Young's agreement to decline to exercise its options to acquire additional rights to certain NutraCea technologies under the Technology Agreement. Additionally, on April 12, 2005, NutraCea and W.F. Young entered into a Distribution Agreement under which we granted W.F. Young (i) the right of first offer and right of first refusal to market our stabilized rice bran food supplements (other than Equine Flex+) for the equine market and (ii) the right of first offer and right of first refusal to market the Flex+ product and Flex+ technology for the non-equine, non-human market.

We have developed a number of other animal products, which we are seeking to distribute, subject to rights granted to W.F. Young, through various distribution channels such as the Internet and strategic joint ventures in the large animal, pet and veterinarian industries.

International Initiatives

We have initiated discussions with governmental agencies within various Central and South America countries to explore securing contracts for the introduction of our highly nutritious and proprietary food supplements for use in local and national school feeding initiatives and family nutritional support programs. We are pursuing a strategy to introduce our technology to both the public and private sectors simultaneously using the strength of our local partners in foreign markets.

We are building alliances with strong partners demonstrating our commitment to building the type of mutually beneficial strategic relationships that could launch our products through distribution channels in commercial and retail outlets in Latin America countries as well as supply a better, more cost effective solution for government feeding programs.

Product Supply

We currently purchase all of our stabilized rice bran, rice bran solubles, rice bran fiber concentrates, and other rice bran products from RiceX. We believe RiceX has a proprietary manufacturing process for stabilizing the rice bran it processes. This process results in an estimated shelf life for the rice bran products of approximately two years under proper storage conditions, compared to a typical shelf life of approximately two months for rice bran products processed by other suppliers. The extended shelf life is a critical factor in the use of rice bran products as an ingredient since the availability of rice bran products would otherwise be seasonal and inventories of products using rice bran products would spoil or become unusable between seasons.

RiceX is a wholly owned subsidiary of NutraCea. We purchase our rice bran products at RiceX's standard prices. We believe that RiceX will be able to continue supplying our requirements of stabilized rice bran products. There are no other known sources of stabilized rice bran of the quality comparable to that produced by RiceX. The interruption of supply from RiceX, either because of other significant purchasers or the damage or destruction of the RiceX processing facility, could interrupt the production of our products, and a prolonged interruption would have a material adverse effect on our business, financial condition and results of operation if we did not quickly locate another suitable supplier.

Competition

We compete with other companies that offer products incorporating stabilized rice bran as well as companies that offer other food ingredients and nutritional supplements. Suppliers of nutritional supplements and other products that use stabilized rice bran provided by other suppliers are subject to the higher costs of shorter shelf life and the seasonal availability of stabilized rice bran ingredients. We also face competition from companies providing products that use oat bran and wheat bran in the nutritional supplements as well as health and beauty aids. Many consumers may consider such products to be a replacement for the products manufactured and distributed by us even though they have a higher incidence of allergic reactions and adverse health indications. Many of our competitors have greater marketing, research, and capital resources than we do, and may be able to offer their products at lower costs because of their greater purchasing power or the lower cost of oat and wheat bran ingredients. There are no assurances that our products will be able to compete successfully.

Government Regulation

The Federal Food, Drug, and Cosmetic Act, or FFDCA, and the U.S. Food and Drug Administration regulations govern the marketing of our products.

The FFDCA provides the statutory framework governing the manufacturing, distribution, composition and labeling of dietary supplements for human consumption. These requirements apply to our products distributed by the TheraFoods® and ProCeutical® divisions.

Marketers of dietary supplements may make three different types of claims in labeling: nutrient content claims; nutritional support claims; and health claims.

Nutrient content claims are those claims that state the nutritional content of a dietary supplement and include claims such as "high in calcium" and "a good source of vitamin C." The FFDCA prescribes the form and content of nutritional labeling of dietary supplements and requires the marketer to list all of the ingredients contained in each product. A manufacturer is not required to file any information with the Food and Drug Administration, or FDA, regarding nutrient content claims, but must have adequate data to support any such claims.

Nutritional support claims may be either statements about classical nutritional deficiency diseases, such as "vitamin C prevents scurvy" or statements regarding the effect of a nutrient on the structure or function of the body, such as "calcium builds strong bones." The FFDCA requires that any claim regarding the effect of a nutrient on a structure or function of the body must be substantiated by the manufacturer as true and not misleading. In addition, the label for such products must bear the prescribed disclaimer: "This statement has not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure, or prevent any disease."

Health claims state a relationship between a nutrient and a disease or a health-related condition. FDA's regulations permit certain health claims regarding the consumption of fiber and the reduction of risk for certain diseases, such claims may relate to rice bran ingredients.

The FDA has broad authority to enforce the provisions of federal law applicable to dietary supplements, including the power to seize adulterated or misbranded products or unapproved new drugs, to request product recall, to enjoin further manufacture or sale of a product, to issue warning letters, and to institute criminal proceedings. In the future, we may be subject to additional laws or regulations administered by the FDA or other regulatory authorities, the repeal of laws or regulations that we might consider favorable or more stringent interpretations of current laws or regulations. We are not able to predict the nature of such future laws or regulations, nor can we predict the effect of such laws or regulations on our operations. We may be required to reformulate certain of our products, recall or withdraw those products that cannot be reformulated, keep additional records, or undertake expanded scientific substantiation. Any or all of such requirements could have a material adverse effect on our business and financial condition.

The Federal Trade Commission, or FTC, regulates the advertising of dietary supplement and other health-related products. The FTC's primary concern is that any advertising must be truthful and not misleading, and that a company must have adequate substantiation for all product claims. The FTC actively enforces requirements that companies possess adequate substantiation for product claims. FTC enforcement actions may result in consent decrees, cease and desist orders, judicial injunctions, and the payment of fines with respect to advertising claims that are found to be unsubstantiated.

In addition to the foregoing, our operations will be subject to federal, state, and local government laws and regulations, including those relating to zoning, workplace safety, and accommodations for the disabled, and our relationship with our employees are subject to regulations, including minimum wage requirements, anti-discrimination laws, overtime and working conditions, and citizenship requirements.

We believe that we are in substantial compliance with all material governmental laws and regulations.

Results of Trials and Scientific Research

The beneficial attributes of stabilized rice bran, including the RiSolubles® and RiceMucil® Nutritional Supplements, have been studied and reported by several laboratories, including Medallion Laboratories, Craft's Technologies, Inc., Southern Testing & Research Laboratories, and Ralston Analytical Laboratories. We have no affiliation with any of the laboratories that performed these studies but did pay for certain portions of these studies. These analyses have verified the presence of antioxidants, polyphenols, and phytosterols, as well as beneficial macro and trace minerals, in our stabilized rice bran products. Antioxidants are compounds which scavenge or neutralize damaging compounds called free radicals. Polyphenols are organic compounds which potentially act as direct antioxidants. Phytosterols are plant-derived sterol molecules that help improve immune response to fight certain diseases.

A 57-subject clinical trial conducted by Advanced Medical Research with funding by RiceX suggested that consumption of the stabilized rice bran used in our RiSolubles® and RiceMucil® Nutritional Supplements may lower blood glucose levels of type 1 and type 2 diabetes mellitus patients and may be beneficial in reducing high blood cholesterol and high blood lipid levels. If warranted, we may develop products which address the use of stabilized rice bran products as medical foods for, and to potentially make health benefit claims relating to, the effects of dietary rice bran on diabetes and cardiovascular disease.

Through several consulting physicians, we have relationships with several medical institutions and practicing physicians who may continue to conduct clinical trials and beta work for our products. Some of these previous clinical trials are reviewed in an article published in the March 2002 issue of the Journal of Nutritional Biochemistry. The trials produced positive results by showing that the levels of blood lipids and glycosylated hemoglobin were reduced. Subsequently, six domestic and international patents were issued.

The W.F. Young Company, distributors of Absorbine® Equine Pain Relief Products, sponsored a 50-horse equine clinical trial, which demonstrated the our Absorbine Flex+® Equine Products to be effective products for treating joint degeneration as well as inflammation in horses.

Intellectual Property

We, through NTI, filed applications with the U.S. Patent and Trademark Office and has successfully registered our logo, StaBran®, RiSolubles®, RiceMucil®, and 24 other product names, as registered federal trademarks and service marks. We also have an additional 36 trademark and service mark applications in various stages in the U.S Patent and Trademark Office.

RiceX® and RiceX Solubles® are RiceX's registered trade names. Mirachol®, Max "E"® and Max "E" Glo® are RiceX's registered trademarks.

We, through NTI, filed a non-provisional patent application with 47 claims entitled "Methods of Treating Joint Inflammation, Pain and Loss of Mobility" on November 6, 2001. In a December 3, 2002 office action, the U.S. Patent and Trademark Office allowed 26 and disallowed 21 of the patent's 47 claims. Subsequently, in February 2004, the 26 claims which were allowed in December of 2002 were disallowed. In March 2004, we appealed the disallowance of the 26 claims which were previously allowed. Additionally, in October 2003, nine additional preventive claims were added to the patent. In February 2005, we received a written notification that the U.S. Patent and Trademark Office had allowed 11 claims and the prosecution of the application was closed. On June 8, 2005, NutraCea was granted U.S. Patent Number 6,902,739.

We, through RiceX, have been assigned five U.S. patents relating to the production or use of Nutraceutical or HVF products. The patents include Patent Number 5,512,287 "PRODUCTION OF BETA-GLUCAN AND BETA-GLUCAN PRODUCT," which issued on April 30, 1996; Patent Number 5,985,344 "PROCESS FOR OBTAINING MICRONUTRIENT ENRICHED RICE BRAN OIL," which issued on Nov. 16, 1999; Patent Number 6,126,943 "METHOD FOR TREATING HYPERCHOLESTEROLEMIA, HYPERLIPIDEMIA, AND ATHEROSCLEROSIS," which issued on Oct. 3, 2000; Patent Number 6,303,586 B1 "SUPPORTIVE THERAPY FOR DIABETES, HYPERGLYCEMIA AND HYPOGLYCEMIA," which issued on Oct. 15, 2001 and Patent Number 6,350,473 B1 "METHOD FOR TREATING HYPERCHOLESTEROLEMIA, HYPERLIPIDEMIA AND ATHEROSCLEROSIS," which issued on Feb. 26, 2002. We plan to apply for additional patents in the future as new products, treatments and uses are developed.

The RiceX Process is an adaptation and refinement of standard food processing technology applied to the stabilization of rice bran. We has chosen to treat the RiceX Process as a trade secret and not to pursue process or process equipment patents on the original processes. However, process improvements will be reviewed for future patent protection. We believe that the unique products, and their biological effects, resulting from RiceX's Stabilized Rice Bran are patentable.

We endeavor to protect our intellectual property rights through patents, trademarks, trade secrets and other measures. However, there can be no assurance that we will be able to protect our technology adequately or that competitors will not develop similar technology. There can be no assurance that any patent application we may file will be issued or that foreign intellectual property laws will protect our intellectual property rights. Other companies and inventors may receive patents that contain claims applicable to our systems and processes. The use of our systems covered by such patents could require licenses that may not be available on acceptable terms, if at all. In addition, there can be no assurance that patent applications will result in issued patents.

Although there currently are no pending claims or lawsuits against us regarding possible infringement claims, there can be no assurance that infringement claims by third parties, or claims for indemnification resulting from infringement claims, will not be asserted in the future or that such assertions, if proven to be true, will not have a material adverse affect on our financial condition and results of operations. In the future, litigation may be necessary to enforce our patents, to protect our trade secrets or know-how or to defend against claimed infringement of the rights of others and to determine the scope and validity of the proprietary rights of others. Any such litigation could result in substantial cost and diversion of our resources, which could have a material adverse effect on our financial condition and results of operations. Adverse determinations in such litigation could result in the loss of our proprietary rights, subject us to significant liabilities to third parties, require us to seek licenses from third parties or prevent us from manufacturing or selling our systems or products, any of which could have a material adverse effect on our financial condition and results of operations. In addition, there can be no assurance that a license under a third party's intellectual property rights will be available on reasonable terms, if at all.

Research and Development Expenditures

During fiscal years 2004 and 2003, we spent $78,331 and $63,873, respectively, on product research and development.

Employees

As of October 21, 2005, NutraCea had seven full-time employees, two hourly temporary employees and three independently contracted staff members, and RiceX had a total of twelve employees, all of whom were full-time employees. From year to year RiceX experiences normal variable labor fluctuation at its production facility in Dillon, Montana. None of our employees are employed pursuant to a collective bargaining or union agreement, and we consider that our relationship with our employees is good.

Description of Property

We sublease our executive offices, warehouse and laboratory, located at 1261 Hawk's Flight Court, El Dorado Hills, California, from RiceX for a monthly rental of $6,366. We have subleased this 10,080 square foot facility, and RiceX has leased the facility, through September 30, 2006. We believe that this facility will be adequate for current operations.

RiceX currently leases a 5,600 square-foot office facility at 1241 Hawk's Flight Court, El Dorado Hills, California, a 2,000 square-foot office facility at 1901 Conant Avenue, Burly, Idaho and a 17,000 square foot warehouse facility at 1755 Enterprise Boulevard, West Sacramento, California. RiceX's subsidiary, RiceX Nutrients, Inc. (formally Food Extrusion, Montana), owns a 15,700 square-foot production facility in Dillon, Montana. The lease for the El Dorado Hills facility expires in September 2006. The lease for the offices in Burley, Idaho expires in May 2009 and the lease for the West Sacramento, California warehouse facility is on a month to month basis. RiceX has aggregate annual lease payments for all of its facilities approximating $109,000, net of sub-lease payment collections approximating $76,000 per year. We believe that these facilities are adequate for current operation and that the properties are adequately covered by insurance.

Legal Proceedings

From time to time we are involved in litigation incidental to the conduct of our business. While the outcome of lawsuits and other proceedings against us cannot be predicted with certainty, in the opinion of our management, individually or in the aggregate, no such lawsuits are expected to have a material effect on our financial position or results of operations.

BUSINESS OF THE RICEX COMPANY

RiceX was incorporated under Delaware law in May 1998. RiceX succeeded to the business of its predecessor corporation, Food Extrusion, Inc., a Nevada Corporation, pursuant to a re-incorporation that was effective upon completion of the merger of the Nevada corporation with the Delaware corporation on August 4, 1998. Food Extrusion, Inc, was incorporated in California in May 1989 and subsequently merged in a stock-for-stock exchange into Core Iris, a Nevada corporation and subsequently changed its name to Food Extrusion, Inc. Food Extrusion, Inc. changed its name to The RiceX Company in May 1998. RiceX Nutrients, Inc. (formally Food Extrusion Montana, Inc.) was incorporated in Montana in December 1996, as RiceX's wholly-owned subsidiary. In January 1997, RiceX Nutrients, Inc. acquired certain assets of Centennial Foods, Inc., an Idaho corporation in exchange for common stock and the assumption of certain liabilities, which were paid in full in January 1999.

The RiceX Process stabilizes rice bran, which is the portion of the rice kernel that lies beneath the hull and over the white rice. Rice bran contains over 60% of the nutritional value of rice. However, without stabilization, the nutritional value of rice bran is lost shortly after the milling process. This is due to the lipase-induced rancidity caused by the rice milling process. Consequently, a rich nutrient resource must either be thrown away or disposed of as low value animal feed. The RiceX Process deactivates the lipase enzyme and makes the bran shelf life stable for a minimum of one year. While other competing processes have been able to stabilize rice bran for a limited time, the RiceX Process naturally preserves more of the higher value nutritional and antioxidant compounds found in rice bran for a significantly longer period of time.

The RiceX Process has enabled RiceX to develop a variety of nutritional food products, including its primary product, RiceX® Stabilized Rice Bran. The RiceX® Stabilized Rice Bran RiceX produces meets microbiological standards for human consumption. RiceX's customers include consumer nutrition and healthcare companies, domestic and international food companies, and companion animal feed manufacturers.

Through RiceX's wholly-owned subsidiary, RiceX Nutrients, Inc., RiceX is engaged in custom manufacturing of grain based products for food ingredient companies at its production facility in Dillon, Montana. RiceX Nutrients, Inc. has specialized processing equipment and techniques for the treatment of grain products to cook, convert, isolate, dry and package finished food ingredients used in the formulation of health food and consumer food finished products. RiceX Solubles, a highly nutritious, carbohydrate and lipid rich fraction, is produced at the Dillon, Montana facility. RiceX believes that these manufacturing capabilities are unique among grain processors, with custom processing capabilities suited to numerous food applications.

RiceX Products

RiceX produces stabilized, nutrient-rich rice bran that may be used in a wide variety of new products. RiceX is pursuing the development of proprietary rice bran products from stabilized rice bran. RiceX's current products include:

RiceX Stabilized Rice Bran:
Stable whole rice bran and germ. This is RiceX's basic stabilized rice bran product that is both a food supplement and an ingredient for cereals, baked goods, companion animal feed, health bars, etc., and also the base material for producing RiceX Solubles, oils and RiceX Fiber Complex.

RiceX Stabilized Rice Bran Fine:	This is the same product as the RiceX Stabilized Rice Bran, except that it has been ground to a particle size that will pass through a 20 mesh screen. It is used primarily in baking applications.

Dextrinized Rice Bran:
A carbohydrate converted RiceX Stabilized Rice Bran that is more suitably used in baking and mixed health drink applications. This product contains all of the nutrient-rich components of RiceX Stabilized Rice Bran.

RiceX Solubles:
A highly concentrated soluble carbohydrate and lipid rich fraction component of RiceX Stabilized Rice Bran with the fiber removed. RiceX Solubles also embodies a concentrated form of the vitamins and nutrients found in RiceX Stabilized Rice Bran.

RiceX Fiber Complex:
Nutrient-rich insoluble fiber source that contains rice bran oil and associated nutrients. This product, designed for use by the baking and health food markets, is the remaining ingredient when RiceX Stabilized Rice Bran is processed to form RiceX Solubles.

In addition to the above, further refining RiceX Stabilized Rice Bran into oil and its by-products can produce Max RiceX Defatted Fiber and Higher Value Fractions.

Max "E" Oil:
Nutrient-rich oil made from RiceX Stabilized Rice Bran. This oil has a high flash point, which provides a very long fry life, and it is not readily absorbed into food. In addition, the oil maintains many of the nutritional benefits of the whole rice bran products.

RiceX Defatted Fiber:	Low fat soluble fiber that does not contain rice bran oil. This is a product designed for use by the baking industry for its high fiber nutritional benefits.

Higher Value Fractions:
Nutraceutical like compounds naturally occurring in RiceX Stabilized Rice Bran and Rice Bran Oil that provide specific health benefits. Tocopherols, tocotrienols, and gamma oryzanol are some of the antioxidant-rich fractions that are found in rice bran and are enhanced by stabilization, with the gamma oryzanol being unique to rice.

The Importance of Rice

Rice is the staple food for approximately 70% of the world's population, and is the staple food source for several of the world's largest countries. World rice production is expected to be more than 500 million metric tons in the 2004-2005 crop year (according to the United States Department of Agriculture), constituting more than one quarter of all cereal grains produced worldwide. The United States accounts for less than 2% of the world's rice production. Ninety percent (90%) of world rice tonnage is produced in 13 countries with aggregate populations of 3.2 billion people (according to the USA Rice Federation, Rice Notes). Approximately 75% of all rice production occurs in China, India, South East Asia, Africa and South America. Combined, these regions have a population of 2.3 billion people (nearly 50% of the world's population), and an average per capita gross domestic product of $2,000 (less than one-tenth of the U.S. average).

Malnutrition is a common problem in this group of nations, particularly for people located in rural villages where subsistence rice farming is a primary livelihood. Transportation and storage are poor. Consequently, locally grown rice is consumed locally and the amount of food available varies widely over time with changes in seasons and weather. Children are especially susceptible to variations in local agricultural output due to their heightened nutritional needs and dependency on others for food. Per capita rice consumption in many of the poorer rice belt countries exceeds one pound per day.

Despite the importance of rice as a worldwide food source and the problems associated with nutritional deficiencies in rice-dependent nations, more than 60% of the nutrients found in rice are destroyed during milling. Most of the rice nutrients are contained in the outer brown layer of the rice kernel known as the bran layer, which, because of poor stability, becomes inedible due to lipase-induced rancidity or microbiological spoilage shortly after the milling process.

Rice Processing and Rice Bran Stabilization

When harvested from the field, rice is in the form of paddy, or "rough" rice. In this form, the rice kernel is fully enveloped by the rice hull. The hull is dried and then removed in the first stage of milling, yielding brown rice. In the second stage of milling, the outer brown layer, or rice bran, is removed to produce white rice. Rice bran is composed of the rice germ and several sub-layers, which accounts for approximately 8% by weight of paddy rice and contain over 60% of the nutrients found in each kernel of rice. (See Juliano, B.O., 1985 Rice: Chemistry and Technology, American Assoc. of Cereal Chemists, St. Paul, MN, pp. 37-50.)

Under normal milling conditions, when brown rice is milled into white rice, the oil in the bran and a potent lipase enzyme found on the surface of the bran come into contact with one another. The lipase enzyme causes very rapid hydrolysis of the oil, converting it into glycerol, monoglycerides, diglycerides and free fatty acid, or FFA. As the FFA content increases, the rice bran becomes unsuitable for human or animal consumption. At normal room temperature, the FFA level increases to 5-8% within 24 hours and thereafter increases at the rate of approximately 4-5% per day. Rice bran is unfit for human consumption at 5% FFA, which typically occurs within 24 hours of milling.

When the lipase enzyme can be deactivated, rice bran can be stabilized, thus preserving a potentially important nutrient source that is largely wasted today. Heat will deactivate the lipase enzyme, reduce microbiological load and reduce moisture levels. Although heat serves as the basis for most attempts to stabilize rice bran, most of the rice bran nutrients are lost in this process. Parboiled, or converted rice, is subjected to soaking and steaming prior to being dried and milled. This process softens the rice kernel and reduces the problem of lipase-induced hydrolysis. The bran produced from parboiled rice, however, is only semi-stabilized, typically spoiling in 20 days or less. The parboiling process also destroys much of the nutritional value of the bran because many of the micro nutrients are water-soluble and are leached out during the parboiling process. There have been a number of attempts to develop alternative rice bran stabilization processes that deactivate the lipase enzyme using chemicals, microwave heating and variants on extrusion technology. RiceX believes each of these efforts results in an inferior product that uses chemicals or does not remain stable for a commercially reasonable period, or the nutrients in the bran are lost thereby significantly reducing the nutritional value in the bran.

The RiceX Solution

The RiceX Process uses proprietary innovations in food extrusion technology to create a combination of temperature, pressure and other conditions necessary to deactivate the lipase enzyme without significantly damaging the structure or activity of other, higher value compounds, oils and proteins found in the bran. The RiceX Process does not use chemicals to stabilize raw rice bran, and produces an "all natural" nutrient-rich product.

RiceX's processing equipment is designed to be installed on the premises of any two-stage rice mill and is located downstream from the rice polishers. After hulling, the rice is transported pneumatically to the rice polishing room where the brown rice kernels are tumbled and the rice bran is polished from the surface of each kernel. The bran is separated from the denser polished rice grain and is transported pneumatically to a loop conveyor system designed by RiceX. The loop conveyor system immediately carries the fresh, unstabilized rice bran to the RiceX stabilization system.

Bran leaving RiceX's stabilization system is packaged in multi-walled bags or bulk for transport to RiceX customers. RiceX Bran has a shelf life of at least one year and is rich in tocopherols, tocotrienols, oryzanols, a complete and balanced amino acid profile and other nutritional and natural compounds that exhibit positive health properties.

The RiceX Process system is modular. Each stabilization module can process approximately 2,000 pounds of RiceX Bran per hour and has a capacity of over 5,700 tons per year. Stabilization production capacity can be doubled or tripled by installing additional units sharing a common conveyor and stage system, which can handle the output of the world's largest rice mills. RiceX has developed and tested a smaller production unit, which has a maximum production capacity of 840 tons per year, for installation in countries or locations where rice mills are substantially smaller than those in the United States.

The processing conditions created by the RiceX Process are unique. However, the ancillary equipment used to achieve these processing conditions is in wide use throughout the food industry. It is in the stabilizer unit that RiceX's proprietary technology resides; all of the other processing, material handling, control, and storage components are off-the-shelf equipment items.

Benefits of RiceX Stabilized Rice Bran

Rice bran is a rich source of protein, oil, vitamins, antioxidants, dietary fiber and other nutrients. The approximate composition and caloric content of RiceX Stabilized Rice Bran is as follows:

Fat	18%-23%
Protein	12%-16%
Total Dietary Fiber	23%-35%
Soluble Fiber	2%-6%
Moisture	4%-8%
Ash	7%-10%
Calories	3.2 kcal/gram

Rice bran is unique in the plant kingdom. Its protein is hypoallergenic and contains all of the essential amino acids, the necessary building blocks of protein in the body. Rice bran contains approximately 20% oil, which closely resembles peanut oil in fatty acid composition and heat stability. Rice bran oil contains essential fatty acids and a broad range of nutraceutical compounds that have been demonstrated to have therapeutic properties. (See Cheruvanky and Raghuram, 1991 Journal of the American College of Nutrition, Vol. 10, No. 4, pp. 593-691.)

Nutraceuticals are food constituents that have human therapeutic effects. Some of these compounds include a newly discovered complex of Vitamin E called "tocotrienols," and gamma oryzanol, which is only found in rice. These compounds are potent antioxidants that have been shown to aid in reducing damage from free radicals in the body. RiceX Bran also contains very high levels of B-complex vitamins, betacarotene (a vitamin A precursor), other carotenoids and phytosterols, as well as both soluble and insoluble fiber. (See Saunders, 1990, Rice Bran Oil, presented at Calorie Control Council Meeting, February 14, 1990, Washington, D.C.)

Business Strategy

RiceX's goal is to become the world's leading producer and distributor of stabilized rice bran and rice bran based products in the premium consumer food and animal feed sectors of the marketplace. RiceX produces stabilized rice bran and related products in manufacturing facilities RiceX owns or through joint venture arrangements.

RiceX believes that clinical support for stabilized rice bran products will further enhance the value of its products as nutraceuticals and functional food ingredients. Finally, RiceX intends to aggressively market its products in four distinct product areas. These areas are nutraceuticals, functional food ingredients, performance feed and companion pet food supplements, and rice bran oils. In further pursuit of this goal, RiceX has focused and will continue to focus its marketing and development efforts in developed regions, including the U.S., Europe, South Africa, Argentina, Japan, Korea and Taiwan; and in developing regions, including in Central and South America, India, China, Indonesia and most of the other countries in Asia and Africa.

Developed Nations

In developed nations, RiceX's focus is on producing and selling ingredients to large consumer product marketers as health enhancing ingredients for existing or newly developed products, and as stand-alone products to consumers. In addition, RiceX has continued relationships with Korean, German and other European companies to introduce its products into these regions. Although there can be no assurance that RiceX's products will be successfully introduced into these regions, RiceX believes that interest of this type validates the potential opportunity. In addition, RiceX believes that the relationship reflects the strategy for RiceX's foreign ventures. RiceX intends to seek other opportunities in developed nations by converting stabilized rice bran grown in those countries into finished goods and into HVFs with demonstrated health or nutritional benefits.

Developing Nations

RiceX's strategic development has been focused on making its nutrient-dense stabilized rice bran products available to developing countries where nutritional deficiencies are a major concern, particularly among school-aged children. RiceX remains on the cutting edge in developing nations by reducing malnutrition and enhancing nutritional growth potential school-aged children. RiceX believes that the school nutritional and diet upgrading programs in developing countries worldwide represent a market opportunity for RiceX in excess of $100 million per year. The Food and Agriculture Organization of the United Nations and the Foreign Agricultural Service of the United States Department of Agriculture have targeted over 800 million nutritionally deficient humans for assistance in the worldwide program titled "American Special Supplemental Food Programs for Women, Infants and Children."

RiceX's first international strategic alliance was established in December 2000 with PRODESA and the Christian Children's Fund in Guatemala. Under this alliance, RiceX supplied nutritionally dense ingredients throughout Guatemala over a twelve-month period starting in January 2001. As a result, RiceX's stabilized rice bran product, RiceX Solubles, has been used as a base for nutritionally enhanced drink for school breakfast and lunch programs to over 67,000 children in rural communities throughout Guatemala. The twelve-month program in Guatemala was highly successful in reducing malnutrition in school age children and enhancing their nutritional growth potential. This proof-of-concept program in Guatemala generated nearly $2,300,000 in revenues for RiceX for the year ended December 31, 2001. In 2002, El Salvador's Ministry of Education in San Salvador purchased RiceX's stabilized rice bran product, RiceX Solubles, for applications in its school nutrition programs for El Salvadorian children. The agreement, which follows the similar program of Guatemala, resulted in revenues of approximately $1,000,000 for the year ended December 31, 2002. Other similar programs in the region resulted in receiving payment for RiceX Solubles of approximately $600,000 in December 2003, and recognizing the revenue during the calendar year 2004.

RiceX is in the process of broadening its presence in the international markets. Building on RiceX's year 2001 successful proof-of-concept program in Guatemala, RiceX continues to develop and expand international market development activities in Central America. RiceX has two program approaches, 1) year-to-year applications and 2) multi-year self sustaining programs. The year-to-year applications approach calls for direct sales contracts financed in part through the United States government's Public Law 416 program. The multi-year self sustaining strategy will require funding from the USAID programs, philanthropic contributions and joint participation by the host country government. RiceX believes that product sales and shipments will continue and expand into Central American countries during 2005 and beyond.

RiceX continues to work with major rescue and relief agencies, congressional supporters and government offices of the USDA and the United States Agency for International Development to bring a multi-year program to provide nutritional drinks to one million children each school day from a RiceX facility located within the Central American region. RiceX has secured a financing commitment from Overseas Private Investment Corporation to assist in funding the facility. However, there can be no assurance that this financial commitment will lead to building a facility in the Central American region.

RiceX also intends to partner with local governments and companies in developing nations, on a joint venture basis, to stabilize locally grown rice bran for local consumption and for future export. RiceX plans to introduce its stabilization process systems in large rice mills located in Central and South America, China, India and Southeast Asia in the future. In many developing nations, the average person has a 300-500 calorie daily diet deficit. (See The Food and Agriculture Organization of the United Nations (FAO), Agrostat PC, on diskette (FAO, Rome, 12993); and the World Resources Institute in collaboration with the United Nations Environment Programme and the United Nations Development Programme, World Resources 1994-95 (Oxford University Press; New York, 1994), p. 108.) If RiceX is able to expand into these areas, the installation of 100 RiceX processing systems has the capacity to provide up to 500 nutritionally dense calories per day to over 15 million people each year. The diet supplement provided by the locally grown and stabilized rice bran would help those people approach U.S. levels of nutrition.

RiceX has had preliminary discussions regarding the demonstration of its system and the end products for its technology with a number of companies and governments including countries in Central America, India, China, Argentina, Brazil, Malaysia and certain African countries. However, there can be no assurance that these discussions will lead to implementation of the RiceX Process with these companies or governments.

Sales and Marketing

RiceX has targeted four distinct product areas in which RiceX Bran and related products may be used as the primary ingredient. RiceX's key marketing strategy is to form strategic alliances with industry leaders in each of its target markets. This strategy will allow RiceX to leverage the research, marketing and distribution strengths of its partners in order to more economically and efficiently introduce and market products. RiceX has formed alliances, or has entered into negotiations to form alliances, in each of its target markets, which are nutraceuticals, functional food ingredients, performance feed and companion pet food supplements. RiceX continues to develop its rice bran oil marketing initiatives.

RiceX's overall marketing plans in each of the target markets are discussed below.

Nutraceuticals

Nutraceuticals are food-derived substances with pharmaceutical-like properties, including vitamins and dietary supplements. RiceX Bran can be used as a nutraceutical to provide certain specific nutrients or food components (including antioxidants, oryzanols, Vitamin E, Vitamin B, and bran fiber) or to address specific health applications such as cardiovascular health, diabetes control, fighting free radicals and general nutritional supplementation. RiceX has sold RiceX Bran products as ingredients to consumer nutrition and healthcare companies, national nutritional retailers, and multi-level personal product marketers. However, there can be no assurance that such marketing efforts will be successful or that any of the proposed products will be developed in a commercially reasonable time or at all.

Functional Food Ingredients

RiceX Bran is a low cost, all natural food product that contains a unique combination of oil, protein, carbohydrates, vitamins, minerals, fibers, and antioxidants that can be used to enhance the nutritional value of popular consumer products. Foods that are ideally suited for the addition of RiceX Bran to their products include cereals, snack foods and breads. RiceX is marketing RiceX Bran to consumer food companies for use in already established products and for development of new products.

The functional food market in the United States is $16 billion and RiceX estimates that this represents more than a $35 to $45 million per year market share opportunity for RiceX. Premium ingredient manufacturers are in high demand and RiceX is strategically positioned to take advantage of this growing and sustainable market opportunity. RiceX believes that its proprietary technology and product patents represent valuable assets for achieving strategic leverage in this industry segment.

Performance Feed and Companion Pet Food Supplements

RiceX also markets RiceX Bran as a feed supplement for animals. RiceX Bran is used as an equine feed supplement and has proven to provide greater muscle mass, improved stamina, and hair-coat luster when added to a normal diet. Show and performance horses represent the premium end of the equine market and present a $12 to $15 million market share opportunity for RiceX's future revenue growth. During 2003, RiceX launched its own equine supplement label "Max E Glo". In 2004, RiceX entered into a distribution agreement with MannaPro, a national feed distributor. RiceX continued to hold numerous discussions with several major domestic equine feed manufacturers and distributors. However, there can be no assurance that these discussions will be successful.

Rice Bran Oils

Nutrient-rich oil made from RiceX Stabilized Rice Bran has a high flash point, which provides a long fry life and is not readily absorbed into food. The oil also maintains many of the nutritional benefits of whole rice bran products, making it ideally suited for healthy salad and cooking oils. RiceX holds a patent on the process for obtaining micronutrient enriched rice bran oil. There can be no assurance that any of RiceX's Stabilized Rice Bran Oil marketing efforts will be successful.

Marketing Methods

RiceX has an Executive Vice President of Sales and Marketing and two domestic sales representatives. In addition, RiceX has entered into agreements with PRODESA for Central America markets, and Kreglinger Europe for the United Kingdom and Benelux markets, for developing and marketing RiceX Bran products. RiceX also continues to work to develop additional significant alliances in efforts to increase its sales volume.

Pursuant to the Stabilized Rice Bran Processing Sales and Marketing Agreement between Farmers' Rice Cooperative, or Farmers, a cooperative association organized under the California Food and Agriculture Code, and RiceX, dated May 1, 2002, Farmers has an exclusive license to use RiceX's rice bran processing equipment for production of stabilized rice bran for sale to a limited number of Farmers customers.

Customers

RiceX has in excess of 125 active customer accounts. For 2004, RiceX's major customers were Project Concern International, Natural Glo, NutraCea, MannaPro and PGP International. RiceX depended on these customers for approximately 50% of all sales revenue during 2004. Loss of any of these customers could have a material adverse effect on RiceX's business, financial condition and results of operations.

Supply and Manufacturing

RiceX purchases unstabilized rice bran from one major supplier, Farmers. Pursuant to RiceX's agreement with Farmers, RiceX's stabilization machinery is physically attached to Farmers' rice processing plants and the rice bran by-product is directly transferred to RiceX's machinery for stabilization without the need for shipping. The relationship with Farmers is symbiotic, as the rice manufacturer searches for raw rice bran marketing channels while RiceX has ready access to unstabilized bran. Farmers is currently RiceX's only supplier of unstabilized rice bran. RiceX is seeking additional relationships with rice processors, both in the United States and abroad as part of its overall business strategy. RiceX's production capacity currently stands at 1,500 tons per month. RiceX believes suitable alternative supply arrangements are readily available if needed, however, there can be no assurance that RiceX will be successful in securing additional supply agreements.

As required, RiceX ships RiceX Bran from its facility in California to its plant in Dillon, Montana for further processing into RiceX Solubles, Dextrinized Rice Bran and RiceX Fiber Complex. Current monthly production capacity is approximately 50 tons of RiceX Solubles, 50 tons of Dextrinized Rice Bran and 50 tons of RiceX Fiber Complex. Additional equipment could more than double production capacity. RiceX intends to acquire or construct an additional processing facility when and if the demand for RiceX Solubles, Dextrinized Rice Bran and RiceX Fiber Complex justifies expansion.

Every food product that RiceX manufactures is produced under published FDA and USDA regulations for "Good Manufacturing Practices." RiceX's General Manager oversees quality control and quality assurance testing. Product samples for each product code are analyzed for microbiological adherence to a predetermined set of product specifications and each lot is released only when it demonstrates its compliance with specifications.

Competition

RiceX competes with other companies attempting to stabilize rice bran, as well as companies producing other food ingredients and nutritional supplements. RiceX believes that its only significant competitor is Producer's Rice Mill. This competitor may have greater capital resources than RiceX; however, RiceX believe that it has more experience in the rice bran industry. However, there can be no assurance that RiceX will be able to compete successfully in the rice bran industry. RiceX believes that its major nutritional supplement competitors include producers of wheat bran and oat bran, particularly in the functional food ingredients market segment.

Research and Development

Rice bran contains a wide variety of antioxidants, vitamins and other nutrients associated with good health and resistance to disease. RiceX has conducted a preliminary clinical evaluation that indicates RiceX products have efficacy in the nutritional management of certain conditions and diseases, such as diabetes mellitus and coronary vascular disease. Data from this study has been analyzed and the data supports the initiation of clinical trials. RiceX intends to vigorously conduct these trials and, if successful, will develop foods containing the active nutraceutical components of RiceX Bran to manufacture products targeted at specific conditions or suitable for the maintenance of general health and well-being. However, there can be no assurance that the results of additional clinical trials will prove successful or that RiceX will be able to develop additional new products.

RiceX’s expenditures for research and development for the years ended December 31, 2004 and 2003 totaled $224,000 and $226,000, respectively. RiceX expects to continue research and development expenditures to establish the scientific basis for health claims of existing products and to develop new products and applications.

MANAGEMENT

Our directors, executive officers and key employees and their ages as of October 21, 2005 are as follows:

Name	Age	Position
Directors and Executive Officers:
Bradley D. Edson	46	Chief Executive Officer, President and Director
Todd C Crow	57	Chief Financial Officer
Ike E. Lynch	60	Chief Operating Officer
Margie D. Adelman	45	Secretary and Senior Vice President
David Bensol	50	Director
Eliot Drell	51	Director
James C. Lintzenich	51	Director
Edward L. McMillan	59	Director
Patricia McPeak	64	Director
Steven W. Saunders	50	Director

Biographical information for directors and executive officers:

Bradley D. Edson, has served as our Chief Executive Officer since October 2005 and as our President and as one of our directors since December 2004. Mr. Edson was formerly the Chairman and CEO of Vital Living Inc. (OTC BB: VTLV), a company that primarily developed and marketed nutraceuticals. Prior to Vital Living, Mr. Edson spent a decade developing a nationwide insurance agency focused on distribution channels for specialty products for the retail market. Prior to that, Mr. Edson was a former principal and officer of a NASD broker/dealer firm.

Todd C. Crow, has served as our Chief Financial Officer since October 2005. Mr. Crow has served as Vice President of Finance and Chief Financial Officer of The RiceX Company since November 1998, and as Secretary of The RiceX Company since January 1999. From September 1997 to November 1998, Mr. Crow was Controller of The RiceX Company and from May 1996 to September 1997, he was The RiceX Company’s Chief Financial Officer. Prior to joining The RiceX Company, Mr. Crow held senior financial positions with the Morning Star Group, an agri-business holding company, and Harter, Inc., a food-processing manufacturer.

Ike E. Lynch has served as our Chief Operating Officer since October 2005. Mr. Lynch also currently serves as Chief Operating Officer of The RiceX Company. From January 1997 to October 2005, Mr. Lynch served as Chief Executive Officer and Vice President of International Business Development and since January 1997, President and Chief Operating Officer of RiceX Nutrients, Inc. From 1966 through 1982, Mr. Lynch was employed by the H. J. Heinz Company in various management roles, culminating with the President and CEO position of the Hubinger Company, a subsidiary of Heinz. In 1982, Mr. Lynch left Heinz to become President and CEO of Dawn Enterprises LLC, specializing in Ethanol production and marketing. Mr. Lynch left Dawn Enterprises in 1989 to form Centennial Foods, Incorporated, where he served as President and Chief Executive Officer until the acquisition of Centennial Foods by The RiceX Company in 1997.

Margie D. Adelman, was appointed Senior Vice President in January 2005 and Secretary of NutraCea in February 2005. From 2000 to 2004 Ms. Adelman owned and operated Adelman Communications a full service public relations firm based in Boca Raton, Florida. From 1994 to 2000 Ms. Adelman was President of TransMedia Group, the largest public relations firm in Florida. Ms. Adelman holds a doctorate in Naturopathic Medicine from the Clayton School of Natural Medicine.

David Bensol, has served as one of our directors since March 2005. Mr. Bensol currently is a management consultant. Mr. Bensol was the former CEO of Critical Home Care, which recently merged with Arcadia Resources, Inc. (OTC BB: ACDI). Mr. Bensol was the Executive Vice President and Director of Arcadia Resources from May 2004 until his resignation from those positions in December 2004. In 2000, Mr. Bensol founded what eventually became Critical Home Care, through a series of acquisitions and mergers. From 1979 to 1999 Mr. Bensol founded several companies which became successful companies in the areas of home medical equipment providers, acute care pharmacy providers and specialty support surface providers. Mr. Bensol became a registered pharmacist in 1979.

Dr. Eliot Drell, has been on of our directors since February 2004. Dr. Drell has been the Chief of Gastroenterology at Mercy Hospital, Folsom, California since 1984. Dr. Drell’s past medical appointments including acting as a Director of the Endoscopic unit at Mercy Hospital of Folsom, California and Marshall Hospital; Chief of Medicine at Mercy Hospital; Member of the Medical Executive Committee at both Mercy Hospital and Marshall Hospital; and Assistant Professor at U.C. Davis Medical Center. Dr. Drell is an active speaker and lecturer for major pharmaceutical companies.

James C. Lintzenich, has served as one of our directors since October 2005. Mr. Lintzenich has been a director of The RiceX Company since June 2003. Mr. Lintzenich has been a management consult since April 2001. From August 2000 to April 2001 Mr. Lintzenich served as President and Chief Operating Officer of SLM Corporation (Sallie Mae), an educational loan institution. From December 1982 to July 2000, Mr. Lintzenich held various senior management and financial positions including Chief Executive Officer and Chief Financial Officer of USA Group, Inc., a guarantor and servicer of educational loans. Mr. Lintzenich currently serves on the Board of Directors of the Student Loan Marketing Association (an SLM Corp subsidiary) and the Lumina Foundation for Education.

Edward L. McMillan, has served as one of our directors since October 2005. From January 2000 to present Mr. McMillan owns and manages McMillan LLC., a transaction consulting firm which provides strategic consulting services and facilitates mergers and/or acquisitions predominantly to food and agribusiness industry sectors. From July 2004 to October 2005, Mr. McMillan was a director of The RiceX Company. From June 1969 to December 1987 he was with Ralston Purina, Inc. and Purina Mills, Inc. where he held various senior level management positions including marketing, strategic planning, business development, product research, and business segment management. From January 1988 to March 1996, McMillan was President and CEO of Purina Mills, Inc. From August 1996 to July 1997, McMillan presented a graduate seminar at Purdue University. From August 1997 to April 1999 he was with Agri Business Group, Inc. Mr. McMillan currently serves on the boards of directors of Balchem, Inc. (AMEX:BCP); Durvet, Inc.; Newco Enterprises, Inc.; CHB LLC.; and Hintzsche, Inc. Mr. McMillan also serves as Chair of the University of Illinois Research Park, LLC and the University of Illinois Alumni Association.

Patricia McPeak, founder, has served as one of our directors since December 2001. From December 2001 to October 2005, Ms. McPeak served as our Chief Executive Office and Board Chairman. She was the founder of NutraStar Technologies Incorporated and was the Chief Executive Officer, President and a director of NutraStar Technologies Incorporated from its formation in February 2000 until the reorganization transaction with NutraCea. From May 1989 until February 2000 she was the President and a director of The RiceX Company, which she co-founded. From 1981 to 1989, Ms. McPeak was an executive officer of Brady International, Inc. a company engaged in providing stabilized rice bran, which she also co-founded. Ms. McPeak has extensive experience in the field of protein and ingredient production, having served as an executive in the industry for 25 years.

Steven W. Saunders, has served as one of our directors since October 2005. He was a director of The RiceX Company from August 1998 to October 2005. Mr. Saunders has been President of Saunders Construction, Inc., a commercial construction firm, since February 7, 1991, and President of Warwick Corporation, a business-consulting firm.

All directors are elected annually and serve until the next annual meeting of shareholders or until the election and qualification of their successors. Each of our directors has served continuously since the date indicated above. Directors are elected annually at the meeting of the shareholders to serve a term of one year or until the next annual meeting of shareholders unless they die, resign or are removed. The remaining directors, though less than a quorum, may fill vacancies occurring on the Board of Directors and persons elected to fill vacancies serve until the next annual meeting of shareholders unless they die, resign or are removed. The Board of Directors has not designated a separate Audit Committee. Drs. Drell and Messrs. Lintzenich, Bensol and McMillan are considered independent directors according to Rule 4200(a)(15) of the NASD’s listing standards. The Board of Directors has determined that Mr. Lintzenich meets the requirements of an audit committee financial expert.

All executive officers serve at the discretion of our board of directors. There are no family relationships between any of our directors or executive officers.

Our success, if any, will be dependent to a significant extent upon certain key management employees, including Messrs. Edson, Crow and Lynch and Mesdames McPeak and Adelman. We have entered into employment agreements with them as described under caption “Employment Contracts.”

Director Compensation

NutraCea provides compensation to its directors for serving in such capacity in the form of grants of common stock from our 2003 Stock Compensation Plan. NutraCea provides 35,000 shares of restricted common stock to each board member, whether an employee or non-employee, for each year of service on the board plus reimbursement of expenses.

Common Stock Grants to Directors in the Year Ended December 31, 2004

Name	Shares Acquired	Value Realized
Patricia McPeak	35,000	$53,200
John Howell *	35,000	$53,200
Eliot Drell	35,000	$53,200
Ernie Bodai, MD **	35,000	$53,200
________________
* Mr. Howell resigned as President and Director on July 20, 2004.
** Mr. Bodai resigned as Director on September 28, 2005.

Executive Compensation

The following Summary Compensation Table shows the aggregate compensation paid or accrued by NutraCea during fiscal years 2004, 2003 and 2002 to (i) each person who served as NutraCea’s Chief Executive Officer during 2004, and (ii) the four most highly compensated officers other than the Chief Executive Officer who were serving as executive officers at the end of 2004 and whose total annual salary and bonus in such year exceeded $100,000 (of which there was only one such persons), and (iii) up to two additional individuals for whom disclosures would have been provided in this table but for the fact that such persons were not serving as executive officers as of the end of fiscal 2004 (collectively with the Chief Executive Officer, the “Named Executive Officers”).

		Summary Compensation Table
		for Years Ended December 31, 2004, 2003 and 2002
		Annual Compensation				Long-Term Compensation
						Awards

Name and				Other annual		Restricted stock	Securities underlying	All other
principal position	Year	Salary	Bonus	compensation		awards	options	compensation
Bradley Edson,	2004	$2,000	—	—		—	6,000,000	125,000	(2)
Chief Executive	2003	—	—	—		—	—	—
Officer(1)	2002	—	—	—		—	—	—

Patricia McPeak,	2004	$150,000	$100,000	$85,096	(5)	$53,200	2,000,000	$8,360,000	(3)
Chief Executive	2003	150,000	100,000	12,000		—	—	—
Officer(4)	2002	150,000	100,000	12,000		—	—	—

John Howell,	2004	106,412	80,000	4,154		—	—	—
President(6)	2003	120,000	101,284	6,000		—	1,000,000	—
	2002	—	—	—		—	—	—

(1)	Mr. Edson became President of the Registrant on December 17, 2004 and Chief Executive Officer of the Registrant on October 4, 2005.
(2)	Consists of $125,000 paid as consulting fees prior to Mr. Edson becoming President.
(3)	Represents the market value at time of issuance of 5,500,000 shares of NutraCea common stock issued to Ms. McPeak for services rendered and stock reimbursements.
(4)	Ms. McPeak resigned as Chief Executive Officer on October 4, 2005.
(5)	Includes $73,096 paid by NutraCea to purchase an automobile for Ms. McPeak.
(6)	Mr. Howell resigned from NutraCea on July 20, 2004.

Option Grants in Last Fiscal Year

NutraCea’ Board of Directors adopted the 2003 Stock Compensation Plan, or the 2003 Plan, on October 31, 2003. Under the terms of the 2003 Plan, NutraCea may grant up to 10,000,000 warrants, options, restricted common or preferred stock, or unrestricted common or preferred stock to officers, directors, employees or consultants providing services to NutraCea on such terms as are determined by the NutraCea board of directors. The 2003 Plan provides that the NutraCea board of directors may also permit officers, directors, employees or consultants to have their bonuses and/or consulting fees payable in warrants, restricted common stock, unrestricted common stock and other awards, or any combination thereof. In addition, NutraCea has granted options to certain officers, directors and employees outside of the 2003 Plan.

The following table summarizes the options granted by NutraCea to its Named Executive Officers during the year ended December 31, 2004. None of the options granted to the Named Executive Officers during the year ended December 31, 2004 were granted pursuant to the 2003 Plan.

	Individual Grants
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date

Bradley Edson(1)	6,000,000	75%	$0.30	12/17/14
Patricia McPeak (2)	2,000,000	25%	$0.30	12/14/14
John Howell	—	—	—	—

(1)	Consists of a warrant to purchase 6,000,000 shares of NutraCea common stock. This warrant is fully vested and exercisable.
(2)	Consists of a warrant to purchase 2,000,000 shares of NutraCea common stock. This warrant is fully vested and exercisable.

Aggregated Option/SAR Exercises In Last Fiscal Year and Fiscal Year End Option/SAR Values

The following table sets forth information regarding options and warrants to purchase NutraCea common stock held by the Named Executive Officers as of December 31, 2004.

	Shares Acquired	Value	Number of Securities Underlying Unexercised Options at 12/31/04		Value of Unexercised In-the-Money Options at 12/31/04 (1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Bradley Edson	—	—	6,000,000	—	$780,000	—
Patricia McPeak	—	—	2,002,306	576	$260,000	—
John Howell	500,000	$454,500	—	—	—	—

(1)
Based on the last reported sales price of NutraCea’s common stock as reported on the OTCBB on December 31, 2004 of $0.43, minus the exercise price (where the exercise price of a given option is greater than $0.43, the value of such option was calculated as zero).

Employment Agreements

On December 17, 2004, NutraCea entered into an employment agreement that expires December 31, 2007 with its current President and Chief Executive Officer, Bradley D. Edson, pursuant to which NutraCea is to pay Mr. Edson a base salary of $50,000 in year one; a base salary of $150,000 in year two; and a base salary of $250,000 in year three. The agreement also provides that Mr. Edson is entitled to an annual incentive bonus based upon performance and to be provided a car allowance of $600 per month. The incentive bonus is payable annually within 10 days of the completion of NutraCea’s annual independent audit. The bonus is one percent of NutraCea’s “Gross Sales over $25,000,000,” but only if NutraCea reports a positive EBITDA for the period. The bonus amount is limited to a maximum of $750,000 in any calendar year. In addition, Mr. Edson was issued warrants to purchase 6,000,000 shares of NutraCea’s common stock at an exercise price of $0.30 per share. The warrants are immediately exercisable and expire ten years from the date of issuance.

On January 25, 2005, NutraCea entered into a three year employment agreement with Margie D. Adelman, NutraCea’s Senior Vice President and Secretary, pursuant to which NutraCea is to pay Ms. Adelman a base salary of $150,000 per year. The agreement also provides that Ms. Adelman is entitled to a one-time initial bonus of $25,000 and will be eligible for future incentive bonuses based solely on the discretion of NutraCea’s Chief Executive Officer or President and the approval of NutraCea’s Compensation Committee. Ms. Adelman was issued a warrant to purchase 1,000,000 shares of NutraCea’s common stock at an exercise price of $0.30 per share, 500,000 shares of which vested upon signing and 500,000 shares of which will vest on January 25, 2006, subject to forfeiture under certain terms and conditions. In addition, Ms Adelman was issued warrants to purchase 1,000,000 shares of NutraCea’s common stock at an exercise price of $0.30 that will vest upon the achievement of NutraCea obtaining “Gross Sales over $25,000,000” and NutraCea reporting a positive EBITDA for the period. All warrants expire ten years from the date of issuance.

In September 2005, we entered into a First Amendment to employment agreement with Todd C. Crow, pursuant to which we assumed the employment agreement between Mr. Crow and The RiceX Company. The employment agreement, as amended, provides that Mr. Crow will serve as Chief Financial Officer of NutraCea and the RiceX Company. Mr. Crow’s employment agreement, as amended, provides that Mr. Crow will receive an annual base salary of $150,000, which salary will be reviewed annually and be adjusted to compensate for cost of living adjustments in the Sacramento metropolitan area. The agreement terminates on October 4, 2008. The term will be automatically extended for an additional one-year term unless either party delivers notice of election not to extend the employment at least 90 days prior to the expiration of the initial term. Mr. Crow's employment may be terminated prior to the expiration of the agreement by the mutual written agreement of the parties or in the event of Mr. Crow's disability. For the purposes of the employment agreement, "disability" means Mr. Crow's inability, due to physical or mental impairment, to perform his duties and obligations, despite reasonable accommodation by us, for a period exceeding three months. Mr. Crow's employment may also terminated in the event of his death, notice by us of termination for cause (as defined in the agreement), or written notice by us of termination without cause, upon fourteen (14) days notice. Mr. Crow is entitled to compensation for early termination. If Mr. Crow is terminated without cause, we will pay to Mr. Crow, as liquidated damages and in lieu of any and all other claims which Mr. Crow may have against us, the amount equal to Mr. Crow's monthly base salary multiplied by the number of months remaining in the term of this agreement, or a payment amount equal to one year of Mr. Crow's base salary, whichever is greater. If Mr. Crow is terminated as the result of a change in control transaction (as defined in the employment agreement, as amended) and Mr. Crow is not employed in the same capacity or being paid the same base salary as he was employed with us, then Mr. Crow will receive a severance payment equal to two (2) years of Mr. Crow’s Base Salary, or the balance remaining to be paid under the terms of the agreement, whichever is greater.

In September 2005, we entered into a First Amendment to employment agreement with Ike E. Lynch, pursuant to which we assumed the employment agreement between Mr. Lynch and The RiceX Company. The employment agreement, as amended, provides that Mr. Lynch will serve as Chief Operating Officer of NutraCea, The RiceX Company and RiceX Nutrients, Inc., a subsidiary of The RiceX Company. The employment agreement, as amended, provides that Mr. Lynch will receive an annual base salary of $150,000, which salary will be reviewed annually and be adjusted to compensate for cost of living adjustments in the Sacramento metropolitan area. The agreement terminates on October 4, 2008. The term will be automatically extended for an additional one-year term unless either party delivers notice of election not to extend the employment at least 90 days prior to the expiration of the initial term. Mr. Lynch's employment may be terminated prior to the expiration of the agreement by the mutual written agreement of the parties or in the event of Mr. Lynch's disability. For the purposes of the employment agreement, "disability" means Mr. Lynch's inability, due to physical or mental impairment, to perform his duties and obligations, despite reasonable accommodation by us, for a period exceeding three months. Mr. Lynch's employment may also terminated in the event of his death, notice by us of termination for cause (as defined in the agreement), or written notice by us of termination without cause, upon fourteen (14) days notice. Mr. Lynch is entitled to compensation for early termination. If Mr. Lynch is terminated without cause, we will pay to Mr. Lynch, as liquidated damages and in lieu of any and all other claims which Mr. Lynch may have against us, the amount equal to Mr. Lynch's monthly base salary multiplied by the number of months remaining in the term of this agreement, or a payment amount equal to one year of Mr. Lynch's base salary, whichever is greater. If Mr. Lynch is terminated as the result of a change in control transaction (as defined in the employment agreement, as amended) and Mr. Lynch is not employed in the same capacity or being paid the same base salary as he was employed with us, then Mr. Lynch will receive a severance payment equal to one hundred eighty thousand dollars ($180,000).

On December 10, 2004, Patricia McPeak entered into an employment agreement with us. The employment agreement has a term of three years and provides that Ms. McPeak will be paid a base salary of $150,000 per year for the first two years of the term and $250,000 for the third year of the term. The agreement also provides that Ms. McPeak is entitled to an annual incentive bonus based upon performance. The incentive bonus is payable annually within 10 days of the completion of NutraCea’s annual independent audit. The bonus is one percent of our “Gross Sales over $25,000,000,” but only if we report a positive EBITDA for the period. The bonus amount is limited to a maximum of $750,000 in any calendar year. In addition, we issued to Ms. McPeak a warrant to purchase 2,000,000 shares of our common stock at an exercise price of $0.30 per share. The warrant is immediately exercisable and expires ten years from the date of issuance.

Limitation of Liability and Indemnification Matters

NutraCea’s Articles of Incorporation provide that it will indemnify its officers and directors, employees and agents and former officers, directors, employees and agents unless their conduct is finally adjudged as involving intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. This indemnification includes expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by these individuals in connection with such action, suit, or proceeding, including any appeal thereof, subject to the qualifications contained in California law as it now exists. Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit, or proceeding will be paid by NutraCea in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by NutraCea as authorized in the Articles of Incorporation. This indemnification will continue as to a person who has ceased to be a director, officer, employee or agent, and will benefit their heirs, executors, and administrators. These indemnification rights are not deemed exclusive of any other rights to which any such person may otherwise be entitled apart from the Articles of Incorporation. California law generally provides that a corporation shall have the power to indemnify persons if they acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of NutraCea and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In the event any such person is judged liable for negligence or misconduct, this indemnification will apply only if approved by the court in which the action was pending. Any other indemnification shall be made only after the determination by NutraCea’s board of directors (excluding any directors who were party to such action), by independent legal counsel in a written opinion, or by a majority vote of shareholders (excluding any shareholders who were parties to such action) to provide such indemnification.

NutraCea carries Officers and Directors insurance. The aggregate limit of liability for the policy period (inclusive of costs of defense) is $3,000,000. The policy period ends on October 1, 2006.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of NutraCea pursuant to the foregoing provisions, or otherwise, NutraCea has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans from Officer and Related Parties

At December 31, 2002, NutraCea owed Ms. Patricia McPeak, then Chief Executive Officer of NutraCea, $175,800 on a demand note payable bearing interest at 10%. NutraCea executed an additional demand note payable in the amount of $20,422, bearing interest at 10%, to her during 2003. Additionally, Ms. McPeak made short-term advances to NutraCea amounting to $210,000 during 2003. All of this debt was repaid prior to December 31, 2003. Cash payments retired $258,335 of the debt, while $147,887 was retired by conversion to 344,956 shares of common stock.

In November 2004 the Board of Directors resolved to purchase a new automobile from Patricia McPeak in exchange for her waiving a monthly car allowance provided in her employment agreement. At December 31, 2004, NutraCea booked the purchase price of this automobile ($73,096) as a payable to a related party.

Private Placement Transaction

In October 2005, we sold approximately 7,850 shares of our Series B preferred stock at a price of $1,000.00 per share, and warrants to purchase an aggregate of 7,850,000 shares of our common stock with an exercise price of $0.70 per share, to a small number of sophisticated investors in a private placement transactions. Our Series B preferred stock can be converted to shares of our common stock at a conversion rate of 2,000 shares of common stock for each share of Series B preferred Stock. Gross proceeds from the offering were approximately $7.85 million. The investors included Leonardo, L.P., funds related to Pequot Capital Management, Inc., The Pinnacle Fund, L.P., funds related to Enable Partners, and funds related to Xerion Partners, which purchased 2,500, 1,750, 1,000, 750 and 700 shares of Series B preferred stock, respectively. Information concerning the beneficial ownership of our securities by such persons is set forth below under the heading “Security Ownership of Certain Beneficial Owners and Management.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock and Series B preferred stock as of October 21, 2005, by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of that class of our stock, (ii) each of our directors, (iii) each of the Named Executive Officers, and (iv) all directors and executive officers as a group. We have authorized Series A preferred stock, but none of these shares are outstanding.

The table is based on information provided to us or filed with the Securities and Exchange Commission (“SEC”) by our directors, executive officers and principal shareholders. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of common stock issuable upon conversion of Series B Preferred Stock or issuable upon exercise of options and warrants that are currently exercisable or are exercisable within 60 days after October 21, 2005, are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other shareholder in the first four columns. The shares of common stock issuable upon conversion of Series B Preferred Stock are deemed outstanding for the purposes of computing the percentage ownership of all persons in the last two columns. Unless otherwise indicated, the address for each shareholder listed in the following table is c/o NutraCea, 1261 Hawk’s Flight Court, El Dorado Hills, CA 95762.

	Shares of Common Stock Beneficially Owned		Shares of Series B Preferred Stock Beneficially Owned			Shares of Common Stock Beneficially Owned (Assuming Preferred Stock Conversion)
Name and Address of Beneficial Owner	Number (1)	Percentage (1)	Number (2)	Percentage (2)		Number (3)	Percentage (3)

Patricia McPeak(4)	14,043,557	19.86%	-	*	%	14,043,557	17.02%

Leonardo, L.P.(5) 245 Park Avenue, 26th Floor New York, NY 10167	7,500,000	10.09	2,500	31.95		7,500,000	9.09

Bradley D. Edson(6)	6,115,000	8.40	-	*		6,115,000	7.41

Monsanto(7) 800 N. Lindbergh St. Louis, MO 63167	5,498,818	8.23	-	*		5,498,818	6.66

Funds related to Pequot Capital Management, Inc.(8) 500 Myala Farm Road Westport, CT 06880	5,250,000	7.29	1,750	22.29		5,250,000	6.36

The Pinnacle Fund, L.P.(9)	3,000,000	4.30	1,000	12.74		3,000,000	3.64

James C. Lintzenich(10)	2,883,019	4.22	-	*		2,883,019	3.49

Funds related to Enable Partners(11) One Ferry Building, Suite 255 San Francisco, CA 94111	2,250,000	3.26	750	9.55		2,250,000	2.73

Funds related to Xerion Partners Equity(12)	2,100,000	3.05	700	8.92	2,100,000	2.54

Steven W. Saunders(13)	1,028,788	1.53	-	*	1,028,788	1.25

Eliot Drell(14)	946,655	1.41	-	*	946,655	1.15

John Howell(15)	790,000	1.18	-	*	790,000	*

Edward L. McMillan(16)	158,538	*	-	*	158,538	*

David Bensol	35,000	*	-	*	35,000	*

All directors and executive officers as a group (10 persons)(17)	28,727,466	35.11			28,727,466	28.58

*	less than 1%

(1)
Applicable percentage of ownership is based on 66,815,055 shares of our common stock outstanding as of October 21, 2005, together with applicable options and warrants for such shareholder exercisable within 60 days of October 21, 2005.

(2)	Applicable percentage of ownership is based on 7,850 shares of Series B preferred stock outstanding as of October 21, 2005.

(3)
Applicable percentage of ownership is based on 66,815,055 shares of our capital stock outstanding as of October 21, 2005, 15,700,000 shares of our capital stock issuable upon conversion of all of the Series B Convertible Preferred Stock outstanding as of October 21, 2005, together with applicable options or warrants for such shareholder exercisable within 60 days of October 21, 2005.

(4)
Includes 8,687,202 shares of common stock and 2,002,882 shares issuable upon the exercies of options and warrants. Also includes 1,311,899 shares owned and 1,887,975 shares issuable upon exercise of options held by reporting person’s spouse. Also includes 153,598 shares held by a trust controlled by the reporting person and her spouse. The reporting person disclaims beneficial ownership with regard to all shares owned by her spouse.

(5)
Includes 2,500,000 shares issuable upon exercise of warrants and 5,000,000 shares issuable upon conversion of Series B Convertible Preferred Stock.  Leonardo Capital Management Inc. ("LCMI") is the sole general partner of Leonardo, L.P. Andelo, Gordon & Co., L.P. ("Angelo, Gordon") is the sole director of LCMI. John M. Angelo and Michael L. Gordon are the principal executive officers of Angelo, Gordon. Each of Angelo, Gordon and Messers. Angelo and Gordon disclaim beneficial ownership of the shares held by Leonardo, L.P.

(6)	Includes 6,000,000 shares issuable upon exercise of warrants.

(7)	The natural person who has voting and dispositive power for the shares held by the reporting person is Charles Burson.

(8)	Shares beneficially owned by Pequot Capital Management, Inc. represent Shares of common stock underlying Series B convertible preferred, of which 2,062,000 shares are held of record by Pequot Scout Fund, L.P. and 1,438,000 shares are held of record by Pequot Mariner Master Fund L.P.. In addition, represents shares of common stock underlying warrants immediately exercisable of which 1,031,000 shares are held of record by Pequot Scout Fund L.P. and 719,000 shares are held of record by Pequot Mariner Master Fund, L.P. Pequot Capital Management, Inc, which is the Investment Manager/Advisor to the above named funds exercises sole dispositive, investment and voting power for all the shares. Arthur J. Samberg is the sole shareholder of Pequot Capital Management, Inc. and disclaims beneficial ownership of the shares except for his pecuniary interest.

(9)
Shares beneficially owned by The Pinnacle Fund, L.P. represent 2,000,000 shares of common stock underlying Series B convertible preferred stock and 1,000,000 shares of common stock underlying warrants immediately exercisable. Pinnacle Advisers, L.P., which is the investment advisor and general partner of The Pinnacle Fund, L.P., has sole dispositive, investment and voting power for all the shares. Pinnacle Fund Management, L.L.C is the general partner of Pinnacle Advisors, L.P. Barry M. Kitt is the sole member of Pinnacle Fund Management, L.L.C. and disclaims beneficial ownership of the shares except for his pecuniary interest. The address for The Pinnacle Fund, L.P. is 4965 Preston Park Blvd., Suite 240, Plano, Texas 75093.

(10)
Includes 1,396,411 shares and an additional 1,371,411 shares issuable upon exercise of a warrant held by Intermark Group Holdings, LLC of which the filing person is the owner. Also includes 115,197 shares issuable upon exercise of options held by the reporting person.

(11)
Shares beneficially owned by Enable Partners represent shares of common stock underlying Series B convertible preferred stock, of which 1,200,000 shares are held of record by Enable Growth Partners LP and 300,000 shares are held of record by Enable Opportunity Partners LP. In addition, represents shares of common stock underlying warrants immediately exercisable of which 600,000 shares are hold of record by Enable Growth Partners LP and 150,000 shares are held of record by Enable Opportunity Partners LP. The natural person who has voting and dispositive power for the shares held by both funds named above is Mitch Levine, who is Managing Partner of both funds. Mr. Levine disclaims beneficial ownership of the shares except for his pecuniary interest.

(12)
Shares beneficially owned by Xerion Partners Equity represent shares of common stock underlying Series B convertible preferred stock, of which 700,000 shares are held of record by Xerion Partners I LLC and 700,000 shares are held of record by Xerion Partners II Master Fund Limited. In addition, represents shares of common stock underlying warrants immediately exercisable of which 350,000 shares are held of record by Xerion Partners I LLC and 350,000 shares are hold of record by Xerion Partners II Master Fund Limited. The natural persons who have voting and dispositive power for the shares held by Xerion Partners I LLC are S. Donald Sussman and Daniel J. Arbess. Messrs. Sussman and Arbess disclaim beneficial ownership of the shares except for their pecuniary interests. The natural person who has voting and dispositive power for the shares held by Xerion Partners II Master Fund Limited is Daniel J. Arbess. Mr. Arbess disclaims beneficial ownership of the shares except for his pecuniary interest. The address for Xerion Partners I LLC is Two American Lane, Greenwich, Connecticut 06836. The address for Xerion Partners II Master Fund Limited is 450 Park Avenue, New York, New York 10022.

(13)	Includes 394,396 shares issuable upon exercise of options.

(14)
Includes 252,141 shares issuable upon exercise of options and warrants. Also includes 304,282 shares owned and 164,987 shares issuable under options or warrants exercisable by Drell-Pecha Partnership of which the reporting person is a partner.

(15)	The reporting person resigned as the Chief Executive Officer of NutraCea on July 20, 2004. Share holdings are as of December 31, 2004.

(16)	Includes 140,798 shares issuable upon exercise of options and warrants.

(17)	Includes an aggregate of 15,497,077 shares issuable upon exercise of options and warrants.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 200,000,000 shares of common stock, no par value, and 20,000,000 shares of Preferred Stock, no par value, of which 3,000,000 shares are designated Series A Preferred Stock and 25,000 shares are designated Series B Preferred Stock. As of October 21, 2005, there were 66,891,667 shares of common stock outstanding, no shares of Series A Preferred Stock outstanding and 7,850 shares of Series B Preferred Stock outstanding.

Common Stock

Holders of NutraCea common stock are entitled to receive ratably dividends when, as, and if declared by NutraCea’s board of directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of NutraCea, the holders of the common stock are entitled to receive ratably the net assets of NutraCea available after the payment of all debts and other liabilities and subject to the prior rights of outstanding NutraCea preferred shares, if any. However, there are no assurances that upon any such liquidation or dissolution, there will be any net assets to distribute to the holders of NutraCea common stock.

The holders of NutraCea common stock are entitled to one vote for each share held on all matters submitted to a vote of NutraCea shareholders. Under certain circumstances, California law permits the holders of NutraCea common stock to cumulate their votes for the election of directors, in which case holders of less than a majority of the outstanding shares of NutraCea common stock could elect one or more of NutraCea’s directors. Holders of NutraCea common stock have no preemptive, subscription, or redemption rights. The outstanding shares of NutraCea common stock are fully paid and nonassessable. The rights and privileges of holders of NutraCea common stock are subject to, and may be adversely affected by, the rights of holders of shares of NutraCea preferred stock that NutraCea may designate and issue in the future.

Preferred Stock

NutraCea’s board of directors is authorized to issue preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications, limitations and restrictions thereof, including dividend rights and rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without any vote or action by NutraCea’s shareholders. Any preferred stock to be issued could rank prior to the NutraCea common stock with respect to dividend rights and rights on liquidation. NutraCea’s board of directors, without shareholder approval, may issue preferred stock with voting and conversion rights which could adversely affect the voting power of holders of NutraCea common stock and discourage, delay or prevent a change in control of NutraCea.

Series A Preferred Stock

We have authorized a total of 3,000,000 shares of Series A Preferred Stock. No shares of Series A Preferred Stock are outstanding.

Series B Preferred Stock

We have authorized a total of 25,000 shares of Series B preferred stock, 7,850 of which are issued and outstanding.

Voting

Series B preferred stock shall not be entitled to vote unless required by law or unless we take certain actions, which actions will require the affirmative vote of the holders of a majority of the outstanding shares of Series B preferred stock. These actions include, among other things, amending our Certificate of Determination, Rights and Privileges of Series B preferred stock, authorizing or creating any capital stock senior to, or on parity with, the Series B preferred stock, altering the powers, preferences or rights of the Series B preferred stock, issuing additional shares of Series B preferred stock and incurring certain debt.

Conversion

Each share of Series B preferred stock is convertible into the number of shares of our common stock equal to $1,000.00 divided by the conversion price, which is currently $0.50. The conversion price is subject to anti-dilution protection if we issue our common stock at prices less than the then current conversion price and for stock splits, stock dividends and other similar transactions.

Liquidation Preference

Upon occurrence of (1) our liquidation, (2) a merger or consolidation involving us where our existing shareholders do not retain more than 50% of the voting power in us, (3) a sale of all or substantially all of our assets or (4) a tender offer or other business combination involving us where our existing shareholders do not retain more than 50% of the voting power in us, each share of Series B preferred stock will be entitled to receive in preference to holders of our common stock an amount equal to $1,000, plus any accrued but unpaid dividends, if any. After receiving this preference, the holders of Series B preferred stock will not be entitled to any further distribution of our assets.

Transfer Agent

American Stock Transfer & Trust Company, New York, New York, serves as transfer agent for the shares of common stock.

SELLING SECURITY HOLDERS

The table below lists the selling shareholders and other information regarding the beneficial ownership of the common stock by each of the selling shareholders. The first column lists the name of each selling shareholder. The second column lists the number of shares of common stock beneficially owned by each selling shareholder as of October 21, 2005. The third column lists the number of shares of common stock that may be resold under this prospectus. The fourth and fifth columns list the number of shares of common stock owned and the percentage of common stock owned after the resale of the common stock registered under this prospectus. The total number of shares of our common stock outstanding as of October 21, 2005 was 66,891,667. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to such shares. Shares of common stock issuable upon conversion of preferred stock and shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days after October 21, 2005 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other shareholder.

	Common Shares Beneficially Owned	Common Shares Offered by this	Common Shares Beneficially Owned After Offering
Name of Selling Shareholder	Prior to Offering	Prospectus	Number	Percentage
	_____________________
Leonardo, L.P.	7,500,000	7,500,000	—		*
Pequot Capital Management, Inc.	5,250,000	5,250,000	—		*
The Pinnacle Fund, L.P.	3,000,000	3,000,000	—		*
Enable Growth Partners, L.P.	1,800,000	1,800,000	—		*
SDS Capital Group SPC, Ltd.	1,500,000	1,500,000	—		*
Xerion Partners II Master Fund Limited	1,050,000	1,050,000	—		*
Xerion Partners I LLC	1,050,000	1,050,000	—		*
Richard Gonda	1,000,000	1,000,000	—		*
Nite Capital, L.P.	900,000	900,000	—		*
Halpern Capital, Inc.	879,200	879,200	—		*
Baruch Halpern & Shoshana Halpern WROS	859,900	859,900	—		*
SMJ Partners, Inc.	800,000	800,000	—		*
Steven Lee	1,001,123	500,000	501,123		*
SRB Greenway Capital (QP), L.P.	486,000	486,000	—		*
Broadlawn Master Fund, Ltd.	450,000	450,000	—		*
Enable Opportunity Partners, L.P.	450,000	450,000	—		*
Craig & Susan Musick	1,202,851	400,000	802,851	1.2
Presidio Partners	382,500	382,500	—		*
Geary Partners	284,250	284,250	—		*
Danny Lowell	152,180	132,180	20,000		*
David Kolb	109,900	109,900	—		*
Elaine Johnson	200,693	100,000	100,693		*
Ronnie Kinsey	200,693	100,000	100,693		*
Edwin Bindseil	100,000	100,000	—		*
Gary Loomis	198,489	85,500	112,989		*
Brady Retirement Fund	83,250	83,250	—		*
SRB Greenway Capital, L.P.	66,000	66,000	—		*
Laurence Smith	110,108	55,000	55,108		*
SRB Greenway Offshore Operating Fund, L.P.	48,000	48,000	—		*
William Suhs	80,079	40,000	40,079		*
Mark Gladden	75,064	25,000	50,064		*

*	Represents holdings of less than one percent

PLAN OF DISTRIBUTION

Each of the selling shareholders, and any of their donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. A selling shareholder will act independently of NutraCea in making decisions with respect to the timing, manner and size of each sale.

Each of the selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling shareholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling shareholders and/or the purchasers. Each selling shareholder has informed NutraCea that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

NutraCea is required to pay certain fees and expenses incurred by it incident to the registration of the shares. NutraCea has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling shareholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling shareholders.

We agreed to keep this prospectus effective until the earlier of (i) October 4, 2008, (ii) the date on which the shares may be resold by the selling shareholders pursuant to Rule 144(k) under the Securities Act or any other rule of similar effect or (iii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

LEGAL MATTERS

Weintraub Genshlea Chediak Law Corporation will pass upon legal matters in connection with the validity of the shares of common stock offered hereby for us.

EXPERTS

The consolidated financial statements of NutraCea as of December 31, 2004, and for each of the years in the two-year period ended December 31, 2004, have been included in the prospectus in reliance upon the report of Malone & Bailey, PC, independent auditor, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of The RiceX Company as of December 31, 2004, and for the year ended December 31, 2004, have been included in the prospectus in reliance upon the report of Perry-Smith LLP, independent auditor, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of The RiceX Company as of December 31, 2003, and for the year then ended, have been included in the prospectus in reliance upon the report of Moss Adams LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by us at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s web site at “http://www.sec.gov.”

This prospectus is part of a registration statement we have filed with the SEC relating to the securities that may be offered by the selling shareholders. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about our securities and us. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room.

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Board of Directors
NutraCea and subsidiaries
El Dorado Hills, California

We have audited the accompanying consolidated balance sheet of NutraCea as of December 31, 2004, and the related statements of operations, changes in stockholders’ deficit, and cash flow for each of the two years then ended. These financial statements are the responsibility of NutraCea’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NutraCea as of December 31, 2004, and the results of its operations and its cash flows for each of the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas

February 14, 2005

NUTRACEA AND SUBSIDIARIES
Consolidated Balance Sheet
December 31, 2004

ASSETS

Current assets
Cash	$1,928,281
Marketable securities	183,801
Accounts receivable	7,681
Inventory	304,064
Prepaid expenses	30,755
Total current assets	2,454,582

Restricted marketable securities	183,801
Property and equipment, net	119,650
Patents and trademarks, net	329,851
Goodwill	250,001

Total assets	$3,337,885

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
Accounts payable	$261,073
Accrued expenses	180,049
Due to related parties	73,978
Notes payable	1,635,174
Convertible, mandatorily redeemable series A preferred stock, no par value, $1 stated value 20,000,000 shares authorized 0 shares issued and outstanding	20,473
Total current liabilities	2,170,747
Commitments and contingencies
Shareholders' equity
Common stock, no par value 100,000,000 shares authorized 36,130,544shares issued and outstanding	48,123,282
Deferred compensation	(15,954)
Accumulated deficit	(44,927,792)
Accumulated other comprehensive income, unrealized loss on marketable securities	(2,012,398)
Total shareholders' equity	1,167,138

Total liabilities and shareholders' equity	$3,337,885

The accompanying notes are an integral part of these financials

NUTRACEA AND SUBSIDIARIES
Consolidated Statements of Operations

	For the years ended December 31
	2004	2003

Revenues
Net product sales	$1,009,729	$1,536,153
Licensing fees	214,500	-
Total revenues	1,224,229	1,536,153

Cost of goods sold	600,129	845,668

Gross profit	624,100	690,485

Operating Expense
Sales, general and administrative expense	11,621,288	6,926,689
Research and development expense	126,212	224,760
Professional fees	12,389,905	1,667,253
Depreciation and amortization expense	38,057	98,787
Operating expenses	24,175,462	8,917,489

Loss from operations	(23,551,362)	(8,227,004)

Other income (expense)
Interest income	4,497	2
Interest expense	(27,602)	(4,310,796)

Total other income (expense)	(23,105)	(4,310,794)

Net loss	(23,574,467)	(12,537,798)

Cumulative preferred dividends	8,373	124,411

Net loss available to common shareholders	$(23,582,840)	$(12,662,209)

Basic and diluted loss available to common shareholders per share	$(1.18)	$(2.07)

Basic and diluted weighted-average shares outstanding	19,905,965	6,106,548

The accompanying notes are an integral part of these financials

NUTRACEA AND SUBSIDIARIES
Consolidated Statements of Comprehensive Loss

	For the years ended December 31
	2004	2003

Net loss	$(23,574,467)	$(12,537,798)

Other comprehensive loss
Unrealized loss on marketable securities	(2,012,398)	-

Comprehensive loss	$(25,586,865)	$(12,537,798)

The accompanying notes are an integral part of these financials

NUTRACEA AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders’ Equity
For the Years Ended December 31, 2004 and 2003

	Convertible, Redeemable				Committed	Deferred	Other Com-
	Series A Preferred Stock		Common Stock		Common	Compen-	prehensive	Accumulated
	Shares	Amount	Shares	Amount	Stock	sation	Loss	Deficit	Total
Balance, December 31, 2002	2,144,707	$2,060,931	2,375,807	$5,861,702	$571,674	$(873,273)	$-	$(8,682,746)	$(3,122,643)
Preferred stock issued for accrued interest	200,000	8,351
Preferred stock dividend		124,411						(124,411)	(124,411)
Preferred stock converted to common stock	(1,674,707)	(1,633,453)	254,323	1,651,860					1,651,860
Preferred dividends converted to common stock		(208,450)	278,766	190,043					190,043
Common stock issued
for committed stock			145,917	571,674	(571,674)				__
for cash			134,048	111,500					111,500
for services rendered			28,688	29,795					29,795
for deferred salaries			475,555	416,899					416,899
for accounts payable			80,114	62,724					62,724
for convertible notes payable			3,431,251	823,119					823,119
for loan collateral			50,000
Issuance costs				(7,000)					(7,000)
Amortization of deferred compensation						140,114			140,114
Reversal of deferred compensation				(243,605)		243,605			__
Stock options exercised for cash			4,519,373	427,575					427,575

The accompanying notes are an integral part of these financials

NUTRACEA AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders’ Equity (Continued)
For the Years Ended December 31, 2004 and 2003

Stock options issued
in lieu of deferred salaries				150,465					150,465
for services rendered				1,274,584		(109,000)			1,165,584
for accounts payable				40,527					40,527
for convertible debt				183,855					183,855
Beneficial conversion feature for convertible debt				99,516					99,516
Stock options cancelled				(476,362)		476,362			__
Modification of options and warrants
non-employees				9,507,253					9,507,253
employees				303,750					303,750
Net loss								(12,537,798)	(12,537,798)

Balance, December 31, 2003	670,000	$351,790	11,773,842	$20,979,874	$-	$(122,192)	$-	$(21,344,955)	$(487,273)
Preferred stock dividend		8,373						(8,373)	(8,373)
Preferred stock dividend paid		(48,004)
Preferred stock repurchased	(130,000)
Preferred stock converted to common stock	(540,000)	(348,351)	630,000	348,351					348,351
Preferred dividends converted to common stock		(5,986)	5,759	5,986					5,986
Common stock issued
for marketable securities			7,000,000	2,380,000					2,380,000
for services rendered			4,407,950	3,470,100					3,470,100
for patent incentive plan			180,000	239,100					239,100
for accounts payable			168,626	57,944					57,944
for settlements			5,780,000	8,837,816					8,837,816

The accompanying notes are an integral part of these financials

NUTRACEA AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders’ Equity (Continued)
For the Years Ended December 31, 2004 and 2003

Amortization of deferred compensation						57,648			57,648
Reversal of stock options				(48,590)		48,590			-
Common stock cancelled			(50,000)						-
Stock options exercised for cash			6,579,323	2,776,468					2,776,468
Stock options issued
for services rendered				8,582,516					8,582,516
for notes payable				786,370					786,370
Reclass of options to preferred stock		62,651		(62,651)					(62,651)
Common stock repurchased			(344,956)	(230,000)					(230,000)

Other comprehensive loss							(2,012,398)		(2,012,398)
Net loss	-		-	-		-	-	(23,574,467)	(23,574,467)

Balance, December 31, 2004	-	$20,473	36,130,544	$48,123,284	$-	$(15,954)	$(2,012,398)	$(44,927,795)	$1,167,137

The accompanying notes are an integral part of these financials

NUTRACEA AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	For the Year Ended December 31,
	2004	2003
Cash flows from operating activities
Net loss	$(23,574,467)	$(12,537,798)
Adjustments to reconcile net loss to net cash used in operating activities
Accretion of warrants used as a debt discount
Depreciation and amortization	38,057	238,900
Non-cash issuances of preferred stock	(354,337)	-
Non-cash issuances of common stock	15,339,296	29,795
Non-cash issuances of stock options & warrants	9,306,234	1,349,439
Beneficial conversion feature	-	99,516
Modifications of options and warrants, non-employees	62,651	9,507,253
Modifications of options and warrants, employees	(48,590)	303,750
(Increase) decrease in
Accounts receivable	22,772	(23,180)
Inventory	(233,170)	(28,199)
Prepaid expenses	(15,898)	12,323
Increase (decrease) in
Advances from related parties	55,590	(8,206)
Accounts payable	(43,280)	(231,061)
Accrued salaries and benefits	7,287	19,149
Deferred compensation	106,238	289,244
Accrued expenses	(51,058)	(53,107)
Customer deposits	-	57,170
Net cash provided (used) in operating activities	617,325	(975,012)
Cash flows from investing activities
Purchase of marketable securities	(2,380,000)	-
Purchase of property and equipment	(117,421)	(20,075)
Purchase of patents and trademarks	(295,284)	(17,770)
Net cash used in investing activities	(2,792,705)	(37,845)
Cash flows from financing activities
Proceeds from notes payable, net	1,635,174	544,000
Proceeds from notes payable-related parties	-	320,422
Principal payments on notes payable	-	(60,000)
Principal payments on notes payable-related parties	-	(258,335)
Payment of preferred dividends	(48,004)
Repurchase of preferred stock	(130,000)
Repurchase of common stock	(230,000)
Proceeds from the issuance of common stock, net		104,500
Proceeds from exercise of stock options	2,776,468	427,575
Net cash provided by financing activities	4,003,638	1,078,162
Net increase (decrease) in cash	1,828,258	65,305
Cash, beginning of year	100,023	34,718
Cash, end of year	$1,928,281	$100,023
Cash paid for interest	$1,391	$21,631
Cash paid for income taxes	$-	$-
Non-cash disclosure:
Purchase of Langley PLC Shares with common stock	$2,380,000	$-

The accompanying notes are an integral part of these financials

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements

NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

General

NutraCea was originally incorporated on February 4, 2000 in California as NutraStar Technologies Incorporated. On December 14, 2001, NutraStar Technologies Incorporated (“NTI”) effected a reorganization with the inactive publicly-held company, Alliance Consumer International, Inc., and the name was changed to NutraStar Incorporated. The name was changed again to NutraCea on October 1, 2003.

NutraCea is a relatively new health science company focused on the development and distribution of products based upon the use of stabilized rice bran and proprietary rice bran formulations. Rice bran is the outer layer of brown rice which until recently was a wasted by-product of the commercial rice industry. These products include food supplements and medical foods which provide health benefits for humans and animals (known as "nutraceuticals") as well as cosmetics and beauty aids based on stabilized rice bran, rice bran derivatives and the rice bran oils.

On April 27, 2000, NTI formed NutraGlo Incorporated ("NutraGlo"), a Nevada corporation, which was owned 80% by NTI and 20% by NaturalGlo Investors L.P. During 2001, NutraGlo started marketing, manufacturing and distributing one of NutraCea's products to the equine market. In 2002, NutraCea issued 250,001 shares of its common stock to NaturalGlo Investors L.P. in exchange for the remaining 20% of the common stock of NutraGlo. The value of the shares was $250,001. As a result, NutraGlo is now a wholly owned subsidiary of NTI.

For internal reporting purposes, management segregates NutraCea into two segments: (1) NutraCea, including the transactions of TheraFoods®, ProCeuticals®, and NutraBeauticals®, and (2) NutraGlo.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation - The consolidated financial statements include the accounts of NutraCea and its wholly owned subsidiaries, NutraCea Technologies Incorporated and NutraGlo® (collectively, the "Company"). All significant inter-company accounts and transactions are eliminated in consolidation.

Revenue Recognition - Revenue is generally recognized upon shipment of product with a provision for estimated returns and allowances recorded at that time, if applicable. Commission revenue is generally recognized when earned and collection is reasonably assured. Licensing revenue is recognized when earned and collection is reasonably assured.

Accounts Receivable-The Company provides for the possible inability to collect accounts receivable by recording an allowance for doubtful accounts. As of December 31, 2004, there were no uncollectible accounts.

Marketable Securities-Marketable securities are marked to market at each period end. Any unrealized gains and losses on the marketable securities are excluded from operating results and are recorded as a component of Other comprehensive income (loss). If declines in value are deemed other than temporary, losses are reflected in Net income (loss).

Inventory-Inventory is stated at the lower of cost (first-in, first-out) or market and consists of nutraceutical products manufactured by an affiliated company, RiceX, which the Company enhances for final distribution to its customers. While the Company has an inventory of these products, which contain ingredients supplied by RiceX, any significant prolonged shortage of these ingredients or of the supplies used to enhance these ingredients could materially adversely affect the Company's results of operations.

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements (continued)

Property and Equipment-Property and equipment are stated at cost. The Company provides for depreciation using the straight-line method over the estimated useful lives as follows:

Furniture and equipment	5-7 years
Automobile	5 years
Software	3 years
Leasehold Improvements	2.4 years

Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains or losses on the sale of property and equipment are reflected in the statements of operations.

Patents and Trademarks-The Company has exclusive licenses for several patents, which were acquired from independent third parties and a related party. All costs associated with the patents are capitalized. Patents acquired from related parties are recorded at the carryover basis of the transferor. The Company paid cash as consideration for all patents and trademarks acquired, except the Via-Bran registered trademark, which was acquired for 21,409 shares of common stock valued at $21,409.

Amortization is computed on the straight-line method based on estimated useful lives of 17 to 20 years. The Company also has registered trademarks, which are amortized over estimated useful lives of 10 years.

The Company recorded a loss reserve totaling $75,359 as of December 31, 2002 related to the impairment of certain patents.

Deferred Compensation-Deferred compensation at December 31, 2004 represents the intrinsic value of options previously issued to employees that have not been vested.

Fair Value of Financial Instruments-For certain of the Company’s financial instruments, including cash, accounts receivable, inventory, prepaid expenses, accounts payable, accrued salaries and benefits, deferred compensation, accrued expenses, customer deposits, due to related party, notes payable - related party, and note payable the carrying amounts approximate fair value due to their short maturities.

Stock-Based Compensation-Compensation is recorded for stock-based compensation grants based on the excess of the estimated fair value of the common stock on the measurement date over the exercise price. Additionally, for stock-based compensation grants to consultants, NutraCea recognizes as compensation expense the fair value of such grants as calculated pursuant to SFAS No. 123, recognized over the related service period. SFAS No. 148 requires companies to disclose pro forma results of the estimated effect on net income and earnings per share to reflect application of the fair value recognition provision of SFAS No. 123.

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements (continued)

	For the years ended December 31,
	2004	2003
Net loss available to common shareholders:
As reported:	$(23,582,840)	$(12,662,209)
Pro forma:	$(25,955,080)	$(12,754,495)
Basic loss per common share:
As reported:	$(1.18)	$(2.07)
Pro forma:	$(1.31)	$(2.09)

Advertising Expense-The Company expenses all advertising costs, including direct response advertising, as they are incurred. Advertising expense for 2004 and 2003 was $22,074 and $21,959, respectively.

Income Taxes-The Company accounts for income taxes under the liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Loss Per Share-Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive. As such, basic and diluted loss per share is the same.

Estimates-The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk-On May 1, 2001, the Company entered into a three-year, exclusive distribution agreement with a customer, in which the customer is required to purchase a minimum of 90,000 pounds of the Company's product on or before July 1, 2001, 120,000 pounds before September 1, 2002, 275,000 pounds between September 1, 2002 and August 31, 2003, and 350,000 pounds between September 1, 2003 and August 31, 2004. During 2004, sales to this customer totaled $600,976 (59% of total sales). During 2003, sales to this customer totaled $1,247,086 (81% of total sales).

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements (continued)

Recently Issued Accounting Pronouncements-SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. In accordance with the standard, financial instruments that embody obligations for the issuer are required to be classified as liabilities. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise will be effective at the beginning of the first interim period beginning after June 15, 2003. Having adopted of SFAS No. 150 in 2003, NutraCea has reclassified its preferred dividends as a current liability.

In December 2004, the FASB issued SFAS No. 123R, “Accounting for Stock-Based Compensation” SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. Prior to SFAS No. 123R, only certain pro forma disclosures of fair value were required. SFAS No. 123R shall be effective for small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The impact of the adoption of this new accounting pronouncement would be similar to the Company’s calculation of the pro forma impact on net income of SFAS 123 included above.

NOTE 3 - MARKETABLE SECURITIES

On September 8, 2004 NutraCea purchased 1,272,026 shares of Langley Park Investment Trust, PLC, a United Kingdom closed-end mutual fund that is actively traded on a London exchange. Per the Stock Purchase Agreement, NutraCea paid with 7,000,000 shares of its own common stock.

Per the Agreement, NutraCea may sell 636,013 shares of Langley at any time, and the remaining 636,013 shares of Langley and the 7,000,000 shares of NutraCea are escrowed for a 2-year period. At the end of the period, Langley’s NutraCea shares are measured for any loss in market value and if so, NutraCea must give up that pro-rata portion of its Langley shares up to the escrowed 636,013 shares.

As of December 31, 2004 the NutraCea shares had not lost any value. However, the Langley shares are marked down to their fair market value of $367,602, with one-half or $183,801 shown as a current asset because they may be sold at any time, and the other one-half shown as long-term because they are held in escrow pending the 2-year review of NutraCea’s stock valuation.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2004 consisted of the following:

Furniture and equipment	$62,007
Automobile	73,096
Software	286,047
Leasehold improvements	13,870

Subtotal	$435,020

Less accumulated depreciation	(315,370)

Total	$119,650

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements (continued)

Depreciation expense was $16,303 and $88,589 for 2004 and 2003, respectively.

NOTE 5 - PATENTS AND TRADEMARKS

Patents and trademarks at December 31, 2004 consisted of the following:

Patents, net of $75,359 of impairment expense from 2002	$317,024
Trademarks	62,328
379,352
Less accumulated amortization	(49,501)

Total	$329,851

At December 31, 2004, $91,009 of the NutraCea's patents and trademarks had been purchased from RiceX. Amortization expense was $21,754 and $10,198 for 2004 and 2003, respectively.

NOTE 6 - NOTES PAYABLE

In December 2004 NutraCea executed three promissory notes to third party investors totaling $2,400,000. The notes are for a one year term, bear interest at 7% interest compounded quarterly and are secured by all of the assets of NutraCea. The holders were issued warrants to purchase a total of 2,400,000 shares of NutraCea’s common stock at an exercise price of $0.30 per share. The warrants are immediately exercisable and expire in seven years from the date of issuance. A discount on the debt of $786,370 was recorded for these warrants and is being amortized over the life of the notes.

NOTE 7 - PUT OPTION

During the year ended December 31, 2001, NutraCea issued 130,000 shares of Series A preferred stock to a related party as payment of accounts payable totaling $130,000. On January 15, 2002, these holders of the Series A preferred stock executed a put/call agreement. The put allowed for the holder to sell to NutraCea all, but not less than all, of the 130,000 shares of NutraCea’s Series A preferred stock, or common stock if any of the Series A preferred stock were converted, for $130,000, plus all accumulated, but unpaid dividends, at any time after six months from January 15, 2002. In addition, NutraCea maintained the right to call the option and purchase back the shares of the Series A preferred stock for $130,000, plus any unpaid and accrued dividends at any time, subject to certain provisions. Prior to December 31, 2004 NutraCea purchased back the shares of the Series A preferred stock for $130,000.

NOTE 8 - INCOME TAXES

NutraCea has had losses since inception and, therefore, has not been subject to federal or state income taxes. As of December 31, 2004, NutraCea had accumulated net operating loss ("NOL") carryforwards for income tax purposes of approximately $28.2 million, resulting in a deferred tax asset amount of $9.6 million. All deferred tax asset amounts are fully reserved. These carryforwards expire in 2019 through 2024.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Lease

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements (continued)

NutraCea leases its office space under a non-cancelable operating lease with RiceX that expires in September 2006 and requires monthly payments of $6,366. Future minimum payments under this lease agreement at December 31, 2004 were as follows:

Year Ending
December 31,

2005	$76,389
2006	57,292

Total	$133,681

Rent expense was $64,688 and $63,899 for the years ended December 31, 2004 and 2003, respectively.

Agreements

For all agreements where stock is awarded as partial or full consideration, the expense is valued at the fair value of the stock. Expense for stock options and warrants issued to consultants is calculated at fair value using the Black-Scholes valuation method.

Effective January 1, 2004, NutraCea amended two executive employment contracts to reflect quarterly bonuses. Under the contract, compensation shall be $45,000 per calendar quarter, with 250,000 shares of common stock to be granted in the event NutraCea achieves gross revenues of $1 million or more for the quarter. In addition, a one-time stock grant of 550,000 shares of common stock will be awarded for the first quarter gross revenues equal or exceed $5 million. This bonus agreement is effective until April 15, 2006, unless extended by the board. NutraCea also agreed to maintain an annual bonus program for members of the senior management group, including the Chief Executive Officer. The Chief Executive Officer shall be eligible to receive an annual bonus under terms otherwise governing the annual bonus program.

Effective January 1, 2004, NutraCea amended the stock options section of an executive employment contract dated April 15, 2003. The amendment changed the vesting conditions on 250,000 shares of common stock to “upon the completion of the twelfth month of employment “instead of “upon the Company achieving two successful calendar quarters of net profits from operations of the business of the Company before interest, taxes, depreciation and amortization as conclusively determined by the independent certified public accountant for the Company”.

On January 12, 2004, NutraCea entered into a one-year consulting agreement with a sales and marketing company. Under the terms of the agreement, compensation shall be warrants to purchase 4,000,000 shares of common stock as follows: 300,000 shares at $.50 per share on or before January 12, 2004; 400,000 shares at $.50 per share on or before February 17, 2004; and 3,300,000 shares at $.50 per share on or before April 19, 2004. Non-cash compensation expense of $3,911,886 was recorded relating to this agreement. All of the warrants had been exercised at March 31, 2004.

On January 28, 2004, NutraCea entered into a one-year consulting agreement with a sales and marketing company. Under the terms of the agreement, compensation shall be warrants to purchase 90,000 shares of common stock at an exercise price of $.01 per share. Non-cash compensation expense of $137,158 was recorded relating to this agreement. As of March 31, 2004, these warrants had been exercised.

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements (continued)

On February 2, 2004, NutraCea entered into a six -month consulting agreement with a communications company. Under the terms of the agreement, compensation shall be $2,500 per month, plus shares of common stock valued at $6,000 issued at signing of contract. Either party may terminate the agreement with sixty days written notice. At March 31, 2004, the shares had been issued in full.

On February 23, 2004, NutraCea entered into a one-year consulting agreement with a marketing company. Under the terms of the agreement, compensation shall be monthly issuance of shares of common stock valued at $7,500 per month. In addition, the consultant is entitled to a 3% commission on equity or debt financing introduced to NutraCea.

On March 1, 2004, NutraCea entered into a 90-day consulting agreement with a financial relations company. Compensation shall be the issuance of 100,000 shares of common stock per month. As of March 31, 2004, 100,000 shares valued at $142,000 had been issued to the consultant.

On March 1, 2004, NutraCea entered into a one-year consulting agreement with a sales and marketing company. Compensation shall be the issuance of 25,000 shares of common stock. At March 31, 2004, these shares had been issued. Non-cash compensation expense of $35,500 was recorded relating to this agreement.

On March 9, 2004, NutraCea entered into a one-year consulting agreement with a communications company. Under the terms of the agreement, compensation shall be issuance of shares of common stock valued at $36,000. At March 31, 2004, these shares have been issued in full.

On March 15, 2004, NutraCea entered into a six-month consulting agreement with a sales and marketing company. Under the terms of the agreement, compensation shall be warrants to purchase 400,000 shares of common stock, at an exercise price of $.001 and warrants to purchase up to 1,000,000 shares of common stock at an exercise price of $1.20, to be exercised within three years. At March 31, 2004, the 400,000 warrants exercisable at $.001 had been exercised. Non-cash compensation expense of $2,149,598 was recorded relating to this agreement.

On March 19, 2004, NutraCea approved granting a one-time cash bonus of 2/3 of normal salary to the CEO and President. The bonus amount for both executives is $180,000, was paid by April 1, 2004.

On March 25, 2004, NutraCea entered into two, two-year consulting agreements with two medical advisors. Under the terms of the agreement, compensation shall be 100,000 shares of common stock each, payable in advance, and options to purchase 100,000 shares of common stock at a price of $.50 per share for the second year of service. The 200,000 shares of common stock are valued at $286,000, and the options are valued at $107,684. Expense for these amounts was recorded in April 2004 when the shares and options were issued.

On March 25, 2004, NutraCea entered into a three-year consulting agreement with a development and marketing company. Under the terms of the agreement, compensation shall be $1 per unit (a minimum 30-day supply of NutraCea product) for up to a total accumulated payment of $750,000, and $.50 per unit thereafter, payable quarterly within 45 days after the end of the quarter. In addition, NutraCea will issue 100,000 shares of common stock for each probiotic formulation NutraCea markets, and options to purchase 300,000 shares of common stock at an exercise price of $1 per share with 100,000 options to be vested immediately and 50,000 shares per year thereafter. The vested options are valued at $102,782.

On April 2, 2004, NutraCea entered into a 180-day consulting agreement with a marketing and investor relations company. The term can be extended another 180 days by mutual agreement. Under the terms of the agreement, compensation shall be 400,000 shares of common stock, and $4,000 cash per month. Compensation shall also include an 8% cash commission on equity or debt financing introduced to NutraCea, as well as a warrant, exercisable within 3 years, for common shares to equal 10% of the gross financing proceeds. The warrant is to be priced at 110% of the closing bid price for the preceding 30 business days of the day of closing, such warrant or shares to be issued at closing.

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements (continued)

On April 15, 2004, NutraCea entered into a one-year consulting agreement with a sales and marketing consultant. Under the terms of the agreement, compensation shall be warrants to purchase 50,000 shares of common stock at $.80 per share upon the completion of certain benchmarks. The warrants are valued at $46,758 and expire in 3 years.

On April 29, 2004, NutraCea entered into a one-year consulting agreement (with options to extend for four successive terms of one year each) with two retired employees of NutraCea. Under the terms of the agreements, annual compensation of $70,000 and $80,000 each is payable on a monthly basis. In addition, each of the consultants received warrants to purchase 50,000 shares of common stock at $.20 a share. The 100,000 warrants are valued at $91,370 and expire in 5 years. Either party can cancel this agreement with 30-day written notice.

On April 15, 2004, NutraCea entered into a one-year consulting agreement with a sales and marketing consultant. Under the terms of the agreement, compensation shall be warrants to purchase 50,000 shares of common stock at $.80 per share upon the completion of certain benchmarks. The warrants are valued at $46,758 and expire in 3 years.

On June 2, 2004, NutraCea entered into two consulting agreements with sales and marketing consultants. Under the terms of the agreements, each consultant was issued 150,000 restricted shares of common stock, valued at $161,500. The agreement called for these shares to be included in the next registration statement filed.

On July 14, 2004, NutraCea entered into a six-month consulting agreement with a business consultant to provide NutraCea with consulting services and advice pertaining to NutraCea’s business affairs. Compensation was $12,000 payable in cash monthly. In addition, should the consultant provide assistance to NutraCea in the raising of capital either in the form of equity or debt, NutraCea agreed to pay an additional future bonus or fee, which the consultant would receive based on the efforts expended and results obtained.

On August 1, 2004, NutraCea entered in a 90-day Independent Contractor Agreement with a contractor to prepare reports regarding investor relations, prepare advertising and marketing materials, and prepare press releases. Compensation was $12,000 payable in cash monthly.

On September 2, 2004, NutraCea entered into a 90-day consulting agreement with a securities firm to serve as NutraCea’s investment advisor regarding acquisitions or similar corporate transactions and to provide assistance and advice with respect to raising capital required to consummate an acquisition or similar corporate transaction. A non-reimbursable initial fee of $50,000, to be credited again Phase I fees, was paid at execution of the agreement. Services were to be rendered as Phase I and Phase II services and compensated as follows.

Phase I services: A fee of two percent of the total value of a target acquisition to be paid simultaneously with the closing of the acquisition or similar corporate transaction, to be paid 50% in cash and 50% in newly issued stock by NutraCea based on the closing values of the transaction on that day.

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements (continued)

Phase II services: A cash fee of ten percent of the total amount of capital raised pursuant to sources introduced to NutraCea by the consultant. In the event NutraCea shall issue any equity or convertible securities to raise capital in connection with an acquisition or similar corporate transaction, NutraCea shall issue warrants for ten percent of the total amount of securities issued. The warrants shall have an exercise price equal to one hundred and twenty percent (120%) of the per share equity valuation established in the capital raising transaction, but in no case less than 100% of the market value of the shares on the date of the transaction, and shall be exercisable for a term of five years. A cash fee of six percent will be paid in any capital raising transaction involving unsecured debt securities.

On November 26, 2004, the Company hired a consultant to help in the facilitation of the Company’s business model. As compensation, the consultant was paid with 715,000 shares of common stock. Additionally, the consultant also entered into a non-exclusive, non-transferable, revocable licensing agreement to import and distribute the Company’s products in accordance with its marketing plan. The consultant paid the Company $214,500 for these distribution rights.

On December 10, 2004 the Company entered into an employment agreement that expires December 31, 2007 with its Chief Executive Officer whereby the Company is to pay the officer a base salary of $150,000 in year one; a base salary of $150,000 in year two; and a base salary of $250,000 in year three. The agreement also provides that the officer is entitled to an annual incentive bonus based upon performance and to be provided a car of the employee’s choice. The incentive bonus shall be paid annually within 10 days of the completion of the Company’s annual independent audit. Such bonuses shall be one percent of NutraCea’s “Gross Sales over $25,000,000” on an annualized basis or $6,250,000 per quarter and the Company reports a positive EBITDA for the period. The bonus amount shall be limited to a maximum of $750,000 in any calendar year and shall continue so long as the officer is an employee or consultant for the Company. In addition, the officer was issued warrants to purchase 2,000,000 shares of the Company’s common stock at an exercise price of $0.30 per share. The warrants are immediately exercisable and expire in ten years from the date of issuance.

On December 17, 2004 the Company entered into an employment agreement that expires December 31, 2007 with its President whereby the Company is to pay the officer a base salary of $50,000 in year one; a base salary of $150,000 in year two; and a base salary of $250,000 in year three. The agreement also provides that the officer is entitled to an annual incentive bonus based upon performance and to be provided a car allowance of $600 per month. The incentive bonus shall be paid annually within 10 days of the completion of the Company’s annual independent audit. Such bonuses shall be one percent of NutraCea’s “Gross Sales over $25,000,000” on an annualized basis or $6,250,000 per quarter and the Company reports a positive EBITDA for the period. The bonus amount shall be limited to a maximum of $750,000 in any calendar year. In addition, the officer was issued warrants to purchase 6,000,000 shares of the Company’s common stock at an exercise price of $0.30 per share. The warrants are immediately exercisable and expire in ten years from the date of issuance.

Minimum future payments under these two agreements at December 31, 2004 were as follows:

Year Ending
December 31,

2005	$200,000
2006	300,000
2007	500,000

Total	$1,000,000

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements (continued)

Generally, if the Company terminates these agreements without cause or the employee resigns with good reason, as defined, the Company will pay the employees' salaries, bonuses, and benefits payable for the remainder of the term of the agreements.

Litigation

On July 16, 2002, the Company was summoned to answer a Complaint filed by Faraday Financial, Inc. (“Faraday”) in District Court, County of Salt Lake, Utah (Case No. 020906477). The Complaint alleges that the Company issued convertible promissory notes totaling $450,000 and a promissory note totaling $50,000. On December 13, 2001, Faraday entered into a settlement agreement with the Company, whereby Faraday agreed to cancel the promissory notes in exchange for 735,730 shares of preferred stock. Faraday claims that the settlement agreement required that the Company effect a registration statement covering the preferred stock by June 30, 2002, which the Company failed to do, and demands the Company immediately forfeit to Faraday 735,730 shares of common stock owned by the Chief Executive Officer of the Company. Faraday has filed its fourth claim for relief for a judgment against the Company for $500,000, plus accrued, but unpaid interest, attorneys’ fees and costs, and other such costs. A Settlement Agreement was executed on December 10, 2003. In consideration for the mutual releases, Faraday converted 735,730 preferred into 735,730 common shares and $90,127 of accrued preferred dividends into 1,201,692 common shares. Within the next year, if Faraday cannot realize $551,797 and approximately $9800 in legal expenses from the sale of the common shares, NutraCea will make up any deficiency. If stock sale exceeds $561,597, Faraday is entitled to keep any excess. Subsequent to December 31, 2003, the Company issued an additional 250,000 shares to Faraday. Concurrently, with the executed Settlement Agreement, a joint stipulated motion to stay all proceedings was filed with the Court. After all the above conditions are met, if Faraday has not lifted the stay within 18 months of December 10, 2003, NutraCea shall deliver to Faraday an executed stipulation for dismissal with prejudice of the Complaint and Counterclaim.

NOTE 10 - PREFERRED AND COMMON STOCK

Effective November 12, 2003 and pursuant to adoption of the Company’s “Certificate of Amendment of Restated Articles of Incorporation” dated October 27, 2003, the Company effected a reverse split of all previously issued common stock on the basis of one-for-ten shares. Additionally, per the “Certificate of Amendment of Restated Articles of Incorporation”, the number of authorized shares of common stock was increased from 50,000,000 to 100,000,000, and the number of authorized shares of preferred stock was increased from 10,000,000 to 20,000,000. All share amounts reflected in the following discussion of common stock and elsewhere in this Form 10-KSB/A have been adjusted to account for the one-for-ten reverse split.

Convertible, Redeemable Series A Preferred Stock

In December 2001, the Company approved the issuance of 3,000,000 shares of convertible, redeemable Series A preferred stock and executed a certificate of designation of the rights, preferences, and privileges of the Series A preferred stock. Each shareholder of Series A preferred stock is entitled to receive a 7% cumulative dividend, which is only payable in the case of liquidation or redemption. The Series A preferred stock has a $1 per share stated value and will receive certain liquidation preferences after satisfaction of claims of creditors, but before payment or distributions of assets and surplus funds. On November 12, 2003, the number of authorized shares of preferred stock was increased from 10,000,000 shares to 20,000,000 shares.

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements (continued)

Furthermore, the Series A preferred stock is convertible at the option of the holder at $1 per share into the Company’s common stock, subject to certain anti-dilution provisions. In addition, the Series A preferred stock will automatically convert into common stock in the event of a qualified public trading benchmark, which is defined as (i) the common stock is listed on a national exchange at twice its conversion price or (ii) the common stock is quoted on the over-the-counter bulletin board at an average bid price of at least $1.25 per share over any 30-day trading period. At December 31, 2004, all the outstanding preferred stock was converted under option (ii) above.

On July 7, 2003, the Company cancelled 634,121 shares of preferred stock previously issued to a shareholder as collateral and issued 20,000 shares of preferred stock for accrued interest totaling $8,351 on a promissory note dated September 23, 2002.

During the year ended December 31, 2003, the Company converted 1,674,707 shares of preferred stock to 254,323 shares of common stock valued at $1,651,860.

During the year ended December 31, 2003, the Company issued 278,766 shares of common stock in payment of preferred stock dividends due in the amount of $190,043.

During the year ended December 31, 2004 the Company repurchased 130,000 shares of preferred stock for $130,000.

During the year ended December 31, 2004, the Company converted 540,000 shares of preferred stock to 630,000 shares of common stock valued at $348,351.

During the year ended December 31, 2004, the Company issued 5,759 shares of common stock in payment of preferred stock dividends due in the amount of $5,986.

The Company may redeem any and all outstanding shares of Series A preferred stock. Upon the five-year anniversary of the date of issuance, the Company is required to redeem all of its outstanding shares of Series A preferred stock at $1 per share, plus all accrued and unpaid dividends declared. As of December 31, 2004 all outstanding shares of preferred stock had either been repurchased or converted into shares of common stock. As of December 31, 2004 there was a balance of unpaid and accrued dividends of $20,473.

As of December 31, 2004, cumulative dividends totaled $20,473.

Common Stock

During 2003, NutraCea issued 134,048 shares of common stock for $104,500, net of $7,000 in related commissions.

During 2003, NutraCea issued 4,519,373 shares of common stock pursuant to the exercise of stock options and warrants for $427,575.

During 2003, NutraCea issued 28,688 shares of common stock to various consultants for services rendered with a fair value of $29,795.

On August 18, 2003, NutraCea agreed to pay a consultant for unpaid fees in the amount of $9,236. NutraCea will pay $4,636 in monthly installments of $1,159, payable on the first of each month beginning October 1, 2003. NutraCea also agreed to issue 2,421 shares of common stock, valued at $4,600, to the consultant as payment in full.

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements (continued)

In September 2003, NutraCea agreed to pay $38,771 of unpaid fees to a consultant, of which $8,771 is payable upon execution of the agreement and the balance, $30,000, is payable in monthly installments of $2000, payable on the first of each month beginning October 1, 2003. NutraCea also agreed to issue 73,519 shares of common stock, valued at $56,037, to the consultant as payment in full.

On October 31, 2003, the Board of Directors approved the issuance of common stock in lieu of compensation to the Company’s Chief Operating Officer and Chief Executive Officer. Chief Operating Officer John Howell received 72,911 shares of common stock in lieu of $94,784 in salary and other compensation accrued for past services; Chief Executive Officer Patricia McPeak received 402,644 shares of common stock in lieu of $322,115 in salary and other accrued compensation for past services. These shares of common stock were issued under the 2003 Stock Compensation Plan.

Due to the termination of certain employees during 2003, the Company recorded a reversal of deferred compensation totaling $243,605.

During 2003, the Company issued 3,431,251 shares of common stock, valued at $823,119, to various parties for conversion of convertible notes payable and accrued interest in the amount of $776,887 and $46,232, respectively.

On March 25, 2004, NutraCea established the NutraCea Patent Incentive Plan, which grants 15,000 shares of common stock to each named inventor on each granted patent, which is assigned to NutraCea. Under the terms of this plan during the year ended December 31, 2004, NutraCea issued 180,000 shares of common stock valued at $239,100.

During the year ended December 31, 2004, NutraCea issued 280,000 shares of common stock to two consultants in settlement of contractual agreements valued at $477,816.

During the year ended December 31, 2004, NutraCea issued 5,500,000 shares of common stock to NutraCea’s Chief Executive Officer for services and cancellation of indebtedness. Pursuant to the Restricted Stock Agreement between NutraCea and the Chief Executive Officer (“Agreement”), the shares are subject to a repurchase option at a price of $5,000 for any unreleased shares based upon a vesting schedule. The shares vest 50% on January 1, 2006 and the remaining 50% vest on January 1, 2007 contingent on the Chief Executive Officer’s continuous employment with NutraCea. Vesting may accelerate under the Agreement and 100% of the shares not already released from the repurchase option will be immediately released upon any of: (i) a Change of Control, as defined in the Agreement; (ii) the Chief Executive Officer’s death or disability; (iii) the Chief Executive Officer’s retirement after the second anniversary of the effective date of the Agreement; (iv) termination of the Chief Executive Officer’s employment by NutraCea other than for Cause, as defined in the Agreement; or (v) at the sole discretion of NutraCea’s Board of Directors.

On April 1, 2004, NutraCea repurchased 344,956 shares of common stock valued at $230,000 from the Chief Executive Officer of NutraCea pursuant to a repurchase agreement of that date.

During the year ended December 31, 2004, NutraCea converted preferred dividends in the amount of $5,986 into 5,759 shares of common stock.

On September 8, 2004, NutraCea and Langley Park Investments PLC (“Langley”) signed a Stock Purchase Agreement under which NutraCea agreed to sell 7,000,000 shares of its common stock to Langley. The transaction will close at the time that Langley’s shares are trading on the London Stock Exchange for anticipated consideration to NutraCea (i) immediately following the closing of approximately $1,190,000 U.S.D. in Langley stock, and (ii) additional consideration of that number of Langley shares which, as of the closing, will have a value of approximately $1,190,000 (the “Langley Shares”). NutraCea has agreed to hold the Langley Shares in escrow for two years from the date of closing. After the two-year holding period, the Langley Shares will be subject to possible reduction in number if NutraCea’s common shares are trading at a value of less than $0.34 U.S.D. After such reduction, if any, the remaining Langley Shares may be sold by NutraCea at their then current value.

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements (continued)

Pursuant to the Purchase Agreement, Langley has agreed that it will not sell, transfer or assign any or all of the NutraCea shares for a period of two years following the closing without the prior written consent of NutraCea, which consent may be withheld by NutraCea in its sole discretion.

During the year ended December 31, 2004, Nutracea issued 3,767,950 shares of common stock to consultants for services rendered valued at $2,542,300.

During the year ended December 31, 2004, Nutracea issued 640,000 shares of common stock to officers and directors for services rendered valued at 927,800.

During the year ended December 31, 2004, NutraCea issued 168,626 shares of common stock to vendors in payment of accounts payable totaling $57,944.

During the year ended December 31, 2004, Nutracea issued 6,579,323 shares of common stock pursuant to the exercise of stock options for cash totaling $2,776,468.

During the year ended December 31, 2004, NutraCea converted 540,000 shares of preferred stock to 630,000 shares of common stock pursuant to the Mandatory Conversion paragraph of the Private Placement Memorandum dated November 9, 2001.

NOTE 11 - STOCK OPTIONS AND WARRANTS

Expense for stock options and warrants issued to consultants is calculated at fair value using the Black-Scholes valuation method.

On October 31, 2003, the Board of Directors approved and adopted the 2003 Stock Compensation Plan and authorized the President of the Company to execute a registration statement under the Securities Act of 1933 for 10,000,000 shares of common stock.

The expense, if any, of stock options issued to employees is recognized over the shorter of the term of service or vesting period. The expense of stock options issued to consultants or other third parties are recognized over the term of service. In the event services are terminated early, the entire amount is recognized. The unamortized portion of the expense to be recognized is recorded as deferred compensation.

In April 2003, the Company issued warrants to purchase 1,000,000 shares of common stock to its Chief Operating Officer in accordance with an employment agreement dated April 15, 2003. The warrants have an exercise price of $0.001 per share and vest as follows:

▪	250,000 on April 15, 2003

▪	250,000 upon the fourth month of employment

▪	250,000 upon the eighth month of employment

▪	250,000 upon the twelfth month of employment

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements (continued)

In relation to this transaction, the Company recorded deferred compensation expense totaling $109,000. In addition, because this grant as modified due to the reverse split of November 21, 2003 must be accounted for as a variable award, an additional $303,750 was recorded relating to this award as of December 31, 2003.

On June 20, 2003, the Company issued warrants to purchase 32,900 shares of common stock to a vendor as payment on accounts payable totaling $27,786. The warrants have an exercise price of $.01 per share and expire June 18, 2008. In addition, the Company entered into a note payable agreement with the consultant totaling $17,000, payable at $3,000 per month beginning September 2003.

On July 31, 2003, the Company issued warrants to purchase 7,143 shares of common stock to a vendor as payment on accounts payable totaling $5,676. The warrants have an exercise price of $0.01 per share and expire June 12, 2008. In addition, the Company entered into a note payable agreement with the consultant totaling $4,000, payable at $1,000 a month beginning October 1, 2003.

During September 2003, the Company entered into a compensation agreement with a consultant, whereby the Company will pay a total of $5,356 of unpaid fees due to the consultant in monthly payments of $670, payable on the first of the month beginning October 1, 2003. Per the agreement, the Company also issued warrants valued at $7,065 to purchase 4,167 shares of common stock at an exercise price of $0.01 per share. The warrants expire on August 5, 2008.

During the six months ended June 30, 2003, the Company issued warrants to purchase 321,285 shares of common stock at exercise prices ranging from $0.01 to $0.70 per share to employees in lieu of deferred salaries totaling $150,465. The warrants expire five years from date of issue.

During the year ended December 31, 2003, options and warrants representing 4,519,373 shares of common stock were exercised for a total value of $427,575.

During the year ended December 31, 2003 the Company issued 3,796,563 options to various consultants for services rendered. The options have exercise prices between $.001 and $5.00 and expire at varying times between six months and five years. Non-cash consulting expense of $1,165,584 was recorded relating to these agreements.

During the year ended December 31, 2003, the Company issued warrants to purchase 2,545,000 shares of common stock exercisable at $.20 per share and expiring five years from date of issue. The warrants were issued in connection with the conversion of $823,119 of convertible notes payable and accrued interest to common shares of the Company, and non-cash expense of $183,855 was recorded relating to these warrants.

During the year ended December 31, 2004, NutraCea issued 6,998,493 warrants with exercise prices between $.001 and $5.00 per share to consultants. The warrants expire at varying times between six months and five years. A total of $7,761,515 in non-cash compensation expense was recorded relating to the issue of these warrants.

On July 9, 2004, NutraCea issued 25,000 stock options with an exercise price of $.20, expiring in five years, to an employee of the Company. Non-cash compensation expense of $21,000 was recorded relating to the issue of these options.

During the quarter ended December 31, 2004, Nutracea issued 2,400,000 warrants with an exercise price of $0.30, in conjunction with notes payable issued by the Company during the quarter. The warrants are immediately exercisable and expire in seven years from the date of issuance. A total of $786,371 of accrued debt discount expense was recorded relating to the issue of these warrants and is being amortized over the term of the notes payable.

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements (continued)

During the quarter ended December 31, 2004, Nutracea issued 8,000,000 stock options with an exercise price of $0.30, expiring in 10 years to officers of the Company. Non-cash compensation expense of $800,000 was recorded relating to the issue of these options.

Modification of Employee Awards Accounted for Under APB 25

NutraCea granted 1,000,000 options in 2003 to an employee where the option agreement contained a provision whereby neither the number of options nor the exercise price would be adjusted by reverse splits. Effective November 12, 2003, NutraCea authorized a 1 for 10 reverse split. This triggered variable accounting for this award. As of November 12, 2003, 500,000 options had been exercised and only 500,000 remained. Variable accounting requires any intrinsic value at the modification date in excess of the amount measured at the original measurement date shall be recognized as compensation cost over the remaining future service period if the award is unvested, or immediately if the award is vested, for any employee who could benefit from the modification. The award vested 75% in 2003 and 25% in 2004. The award will be marked to market each balance sheet date with the changes charged to compensation expense and additional paid in capital. As of December 31, 2003, the additional intrinsic value on the vested portion totaled $303,750.

Modification of Non-Employee Awards Accounted for Under FAS 123

Nutracea granted 5,725,000 warrants to outsiders in 2003 where the warrant agreements contained a provision whereby neither the number of warrants nor the exercise price would be adjusted by reverse splits. Effective November 12, 2003, NutraCea authorized a 1 for 10 reverse split. This triggered a modification for this award. A modification of the terms of an award that makes it more valuable shall be treated as an exchange of the original award for a new award. In substance, the entity repurchases the original instrument by issuing a new instrument of greater value, incurring additional compensation cost for that incremental value. The incremental value shall be measured by the difference between (a) the fair value of the modified option/warrant determined in accordance with the provisions of this section and (b) the value of the old option/warrant immediately before its terms are modified, determined based on the shorter of (1) its remaining expected life or (2) the expected life of the modified option/warrant. As of December 31, 2003, the additional value totaled $9,811,002 which was recorded as non-cash compensation expense.

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements (continued)

The following table summarizes all of the Company’s stock option and warrant transactions:

	EMPLOYEES
	Year Ended		Year Ended
	December 31, 2004		December 31, 2003
	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price	Number of Shares

Outstanding, Beginning of Period	$0.56	764,700	$0.41	1,090,564
Granted	$0.30	8,025,000	$0.11	1,371,285
Expired	$0.00	0	$6.60	(24,361)
Reverse Split	$0.00	0	$4.17	(981,503)
Exercised	$0.01	(500,000)	$0.02	(691,285)
Outstanding, End of Period	$0.34	8,289,700	$0.56	764,700
Exercisable, End of Period	$0.34	8,289,700	$0.56	764,700

	CONSULTANTS
	Year Ended		Year Ended
	December 31, 2004		December 31, 2003
	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price	Number of Shares

Outstanding, Beginning of Period	$0.98	3,196,819	$0.90	2,096,890
Granted	$0.62	9,598,493	$0.29	6,989,105
Expired	$4.94	(220,833)	$5.31	(76,182)
Reverse Split	$0.00	0	$8.42	(1,884,951)
Exercised	$0.43	(6,479,323)	$0.12	(3,928,043)
Outstanding, End of Period	$0.85	6,095,156	$0.98	3,196,819
Exercisable, End of Period	$0.85	5,845,156	$0.98	3,196,819

Other information regarding stock options and warrants outstanding at December 31, 2004 is as follows:

		Options/Warrants Outstanding		Options/Warrants Exercisable
Range of Exercise Price	Remaining Life (Years)	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
$.001-1.20	3-10	13,846,234	$.40	13,596,230	$.38
$2.50-5.00	4-10	493,259	$4.30	493,259	$4.34
$10.00	10	45,363	$10.00	45,363	$10.00

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements (continued)

The weighted average fair value of the stock options granted during 2004 and 2003 was $0.69 and $1.04 respectively. Variables used in the Black Scholes option/warrant-pricing model include (1) 2.0% risk-free interest rate, (2) expected option/warrant life is the actual remaining life of the options/warrants as of each year-end, (3) expected volatility ranged from 77% to 251%, and (4) zero expected dividends.

NOTE 12 - RELATED PARTY TRANSACTIONS

In November 2004 the Board of Directors resolved to purchase a new automobile valued at $73,096 for use by the Chief Executive Officer. The CEO waived a car allowance in exchange for use of the automobile. At December 31, 2004, the Company has booked a payable to related party for $73,096.

RiceX Company is a publicly owned company. The spouse of our majority stockholder owns approximately 5% of RiceX and is the former CEO and the current Chairman of the Board and a current director of Ricex. RiceX is NutraCea®’s sole supplier for rice bran derivatives, which are integral to NutraCea®’s sales strategy and which account for about 72% of NutraCea®’s total cost of sales.

On December 12, 2001, NutraCea agreed with RiceX to be their exclusive distributor of rice solubles and rice bran fiber concentrate in the United States of America and to have the exclusive rights to various patents and trademarks owned by RiceX under a 15-year agreement. Under the terms of this agreement, RiceX agreed to cancel certain indebtedness by NutraCea in exchange for 130,000 shares of Series A preferred stock and payment of $41,335 in interest, agreed to new minimum purchase requirements, and agreed to extend the term of the agreement for five years, with two additional renewal periods of five years each. The sales price to NutraCea will be the lower of RiceX's published standard price or the price negotiated by other customers for like quantities and products.

In January 2002, NutraCea revised this 15-year agreement with RiceX. To maintain rights under this revised agreement, NutraCea was to purchase $250,000 of product from RiceX by April 2002, $500,000 by July 2002, $750,000 by October 2002, $1,250,000 by January 2003, $1,500,000 by July 2003, $2,250,000 by January 2004, $6,000,000 by January 2005, and increasing thereafter by 10% per annum through the remaining term of the agreement. During 2002, NutraCea received notice from RiceX, stating that NutraCea was in default under the terms of this distribution agreement with RiceX. On July 9, 2002, RiceX exercised its right to terminate the exclusive distribution agreement and the related license agreements with NutraCea due to NutraCea's default. However, RiceX has agreed that NutraCea has a license to use the patents in its business pursuits.

NOTE 13 - 401(K) PROFIT SHARING PLAN

Effective April 2000, NutraCea adopted a 401(k) profit sharing plan (the "Plan") for the exclusive benefit of eligible employees and their beneficiaries. Substantially all employees are eligible to participate in the Plan. Matching contributions to the Plan are 3% of the employees' gross salary, not to exceed a certain percentage. For 2004 and 2003, NutraCea made matching contributions of $16,064 and $12,616, respectively.

NOTE 14 - BUSINESS SEGMENTS

For internal reporting purposes, management segregates NutraCea into two segments as follows for 2004 and 2003:

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements (continued)

		SEGMENT INFORMATION

Twelve months ended December 31, 2004	Net Sales	(Loss) from Operations	Interest Expense	Total Assets	Depreciation/ Amortization
NutraStar Technologies Incorporated	$408,753	$84,431	$27,602	$3,302,018	$38,057
NutraGlo Incorporated	600,976	213,023	-	35,867	-
Unallocated corporate overhead	-	(23,848,816)	-	-	-
Total, NutraCea	$1,009,729	$(23,551,362)	$27,602	$3,337,885	$38,057

Twelve months ended December 31, 2003	Net Sales	(Loss) from Operations	Interest Expense	Total Assets	Depreciation/ Amortization
NutraStar Technologies Incorporated	$251,157	$(1,946,352)	$4,292,109	$482,089	$98,787
NutraGlo Incorporated	1,284,996	541,091	18,687	58,992	-
Unallocated corporate overhead	-	(6,821,743)	-	-	-
Total, NutraCea	$1,536,153	$(8,227,004)	$4,310,796	$541,081	$98,787

NOTE 15 - SUBSEQUENT EVENTS (UNAUDITED)

Effective January 1, 2005, NutraCea entered into a four month consulting agreement with an individual to act as the interim Chief Financial Officer of the Company. Minimum monthly compensation is $6,250 payable in cash monthly.

On January 25, 2005 the Company entered into a three year employment agreement with its Senior Vice President whereby the Company is to pay the officer a base salary of $150,000 per year. The agreement also provides that the officer is entitled to a one-time initial bonus of $25,000 and will be eligible for future incentive bonuses based solely on the discretion of the Chief Executive Officer or President of the Company and to be approved by the Company’s Compensation Committee. Warrants to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $0.30 per share were issued and will vest 500,000 at signing of the employment agreement and 500,000 on January 25, 2006. Warrants to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $0.30 per share were also issued and will vest upon the achievement of NutraCea obtaining “Gross Sales over $25,000,000” and the Company reports a positive EBITDA for the period. All warrants expire in ten years from the date of issuance.

On January 26, 2005 the Company entered into a non-exclusive distribution agreement to distribute the Company’s rice based nutraceutical products in the United States. An initial order for $25,000 was made concurrently with the signing of the agreement. The term of the agreement is for three years. Products are sold to the distributor at NutraCea’s standard price schedule; purchases above certain annual minimum requirements will then receive a 5% discount. Additionally, failure to meet these minimum purchase requirements is cause for termination of the agreement at the Company’s option. NutraCea may also at its option terminate the agreement upon 60 days written notice to the distributor.

On February 9, 2005, NutraCea issued 200,000 stock options with an exercise price of $0.45 per share, vesting in three years, expiring in ten years, to two employees of the Company with each receiving 100,000 options. Non-cash compensation expense of $2,000 was recorded relating to the issue of these options.

NUTRACEA AND SUBSIDIARIES
Notes to Consolidated Financial Statements (continued)

On February 10, 2005 NutraCea entered into a one year consulting agreement with a financial relations company. Compensation shall be $10,000 per month and the issuance of 700,000 warrants to purchase shares of common stock at a price of $.45 per share; 700,000 warrants to purchase shares of common stock at a price of $.65 per share; and 700,000 warrants to purchase shares of common stock at a price of $.85 per share. In conjunction with this agreement the Company agreed to pay a finder’s fee to a consulting company consisting of stock options to purchase 135,000 shares of common stock at a price of $0.45 per share.

On February 28, 2005 the Company terminated an existing consulting agreement with a retired employee that was entered into on April 19, 2004. At the Company’s sole discretion it may retain the services of the consultant on a monthly basis at a rate of $80 per hour, not to exceed 10 hours per month for the first three months following the termination of the agreement. Additionally, for each patent granted to the Company whereby the consultant is listed as inventor, the consultant shall receive 15,000 shares of restricted common stock; however the maximum value of the stock grant shall not exceed $15,000 based on the closing bid price of the Company’s common stock on the date the patent is granted, with the total shares granted reduced accordingly.

On March 1, 2005, NutraCea amended and restated a consulting agreement (with Company options to extend on an annual basis) with a retired employee of NutraCea. Under the terms of the agreement, monthly compensation of $7,500 is payable. In addition, the consultant received warrants to purchase 10,000 shares of common stock at $.43 a share. The 10,000 warrants are valued at $3,131 and expire in three years. Either party can cancel this agreement with 30-day written notice. If the agreement is extended past the first year then monthly compensation will be increased to $8,333 with additional warrants to purchase 15,000 shares of common stock at the market price per share at the date of extension. Additionally, for each patent granted to the Company whereby the consultant is listed as inventor, the consultant shall receive 15,000 shares of restricted common stock; however the maximum value of the stock grant shall not exceed $15,000 based on the closing bid price of the Company’s common stock on the date the patent is granted, with the total shares granted reduced accordingly.

On March 23, 2005, NutraCea agreed to pay $15,000 of unpaid fees to a consultant. NutraCea also agreed to issue 26,786 shares of common stock, valued at $15,000, to the consultant as payment in full During the quarter ended March 31, 2005, Nutracea issued 33,067 shares of common stock to consultants for services rendered valued at $15,000.

During the quarter ended March 31, 2005, Nutracea issued 6,000 shares of common stock pursuant to the exercise of warrants for cash totaling $432.

NUTRACEA AND SUBSIDIARIES
Consolidated Balance Sheet
September 30, 2005
(unaudited)

ASSETS

Current assets
Cash	$389,034
Marketable securities	170,977
Accounts receivable	87,801
Inventory	391,740
Prepaid expenses	410,808
Total current assets	1,450,360

Restricted marketable securities	170,977
Property and equipment, net	108,807
Patents and trademarks, net	354,600
Goodwill	250,001

Total assets	$2,334,745

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
Accounts payable	$882,684
Accrued expenses	296,797
Due to related parties	2,010
Notes payable	2,221,684
Convertible, mandatorily redeemable series A preferred stock, no par value, $1 stated value 20,000,000 shares authorized 0 shares issued and outstanding	20,473
Total current liabilities	3,423,648
Commitments and contingencies
Shareholders' deficit
Common stock, no par value 100,000,000 shares authorized 38,519,441 shares issued and outstanding	49,608,419
Deferred compensation	(20,239)
Accumulated deficit	(48,639,037)
Accumulated other comprehensive income, unrealized loss on marketable securities	(2,038,046)
Total shareholders' deficit	(1,088,903)
Total liabilities and shareholders' deficit	$2,334,745

NUTRACEA AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited)

	For the nine months ended September 30,		For the three months ended September 30,
	2005	2004	2005	2004

Revenues
Net product sales	$1,060,271	$662,910	$301,726	$249,840

Cost of goods sold	704,569	396,494	232,713	165,069

Gross profit	355,702	266,416	69,013	84,771

Operating expense
Sales, general and administrative expense	1,840,794	10,025,278	365,488	274,245
Research and development expense	67,959	105,717	13,112	22,403
Professional fees	1,501,259	11,330,383	475,406	862,818
Depreciation and amortization expense	47,925	106,197	16,325	10.225

Total operating expense	3,457,937	21,567,575	870,331	1,169,691

Loss from operations	(3,102,235)	(21,301,159)	(801,318)	(1,084,920)

Other income (expense)
Customer deposit forfeiture	100,000	-	-	-
Interest income	6,036	4,084	1,172	1,027
Interest expense	(715,046)	(495)	(235,398)	-

Total other income (expense)	(609,010)	3,589	(234,226)	1,027

Net loss	(3,711,245)	(21,297,570)	(1,035,544)	(1,083,893)

Cumulative preferred dividends	-	(8,373)	-	-

Net loss available to common shareholders	$(3,711,245)	$(21,305,943)	$(1,035,544)	$(1,083,893)

Basic and diluted loss available to common shareholders per share	$(0.10)	$(1.12)	$(0.03)	$(0.04)

Basic and diluted weighted-average shares outstanding	36,756,797	18,946,026	38,033,352	26,537,529

NUTRACEA AND SUBSIDIARIES
Consolidated Statements of Comprehensive Loss
(unaudited)

	For the nine months ended September 30,		For the three months ended September 30,
	2005	2004	2005	2004

Net loss available tocommon shareholders	$(3,711,245)	$21,305,943)	$(1,035,544)	$(1,083,893)

Other comprehensive loss
Unrealized gain (loss) on marketable securities	(25,378)	(1,667,666)	54,984	(1,667,666)

Net and comprehensive loss	$(3,736,623)	$(20,213,677)	$(980,560)	$(2,751,559)

NUTRACEA AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited)

	For the nine months ended September 30,
	2005	2004
Cash flows from operating activities
Net loss	$(3,711,245)	$(21,297,570)
Adjustments to reconcile net loss to net cash used in operating activities
Accretion of warrants used as a debt discount	586,510	-
Depreciation and amortization	108,640	73,826
Non-cash issuances of common stock	920,255	11,627,484
Non-cash issuances of stock options & warrants	414,449	7,782,515
(Increase) decrease in
Accounts receivable	(80,120)	(83,355)
Inventory	(87,676)	(112,738)
Prepaid expenses	(380,053)	(23,134)
Increase (decrease) in
Advances from related parties	(71,968)	(9,578)
Accounts payable	621,611	(21,711)
Accrued salaries and benefits	(9,371)	(37,130)
Deferred compensation	-	(47,842)
Accrued expenses	130,354	10,025
Customer deposits	(4,235)	5,000
Net cash (used) in operating activities	(1,562,849)	(2,130,208)
Cash flows from investing activities
Purchase of property and equipment	(16,100)	(35,110)
Payment for patents and trademarks	(45,720)	(51,534)
Net cash used in investing activities	(61,830)	(86,644)
Cash flows from financing activities
Proceeds from exercise of stock options	85,432	2,771,868
Payment of preferred dividends	-	(48,004)
Repurchase of common stock	-	(230,000)
Net cash provided by financing activities	85,432	2,493,864
Net increase (decrease) in cash	(1,539,247)	277,012
Cash, beginning of period	1,928,281	100,023
Cash, end of period	$389,034	$377,035

NUTRACEA AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements

NOTE 1	BASIS OF PRESENTATION:

The accompanying unaudited interim consolidated financial statements of NutraCea have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in NutraCea’s Annual Report filed with the SEC on Form 10-KSB. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosure contained in the audited financial statements for 2004 as reported in the 10-KSB have been omitted.

NOTE 2	STOCK-BASED COMPENSATION:

Compensation is recorded for stock-based compensation grants based on the excess of the estimated fair value of the common stock on the measurement date over the exercise price. Additionally, for stock-based compensation grants to consultants, NutraCea recognizes as compensation expense the fair value of such grants as calculated pursuant to SFAS No. 123, recognized over the related service period. SFAS No. 148 requires companies to disclose proforma results of the estimated effect on net income and earnings per share to reflect application of the fair value recognition provision of SFAS No. 123.

	For the nine months		For the three months
	ended September 30,		ended September 30,
	2005	2004	2005	2004

Net loss available to common shareholders:
As reported:	($3,711,245)	($21,305,943)	($1,035,544)	($1,083,893)
Less: compensation expensed charged to income:	789,251	7,782,515	552,245	490,455
Plus: proforma compensation expense:	(1,226,529)	(7,784,542)	(552,245)	(490,455)

Proforma net loss available to common shareholders:	($4,148,523)	($21,307,970)	($1,035,544)	($1,083,893)
Basic loss per common share:
As reported:	($0.10)	($1.12)	($0.03)	($0.04)
Proforma:	($0.11)	($1.12)	($0.03)	($0.04)

NUTRACEA AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements (continued)

NOTE 3	MARKETABLE SECURITIES

On September 8, 2004, NutraCea purchased 1,272,026 shares of Langley Park Investment Trust, PLC, a United Kingdom closed-end mutual fund that is actively traded on a London exchange. Per the Stock Purchase Agreement, NutraCea paid with 7,000,000 shares of its own common stock.

Per the Agreement, NutraCea may sell 636,013 shares of Langley at any time, and the remaining 636,013 shares of Langley and the 7,000,000 shares of NutraCea are escrowed together for a 2-year period. At the end of the period, Langley’s NutraCea shares are measured for any loss in market value and if so, NutraCea must give up that pro-rata portion of its Langley shares up to the escrowed 636,013 shares.

As of September 30, 2005, the NutraCea shares have not lost any value. However, the Langley shares are marked down to their fair market value of $341,954, with one-half or $170,977 shown as a current asset because they may be sold at any time, and the other one-half shown as long-term because they are held in escrow pending the 2-year review of NutraCea’s stock valuation.

Any unrealized holding gains and losses on the marketable securities are excluded from operating results and are recognized as other comprehensive income. The fair value of the securities is determined based on prevailing market prices.

NOTE 4	COMMITMENTS AND CONTINGENCIES

Agreements

For all agreements where stock is awarded as partial or full consideration, the expense is valued at the fair value of the stock. Expense for stock options and warrants issued to consultants is calculated at fair value using the Black-Scholes valuation method.

On January 25, 2005, NutraCea entered into a three year employment agreement with its Senior Vice President whereby NutraCea is to pay the officer a base salary of $150,000 per year. The agreement also provides that the officer is entitled to a one-time initial bonus of $25,000 and will be eligible for future incentive bonuses based solely on the discretion of the Chief Executive Officer or President of NutraCea and to be approved by NutraCea’s Compensation Committee. Warrants to purchase 1,000,000 shares of NutraCea’s common stock at an exercise price of $0.30 per share were issued and will vest 500,000 at signing of the employment agreement and 500,000 on January 25, 2006. Warrants to purchase 1,000,000 shares of NutraCea’s common stock at an exercise price of $0.30 per share were also issued and will vest upon the achievement of NutraCea obtaining “Gross Sales over $25,000,000” and NutraCea reports a positive EBITDA for the period. All warrants expire in ten years from the date of issuance.

On January 26, 2005 NutraCea entered into a non-exclusive distribution agreement to distribute NutraCea’s rice based nutraceutical products in the United States. An initial order for $25,000 was made concurrently with the signing of the agreement. The term of the agreement is for three years. Products are sold to the distributor at NutraCea’s standard price schedule; purchases above certain annual minimum requirements will then receive a 5% discount. Additionally, failure to meet these minimum purchase requirements is cause for termination of the agreement at NutraCea’s option. NutraCea may also at its option terminate the agreement upon 60 days written notice to the distributor.

NUTRACEA AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements (continued)

On February 9, 2005, NutraCea issued 200,000 stock options with an exercise price of $0.45 per share, vesting over three years, with lockup provisions through December 31, 2005 to two employees of NutraCea with each receiving 100,000 options. Non-cash compensation expense of $2,000 was recorded relating to the issue of these options.

On February 10, 2005, NutraCea entered into a one year consulting agreement with Trilogy, a financial relations company. Payments to Trilogy consisted of $10,000 per month and the issuance of 700,000 warrants to purchase shares of common stock at an exercise price of $.45 per share; 700,000 warrants to purchase shares of common stock at an exercise price of $.65 per share; and 700,000 warrants to purchase shares of common stock at an exercise price of $.85 per share. This agreement was subsequently terminated in April 2005. As a result, NutraCea has no further financial obligations pursuant to this contract and all warrants originally issued under the contract were cancelled. In conjunction with this agreement NutraCea agreed to pay a finder’s fee to a consulting company consisting of stock options to purchase 135,000 shares of common stock at a price of $0.45 per share.

On February 28, 2005, NutraCea terminated an existing consulting agreement with a retired employee that was entered into on April 19, 2004. At NutraCea’s sole discretion it may retain the services of the consultant on a monthly basis at a rate of $80 per hour, not to exceed 10 hours per month for the first three months following the termination of the agreement. Additionally, for each patent granted to NutraCea whereby the consultant is listed as inventor, the consultant shall receive 15,000 shares of restricted common stock; however the maximum value of the stock grant shall not exceed $15,000 based on the closing bid price of NutraCea’s common stock on the date the patent is granted, with the total shares granted reduced accordingly.

On March 1, 2005, NutraCea amended and restated a consulting agreement (with Company options to extend on an annual basis) with a retired employee of NutraCea. Under the terms of the agreement, monthly compensation of $7,500 is payable. In addition, the consultant received warrants to purchase 10,000 shares of common stock at $.43 a share. The 10,000 warrants are valued at $3,131 and expire in three years. Either party can cancel this agreement with 30-day written notice. If the agreement is extended past the first year then monthly compensation will be increased to $8,333 with additional warrants to purchase 15,000 shares of common stock at the market price per share at the date of extension. Additionally, for each patent granted to NutraCea whereby the consultant is listed as inventor, the consultant shall receive 15,000 shares of restricted common stock; however the maximum value of the stock grant shall not exceed $15,000 based on the closing bid price of NutraCea’s common stock on the date the patent is granted, with the total shares granted reduced accordingly.

On March 15, 2005, NutraCea entered into a five year consulting agreement with a medical advisor. Under the terms of the agreement, annual compensation shall be 15,000 warrants to purchase shares of common stock at the market price on each anniversary date. The option price for the first year of service is a price of $.50 per share.

On March 23, 2005, NutraCea agreed to pay $15,000 of unpaid fees to a web design consultant by issuing 26,786 shares of common stock.

On April 5, 2005, NutraCea hired a financial services firm to assist in evaluating the proposed merger with RiceX and to provide a fairness opinion. A fee of $50,000 for this work was paid.

NUTRACEA AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements (continued)

On April 5, 2005, NutraCea hired an information technology and marketing firm to assist in the development of sales of NutraCea’s products over the Internet. The IT firm purchases from NutraCea products at 50% of the suggested retail price and has the non-exclusive right to sell them on the Internet. All sales, marketing, shipping, and handling costs are the responsibility of the IT firm. The term of the contract is for three years. Additionally, options to purchase 360,000 shares of common stock of NutraCea at an exercise price of $0.60 per share were issued at the effective date of the contract, with 45,000 options vesting at the signing of the contract and the remainder of the options vesting at 15,000 options per month over the next 21 months. All options that vest are locked up until December 31, 2007. A total of 105,000 options vested during the term that this contract was effective. This agreement was subsequently terminated in August 2005 and total of 105,000 options vested during the term that this contract was effective. As a result, NutraCea has no further financial obligations pursuant to this contract.

On April 12, 2005, NutraCea granted various rights to its principal equine division products customer that specifically include:

•	The grant to NutraCea of exclusive worldwide rights to manufacture certain equine products for the customer.

•
The transfer and assignment of the customer’s technology rights granted to it in a prior Technology Agreement dated September 13, 2003. 1,222,222 shares of NutraCea’s common stock were issued to the customer as consideration for the transfer and assignment.

•
The transfer and assignment of technology rights of a limited liability corporation formed by the customer and granted to it in a prior Technology Agreement dated September 13, 2003. 166,667 shares of NutraCea’s common stock are to be issued to the limited liability corporation as consideration for the transfer and assignment.

•
The grant of marketing and distribution rights to the customer covering: 1) the right of first offer to market new products as may be developed by NutraCea or proposed to be developed by the customer for non-human markets; and 2) the right of first refusal in the event that a third party independently contacts NutraCea regarding the marketing and distribution of new, non-human products. Also, the customer agrees to use NutraCea as the exclusive manufacturer for any new, non-human products as defined. Additionally, NutraCea may earn a 5% royalty on new products on revenues exceeding specified annual volume levels.

On April 18, 2005, a direct response marketing company hired the Chief Executive Officer of NutraCea whereby she will receive a royalty of $1 per unit sold resulting from infomercials that will demonstrate specific products of NutraCea. Royalty payments will be made by the direct response marketing company and are not an obligation of NutraCea.

On April 19, 2005, NutraCea signed an agreement with a direct response marketing company to market and sell products through infomercials. The agreement is for one year and may be extended for an additional year. The agreement covers pricing of specific products at wholesale prices which will be private labeled for direct sale by the marketing company. During the term of the agreement NutraCea will not sell its products through any other infomercials so long as the marketing company maintains minimum quarterly orders beginning October 1, 2005 of $500,000.

NUTRACEA AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements (continued)

On May 5, 2005, NutraCea’s hired a consulting company to provide patent and license analysis. The agreement is for one year and may be terminated by either party with 30 days written notice. Compensation shall be 448,980 shares of common stock valued at $220,000 granted to the consulting company which was booked entirely in this period. 50% of the shares vest upon the signing of the agreement; a minimum of 134,693 shares vest within three months of certain reporting requirements being made by the consulting company; and the remaining shares vest upon NutraCea taking action on recommendations of the consulting company.

On May 17, 2005, NutraCea entered into a one year consulting agreement (with Company options to extend on an annual basis) with a retired employee of NutraCea primarily for research and development work. Under the terms of the agreement, monthly compensation of $6,667 is payable. In addition, the consultant received warrants to purchase 10,000 shares of common stock at $0.50 a share. The 10,000 warrants are valued at $3,395 and expire in three years. Either party can cancel this agreement with 30-day written notice. Additionally, for each patent granted to NutraCea whereby the consultant is listed as inventor, the consultant shall receive 15,000 shares of restricted common stock.

Effective June 1, 2005, NutraCea entered into a one year consulting agreement with an investor relations firm. Either party may terminate the agreement upon four months written notice to the other party. Under the terms of the agreement monthly compensation is $5,000. In addition, the consulting firm received options to purchase 250,000 shares of common stock at $0.65 per share. The 250,000 options are valued at $90,044, expire in five years, and may not be exercised for the first year from the date of grant.

On July 1, 2005 NutraCea hired a company to provide potential qualified customer introductions. The term of the service agreement is 12 months and may be terminated by either party upon written notice. NutraCea granted the company an option to purchase 250,000 shares of restricted common stock at a price of $0.65 per share. The option shall not vest until NutraCea has received purchase orders of at least $2,000,000 from a qualifying agreement during the term of the agreement plus 12 months from the termination of the service agreement from any qualifying agreement. Additionally, upon vesting of the option NutraCea shall pay the company a reasonable royalty fee based on the net profits received from a qualifying agreement.

On July 1, 2005 NutraCea entered into a consulting agreement with an individual to assist in the research and validation of NutraCea’s products in the medical foods market. The term of the agreement is for six months. NutraCea granted the individual an option to purchase 250,000 shares of restricted common stock at a price of $0.65 per share.

On July 13, 2005 NutraCea hired a financial advisory services company to act as the exclusive financial advisor in connection with the issuance of equity securities during the term of the agreement. The term of the agreement is 12 months. Compensation consists of an initial $10,000 advisory fee; transaction fees of varying amounts based on the amount of capital raised by NutraCea through the efforts of the financial advisor; and warrants of varying amounts based on the amount of capital raised by NutraCea through the efforts of the financial advisor.

On July 14, 2005 NutraCea hired an individual to assist in forming a joint operating agreement with a rice mill in two certain foreign countries. The term of the finder’s agreement is for nine months and may be terminated by either party for any reason at any time. NutraCea shall pay the finder a fee based on net income. The joint entity transaction must include a purchase commitment arranged by the venture party from the applicable country for a minimum of one hundred thousand servings per day for the first two years while a production plant is being constructed and a subsequent commitment for an additional one million servings per day for at least two additional years after the production plant has been constructed. The venture party must fund the construction of the production plant.

NUTRACEA AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements (continued)

On August 23, 2005 NutraCea entered into a one year consulting agreement with a medical advisor. NutraCea granted the individual an option to purchase 30,000 shares of restricted common stock at a price of $0.60 per share. Additionally, NutraCea will pay the individual a $500 per day per diem for attendance at meetings and appearances on behalf of NutraCea.

On August 24, 2005, NutraCea signed an agreement with a direct response marketing company to market and sell products through infomercials. The agreement is for two years and may be extended for an additional year. The agreement covers pricing of specific products at wholesale prices which will be private labeled for direct sale by the marketing company. During the term of the agreement NutraCea will not sell its products through any other infomercials so long as the marketing company maintains minimum quarterly orders beginning October 1, 2005 of $500,000. Additionally, NutraCea granted the company an option to purchase 250,000 shares of restricted common stock at a price of $1.275 per share. The options vest 50,000 shares upon payment in full of the contract quarter minimum purchase orders during the term of the agreement.

On September 13, 2005 NutraCea entered into an agreement with Dominican Republic rice mill whereby the two companies will form a joint venture to install equipment to annually produce at least 5,000 metric tons of stabilized rice bran. The joint venture will be equally owned by the two companies and will commercially sell stabilized rice bran products through retail and government in the Dominican Republic and Haiti.

Merger with The RiceX Company
At special meetings of shareholders held on September 28, 2005 the shareholders of NutraCea and The RiceX Company ("RiceX") approved various matters relating to the proposed merger between the two companies.

On October 4, 2005, NutraCea, through its wholly-owned subsidiary, Red Acquisition Corporation, a Delaware corporation (“Merger Sub”), consummated its acquisition of RiceX by merger (the “Merger”) pursuant to the terms of an Agreement and Plan of Merger and Reorganization, dated April 4, 2005, by and among NutraCea, Merger Sub and RiceX (the “Merger Agreement”). At the effective time of the Merger, Merger Sub merged with and into RiceX, with RiceX surviving the Merger as a wholly-owned subsidiary of NutraCea. Pursuant to the Merger Agreement and as a result of the Merger, each share of RiceX common stock outstanding immediately prior to the effective time of the Merger was converted into the right to receive 0.76799 shares of NutraCea’s common stock.

At the completion of the Merger, the stockholders of RiceX received 28,272,226 shares of NutraCea common stock in exchange for their shares of RiceX common stock, and NutraCea assumed the outstanding options and warrants to purchase 11,810,507 shares of RiceX common stock.

NUTRACEA AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements (continued)

On September 28, 2005, NutraCea entered into a Securities Purchase Agreement and a Registrations Rights Agreement in connection with a private placement of its securities to certain investors for aggregate gross proceeds of approximately $7.85 million (approximately $7.3 million after estimated offering expenses). Upon closing of the transaction on October 4, 2005, the investors purchased an aggregate of 7,850 shares of Series B Convertible Preferred Stock at a price of $1,000 per share pursuant to the Purchase Agreement. The preferred shares can be converted to shares of common stock at a conversion rate of 2,000 shares of common stock for each preferred share issued in the transaction. Additionally, pursuant to the Purchase Agreement, the investors were issued warrants to purchase an aggregate 7,850,000 shares of common stock at an exercise price of $0.70 per share. The warrants have a term of five years and are immediately exercisable. An advisor for the financing received a customary fee based on aggregate gross proceeds received from the investors and a warrant to purchase 1,099,000 shares of common stock at an exercise price per share of $0.50 per share.

NOTE 5	COMMON STOCK

Common and Preferred Stock

All stock issued is valued at the fair value of the stock.

During the quarter ended September 30, 2005, NutraCea issued 174,667 shares of common stock to consultants for services rendered valued at $85,400.

During the quarter ended September 30, 2005, NutraCea issued 97,000 shares of common stock in settlement of contractual agreements valued at $97,655.

During the quarter ended September 30, 2005, Nutracea issued 425,000 shares of common stock pursuant to the exercise of stock options for cash totaling $85,000.

Stock Options & Warrants

Expense for stock options and warrants issued to consultants is calculated at fair value using the Black-Scholes valuation method.

During the quarter ended September 30, 2005, NutraCea issued 310,000 warrants with exercise prices of $0.60 per share to consultants. The warrants expire between four years and five years from the date of issue. A total of $177,443 in non-cash compensation expense was recorded relating to the issue of these warrants.

NOTE 6	BUSINESS SEGMENTS

For internal reporting purposes, management segregates NutraCea into operating segments as follows for the nine and the three months ended September 30, 2005 and 2004:

NUTRACEA AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements (continued)

Nine months ended September 30, 2005	Net Sales	(Loss) from Operations	Interest Expense	Total Assets	Depreciation/ Amortization
NutraStar Technologies Incorporated	$698,465	$795,692	$715,046	$2, 292,3178	$47,925
NutraGlo Incorporated	659,536	256,443	-	42,428	-
Unallocated corporate overhead		(4,154,370)			60,715
Total, NutraCea	$1,358,001	$(3,102.235)	$715,046	$2,334,745	$108,640

Nine months ended September 30, 2004	Net Sales	(Loss) from Operations	Interest Expense	Total Assets	Depreciation/ Amortization
NutraStar Technologies Incorporated	$306,113	$(9,505,506)	$495	$1,914,563	$24,167
NutraGlo Incorporated	356,797	109,200	-	136,669	-
Unallocated corporate overhead	-	(11,904,853)	-	-	-
Total, NutraCea	$662,910	$(21,301,159)	$495	$2,051,232	$24,167

Three months ended September 30, 2005	Net Sales	(Loss) from Operations	Interest Expense	Total Assets	Depreciation/ Amortization
NutraStar Technologies Incorporated	$484,122	$264,505	$235,398	$2,292,317	$16,326
NutraGlo Incorporated	115,334	28,592	-	42,428	-
Unallocated corporate overhead		(1,094,415)			20,234
Total, NutraCea	$599,456	$(801,318)	$235,398	$2,334,7451	$36,560

Three months ended September 30, 2004	Net Sales	(Loss) from Operations	Interest Expense	Total Assets	Depreciation/ Amortization
NutraStar Technologies Incorporated	$88,916	$304,277	$-	$1,914,563	$10,225
NutraGlo Incorporated	160,924	49,091	-	136,669	-
Unallocated corporate overhead	-	(1,438,288)	-	-	-
Total, NutraCea	$249,840	$(1,084.920)	$-	$2,051,232	$10,225

NOTE 7	SUBSEQUENT EVENTS

On October 1, 2005, NutraCea entered into a one-year consulting agreement with an independent contractor. Under the terms of the agreement, compensation shall be an initial issuance of 50,000 shares of common stock plus $15,000 in cash or its equivalent value in shares of common stock. Also, during the term of the contract, NutraCea shall pay monthly either $5,000 cash or common stock valued at $5,000, with the type of payment at NutraCea’s discretion. In addition, the independent contractor is entitled to a 2% commission based on net profits resulting from contracts with customers introduced to NutraCea by the independent contractor.

On October 4, 2005 NutraCea completed the merger with The RiceX Company. See Note 4 for additional information.

On October 6, 2005 NutraCea issued 100,000 shares of common stock pursuant to the exercise of stock options and warrants for cash totaling $20,000.

On October 25, 2005 NutraCea signed a binding letter of intent with an industrial consortium in Columbia. The terms of the binding letter of intent include the creation of a joint entity to share equally in the profits generated from sales of NutraCea products in the Colombian market. The agreement includes provisions for the Colombian consortium to provide 50% of all the financing necessary to construct the plants (with NutraCea providing the remaining 50% of the financing) and to be responsible for providing all the necessary land and space required for the implementation of the plants to be constructed. The Colombian consortium is responsible for providing all of the sales and distribution as part of its contribution to the joint entity. As dictated by the letter of intent, it is the intention of the parties to execute a formal definitive agreement on or before December 25, 2005. Unless the parties to the binding letter of intent agree to extend, the binding letter of intent will expire 60 days after signing.

NUTRACEA AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements (continued)

On October 28, 2005 NutraCea signed a binding letter of intent with an Ecuadorian company. The letter of intent provides for an exclusive 60 day period of time during, in which NutraCea and the Ecuadorian company will attempt to arrive at a definitive agreement for a working arrangement that will allow the Ecuadorian company the right to utilize NutraCea's proprietary ingredients and value-added processing in their multi-faceted food business, which includes animal feed, poultry and cereals. Unless the parties to the binding letter of intent agree to extend, the binding letter of intent will expire 60 days after signing.

In November 2005 NutraCea signed a Supply and Distribution Agreement with T. Geddes Grant, a Jamaican Corporation. The agreement requires NutraCea to deliver a customized formulated and fortified RiSolubles mix to T. Geddes Grant. The agreement requires that T. Geddes Grant purchase a minimum of $4,500,000 of the custom formulation per year for a term of two years. Under the terms of the agreement, T. Geddes Grant is also appointed as exclusive distributor for the territory of Jamaica, Barbados and Trinidad. T. Geddes Grant is obligated to obtain all necessary regulatory approvals for marketing NutraCea products in the Territory and use its best efforts to develop commercial sales in the Territory.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
The RiceX Company

We have audited the accompanying consolidated balance sheet of The RiceX Company and Subsidiary (the Company) as of December 31, 2004 and the related consolidated statements of operations, shareholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The RiceX Company and Subsidiary as of December 31, 2004, and the results of their consolidated operations and their consolidated cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Perry-Smith LLP

Sacramento, California
March 4, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
The RiceX Company

We have audited the accompanying consolidated balance sheet of The RiceX Company and Subsidiary (the Company) as of December 31, 2003, and the related consolidated statements of operations, shareholders’ equity (deficit) and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The RiceX Company and Subsidiary as of December 31, 2003, and the results of their consolidated operations and their consolidated cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Moss Adams LLP

Stockton, California
February 20, 2004

THE RICEX COMPANY
CONSOLIDATED BALANCE SHEETS

ASSETS

	DECEMBER 31,
	2004	2003

CURRENT ASSETS:
Cash and cash equivalents	$1,034,913	$2,219,091
Trade accounts receivable, net of allowance for doubtful accounts, $20,000 in 2004 and 2003	499,413	679,243
Inventories	401,554	340,513
Deposits and other current assets	91,978	76,214

Total current assets	2,027,858	3,315,061

PROPERTY AND EQUIPMENT, net	542,576	694,161
OTHER ASSETS, net	27,186	59,586

	$2,597,620	$4,068,808

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$811,055	$607,742
Deferred revenue	2,959	539,899

Total current liabilities	814,014	1,147,641

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock, par value $.00l per share, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, par value $.001 per share, 100,000,000 shares authorized, 36,713,274 and 38,060,238 shares issued and outstanding in 2004 and 2003, respectively	36,714	38,060
Additional paid-in capital	28,900,767	29,154,428
Accumulated deficit	(27,153,875)	(26,271,321)

Total shareholders’ equity	1,783,606	2,921,167

	$2,597,620	$4,068,808

The accompanying notes are an integral part of these statements.

THE RICEX COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS

	YEARS ENDED DECEMBER 31,
	2004	2003

REVENUES:
Sales	$4,010,186	$3,511,295

TOTAL REVENUES	4,010,186	3,511,295

COST OF SALES	1,655,940	1,865,055

GROSS PROFIT	2,354,246	1,646,240

RESEARCH AND DEVELOPMENT EXPENSES	223,685	226,452
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,465,380	2,180,963
STOCK OPTION AND WARRANT EXPENSE	15,000	3,000
INVESTOR RELATIONS	61,948	104,423
PROFESSIONAL FEES	502,207	440,039

Loss from operations	(913,974)	(1,308,637)

OTHER INCOME (EXPENSE):
Interest and other income	33,070	17,864

Loss before income taxes	(880,904)	(1,290,773)

INCOME TAX expense	1,650	1,650

Net loss	$(882,554)	$(1,292,423)

BASIC AND DILUTED EARNINGS PER SHARE,
Net loss per share	$(.02)	$(.03)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	37,061,240	38,301,484

The accompanying notes are an integral part of these statements.

THE RICEX COMPANY
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY
YEARS ENDED DECEMBER 31, 2004 AND 2003

	Common Stock		Additional Paid-In	Accumulated	Deferred Expenses Related to Equity	Total Shareholders’
	Shares	Amount	Capital	Deficit	Issuance	Equity

Balance, January 1, 2003	38,680,724	$38,681	$29,315,287	$(24,978,898)	$(57,418)	$4,317,652

Stock repurchase	(620,486)	(621)	(163,859)	-	-	(164,480)

Amortization of warrants issued to former employees	-	-	3,000	-	-	3,000

Amortization of warrants issued for consulting fees	-	-	-	-	57,418	57,418

Net loss for the year	-	-	-	(1,292,423)	-	(1,292,423)

Balance, December 31, 2003	38,060,238	38,060	29,154,428	(26,271,321)	-	2,921,167

Stock repurchase	(1,346,964)	(1,346)	(268,661)	-	-	(270,007)

Amortization of warrants issued to employees	-	-	15,000	-	-	15,000

Net loss for the year	-	-	-	(882,554)	-	(882,554)

Balance, December 31, 2004	36,713,274	$36,714	$28,900,767	$(27,153,875)	$-	$1,783,606

The accompanying notes are an integral part of these statements.

THE RICEX COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	YEARS ENDED DECEMBER 31,
	2004	2003
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(882,554)	$(1,292,423)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	230,475	380,019
Amortization of shares and warrants issued for services, prepaid interest, and debt issuance cost	15,000	60,419
Net changes in operating assets and liabilities:
Trade accounts receivable	179,830	686,232
Inventories	(61,041)	(33,202)
Deposits and other current assets	(15,764)	24,968
Accounts payable and accrued liabilities	203,313	18,772
Deferred revenue	(536,940)	539,898

Net cash from operating activities	(867,681)	384,683

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, and other assets	(46,490)	75,177

Net cash from investing activities	(46,490)	75,177

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of common stock and warrants	(270,007)	(164,480)

Net cash from financing activities	(270,007)	(164,480)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,184,178)	295,380
CASH AND CASH EQUIVALENTS, beginning of year	2,219,091	1,923,711
CASH AND CASH EQUIVALENTS, end of year	$1,034,913	$2,219,091

The accompanying notes are an integral part of these statements.

THE RICEX COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 - DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

The RiceX Company (“RiceX”), formerly Food Extrusion, Inc., was incorporated in California in 1989 and in 1998 was reincorporated in Delaware and changed its name to The RiceX Company. RiceX has a wholly owned subsidiary, RiceX Nutrients, Inc. (formally Food Extrusion Montana, Inc.). The consolidated financial statements include the accounts of RiceX and RiceX Nutrients (collectively “the Company”), after the elimination of all inter-company balances and transactions.

The Company is an agribusiness food technology company, which has developed a proprietary process to stabilize rice bran. RiceX is headquartered in El Dorado Hills, California and has stabilization equipment located at a rice mill in Northern California. The Company purchases raw rice bran from the mill and mill employees, under Company supervision, operate the Company’s equipment to stabilize rice bran. The Company pays a processing fee to the mill for this service. Under an agreement with the mill, the mill may use the Company’s equipment to stabilize rice bran for its customers in exchange for the payment of a royalty fee to the Company. The Company intends to enter into additional relationships with rice processors as part of its overall business strategy.

RiceX Nutrients is engaged in the business of custom manufacturing grain-based products for food ingredient companies at its production facility in Dillon, Montana. The facility has specialized processing equipment and techniques for the treatment of grain products to cook, enzyme treat, convert, isolate, dry and package finished food ingredients. The soluble and fiber concentrate forms of the Company’s rice bran products are produced at the Montana facility.

The processing, formulation, packaging, labeling and advertising of the Company’s products are subject to regulation by one or more federal agencies. Congress enacted the Dietary Supplement Health Education Act of 1994 (“DSHEA”), which limits the FDA’s jurisdiction in regulating dietary supplements.

A summary of the significant accounting principles and practices used in the preparation of the consolidated financial statements follows:

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of credit risk - Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of trade accounts receivable for sales to major customers. The Company performs credit evaluations on its customers’ financial condition and generally does not require collateral on accounts receivable. The Company maintains an allowance for doubtful accounts on its receivables based upon expected collectibility of all accounts receivable. Uncollected accounts have not been significant.

In 2004, three major customers each accounted for 13%, 12%, and 10% of sales, respectively. Accounts receivable includes amounts due from three customers comprising of 17%, 14%, and 12% of the total outstanding.

In 2003, three major customers each accounted for 22%, 17%, and 7% of sales, respectively. Accounts receivable includes amounts due from two customers comprising 29% and 24% of the total outstanding.

THE RICEX COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 - DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and cash equivalents - Cash equivalents consist of highly liquid investments with an original or remaining maturity at the time of purchase of three months or less.

Allowance for doubtful accounts - The Company provides an allowance for accounts receivable it believes it may not collect in full. It evaluates collectibility of its accounts based on a combination of factors. In circumstances where it is aware of a specific customer’s inability to meet its financial obligations such as bankruptcy, it records a specific reserve. For all other customers, the Company recognized reserves for bad debts based on current and historical collection experience. Accounts receivable are considered delinquent based on contractual terms. The Company does not charge interest on delinquent accounts.

Inventories - Inventories are stated at the lower of cost or market determined on a first-in, first-out basis. The costs associated with the milling process are allocated to inventory.

Property and equipment - Property and equipment are stated at cost. Depreciation or amortization is computed on the straight-line method over the shorter of the estimated life of the asset or the lease term, generally ranging from three to ten years. Upon sales or retirement, the related cost and accumulated depreciation or amortization are removed from the accounts and the resulting gain or loss, if any, is included in results of operations. The cost of additions, improvements, and interest on construction are capitalized, while maintenance and repairs are charged to operations when incurred.

The estimated lives used in determining depreciation and amortization are:

Buildings	10 years
Equipment	5 - 7 years
Leasehold improvements	7 years
Furniture and fixtures	5 - 7 years

Deferred expenses related to equity issuance - Costs incurred in connection with equity issuances are deferred and are amortized over the terms of the related service.

Revenue recognition - Revenues from product sales are recognized as products are shipped and when the risk of loss has transferred to the buyer. Deposits are deferred until either the product has shipped or conditions relating to the sale have been substantially performed.

Shipping and handling - Shipping and handling expenses totaled $61,000 and $74,000 in 2004 and 2003 respectively and are captured in SG&A.

Research and development - Research and development costs are expensed when incurred.

Stock options - At December 31, 2004, the Company has one stock-based employee compensation plan, which is described more fully in Note 6. The Company accounts for this plan under the recognition and measurement principles of Accounting Principles Board Opinions No. 25, Accounting for Stock Issued to Employees, and related Interpretations. During 2004, the amount of $15,000 stock-based employee compensation cost is reflected in net income, as some options granted under those plans had an exercise price lower than the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

THE RICEX COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 - DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	DECEMBER 31,
	2004	2003
Net loss, as reported	$(882,554)	$(1,292,423)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	(73,100)	(45,600)

Pro forma net loss	$(955,654)	$(1,338,023)
Loss per share:
Basic and diluted net loss per share - as reported	$(.02)	$(.03)
Basic and diluted net loss per share - pro forma	$(.03)	$(.04)

Weighted average fair value of options granted to employees during the year	$.21	$.15

Net loss per share - Basic net loss per share is computed based on the weighted average number of shares of common stock outstanding during each period. Diluted loss per share reflect the potential dilution that could occur if common shares were issued pursuant to the exercise of options or warrants. For the years ended December 31, 2004 and 2003 there is no diffeence between basic and diluted loss per share, as there were no dilutive stock options.

Income taxes - Deferred income tax assets and liabilities result from the future tax consequences associated with temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not, that all, or some portion, of such deferred tax assets will not be realized.

Accounting for long-lived assets - Long-lived assets are recorded at the lower of amortized cost or fair value. As part of an ongoing review of the valuation of long-lived assets, management assesses the carrying value of such assets if facts and circumstances suggest they may be impaired. If this review indicates that the carrying value of these assets may not be recoverable, as determined by a non-discounted cash flow analysis over the remaining useful life, the carrying value would be reduced to its estimated fair value. There has been no impairment recognized in these consolidated financial statements.

Reclassifications - Certain reclassifications have been made to the 2003 financial information to conform to the 2004 presentation.

Recent accounting pronouncements

Consolidation of Variable Interest Entities (VIE).
In January 2003, the FASB issued Financial Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities (VIE). It defined a VIE as a corporation, partnership, trust, or any other legal structure used for the business purpose that either a) does not have equity investors with voting rights or b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. This interpretation will require a VIE to be consolidated or deconsolidated by a company if that company is subject to a majority of the risk of loss from the VIE's activities or entitled to receive a majority of the entity's residual return. Most of the provisions of FIN 46 have been delayed until March 31, 2004. The Company does not have any VIE and accordingly the implementation of FIN 46 did not have any impact on the Company’s financial position or results of operations.

THE RICEX COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 - DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent accounting pronouncements (continued)

Amendment of Statement 133 on Derivative Instruments and Hedging Activities.

In April 2003, FASB issued Statement No. 149 (“Statement No. 149”), Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instrumentsand Hedging Activities. Statement No. 149 is effective for contracts entered into or modified after June 30, 2003. Adoption of Statement No. 149 did not result in an impact on the Company’s statement of financial position or results of operations.

Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.

In May 2003, FASB issued Statement No. 150 (“Statement No. 150”), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. Statement No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Statement No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities. Adoption of Statement No. 150 did not result in an impact on the Company’s statement of financial position or results of operations.

Share-Based Payments
In December 2004 the FASB issued Statement Number 123 (revised 2004) (FAS 123 (R)), Share-Based Payments. FAS 123 (R) requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments, such as stock options, granted to employees. The company is required to apply FAS 123 (R) on a modified prospective method. Under this method, the Company is required to record compensation expense (as previous awards continue to vest) for the unvested portion of previously granted awards that remain outstanding at the date of adoption. In addition, the Company may elect to adopt FAS 123 (R) by restating previously issued financial statements, basing the expense on that previously reported in their pro forma disclosures required by FAS 123. FAS 123 (R) is effective for the first reporting period beginning after June 15, 2005. Management has not completed its evaluation of the effect that FAS 123 (R) will have, but believes that the effect will be consistent with its previous pro forma disclosures.

Inventory Costs
In November 2004, the FASB issued Statement Number 151 (FAS 151), Inventory Costs. FAS 151 amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." FAS 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, FAS 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. FAS 151 is effective for fiscal years beginning after June 15, 2005. Management has not completed its evaluation of the effect that FAS 151 will have on the Company’s financial statements.

THE RICEX COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 - INVENTORY

Inventory consists of the following:

	DECEMBER 31,
	2004	2003
Finished goods	$307,456	$240,708
Packaging	94,098	99,805
	$401,554	$340,513

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	DECEMBER 31,
	2004	2003

Land and buildings	$380,154	$380,154
Equipment	4,619,726	4,593,237
Leasehold improvements	381,642	381,642
Furniture and fixtures	228,071	208,071
	5,609,593	5,563,104
Less accumulated depreciation and amortization	(5,067,017)	(4,868,943)

	$542,576	$694,161

NOTE 4 - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consist of the following:

	DECEMBER 31,
	2004	2003

Trade accounts payable	$287,751	$203,591
Other accrued liabilities	523,304	404,151
Deferred revenue	2,959	539,899

	$814,014	$1,147,641

Included in Other accrued liabilities at December is $250,000 for the severance cost of two executives whose resignations from the Company were finalized in January 2005.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

The Company leases office, laboratory and warehouse space under operating leases which expire in 2006 and 2009. The Company has the unilateral right to terminate the facilities’ operating leases with six months’ written notice. Rent expense under operating leases was $77,350 and $59,577 for the years ended December 31, 2004 and 2003, respectively.

THE RICEX COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 5 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

The following is a schedule of future minimum lease payments required under the above leases:

Year ending December 31,
2005	126,592
2006	94,944
Total	$221,536

Lease expenses of $4,000 per month on a month by month basis for a warehouse facility in West Sacramento, California are included in the 2005 and 2006 minimum lease payments.

NOTE 6 - SHAREHOLDERS’ EQUITY

A.	Common and preferred stock.

In conjunction with RiceX’s re-incorporation in Delaware, the Company increased its authorized number of common shares from 50,000,000 to 100,000,000, authorized 10,000,000 shares of preferred stock which may be issued from time to time, in one or more series, and authorized its Board of Directors to establish the rights, preferences and privileges of each such series, when issued. At December 31, 2004, an aggregate of 18,971,047 shares of the Company’s common stock was reserved for future issuance upon the exercise of stock options and warrants.

B.	Stock issued for services.

None

C.	Conversion of debt to equity.

None

D.	Private placement.

During 2000, the Company issued 182,137 shares of common stock and warrants to purchase 182,137 shares of common stock for cash proceeds of $116,400 in conjunction with a $6 million dollar private placement. The warrants, which expire three years from issue date, have an exercise price for the first year of $1.00 per share, for thesecond year of $1.25 per share and for the third year of $1.50 per share. As of December 31, 2003, all warrants issued in conjunction with this private placement had expired.

E.	Repurchase of common stock.

In 2002, the Board of Directors approved resolutions authorizing the Company to repurchase up to a total of $1,000,000 of its own stock on the open market for a period of one year. The Company repurchased 620,486 shares of its own stock on the open market during the year ended December 31, 2003.

In April 2004, the Board of Directors approved an agreement authorizing us to purchase 1,346,964 common shares of our own stock and 3,030,669 warrants in a private transaction. This was the only purchase transaction through the period ended December 31, 2004. We paid $270,007 for the shares and warrants at an average cost of $0.20 per share.

THE RICEX COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6 - SHAREHOLDERS’ EQUITY (continued)

F.	Warrants and non-qualified stock options issued.

At December 31, 2004, warrants and non-qualified stock options outstanding were as follows:

Shares issuable under warrants and non-qualified options	Number of Shares	Exercise Price Per Share	Exercise Period

Balance, January 1, 2003	18,330,923	$0.70 - $1.65	1 - 10 years

Cancelled during the year	(4,091,207)	$0.75 - $1.50	3 - 5 years

Balance, December 31, 2003	14,239,716	$0.70 - $1.65	1 - 10 years

Issued during the year	75,000	$0.18	3 years

Expired during the year	(25,000)	$0.75	5 years

Canceled during the year	(3,030,699)	$0.70	5 years

Balance, December 31, 2004	11,259,047	$0.18 - $1.65	3 - 10 years

The balances outstanding at December 31, 2004 and 2003 includes incentive warrants to purchase 6,030,582 and 7,714,287 shares, respectively, which are restricted from sale and or transfer until such time when certain sales targets are achieved.

G.	Stock option plan.

The Company has 10,000,000 shares of common stock reserved for grant to its officers, directors and key employees under its stock option plan (the “Plan”). At December 31, 2004, options to purchase 7,712,000 shares of common stock had been granted under the Plan and 2,288,000 shares were available for future grants. Options granted pursuant to the Plan have lives of 10 years from the date subject to earlier expiration in certain cases, such as termination of the grantees’ employment. Options vest 1/3 on the date of the grant, 1/3 on the first anniversary, and 1/3 on the second anniversary. Stock option information is as follows:

	Number of Shares	Weighted-Average Exercise Price

Shares under option at January 1, 2003	6,849,000	$.66
Granted	330,000.24
Forfeited	(196,000)	.32

Shares under option at December 31, 2003	6,983,000.65
Granted	750,000.21
Forfeited	(21,000)	.30

Shares under option at December 31, 2004	7,712,000	$.61

Options exercisable at December 31, 2004	7,220,333	$.64

THE RICEX COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 6 - SHAREHOLDERS’ EQUITY (continued)

The weighted average fair value of the options granted in 2004 and 2003 were $0.21 and $0.15 respectively.

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$ 0.15-0.30	1,350,000	8.40	0.23	858,333	$ 0.25
0.36-0.40	1,450,000	6.71	0.38	1,450,000	0.38
0.72-0.79	4,772,000	4.68	0.75	4,772,000	0.75
1.81	140,000	3.69	1.81	140,000	1.81
$.15 - $1.81	7,712,000	6.91	0.61	7,220,333	$ 0.64

Pro Forma Information related to Option Grants

Pro forma information regarding net income and earnings per share is required by SFAS 123 for awards granted after December 31, 1995, as if the Company had accounted for its stock-based awards to employees under the fair value method of SFAS 123. The fair value of the Company’s stock-based awards to employees was estimated using a Black-Scholes option pricing model. The Black-Scholes options valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In  addition, the Black-Scholes model requires the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s stock-based awards to employees have characteristics significantly different from those of traded options, and because changes in the opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock-based awards to employees. The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts. The fair value of the Company’s options grants under the 1997 plan was estimated assuming no expected dividends and the following weighted-average assumptions:

	2004	2003
Expected life (years)	3	3
Expected volatility	104%	103%
Risk-free interest rate	2.06%	1.50%

NOTE 7 - EMPLOYEE BENEFIT PLAN

The Company has a 401(k) plan, The RiceX Company 401(k) Profit Sharing Plan & Trust, which requires an employee to have completed one year of service and attained the age of 21 to participate in the plan. The Company contributes 3% of each employee’s salary annually to the plan regardless of employee participation. Additionally, the Company may, at its discretion, make additional employer contributions. In order to participate in the plan, the employee must work 1000 hours in and be employed on the last day of the plan year. Employees are immediately vested in company contributions. Plan contributions amounted to $36,000 in 2004 and 2003.

THE RICEX COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8 - RELATED PARTY TRANSACTIONS

Ms. Patricia McPeak, the spouse of Daniel L. McPeak, Sr., Chairman of the Board of Directors of the Company and its Chief Executive Officer until March 31, 2004, served as a director of the Company from its formation in 1989 until the expiration of her term on June 29, 2001. From February 1989 to March 2000, Ms. McPeak also served as the President of the Company. Ms. McPeak, who resigned that position on March 31, 2000, retained her seat on Board of Directors until June 29, 2001, at which time her term expired.

Ms. McPeak is an officer and director of NutraCea (formally NutraStar) a California corporation. NutraStar changed its name to NutraCea in November 2003. In late 2001, the Company entered into an Exclusive Distribution Agreement and Licensing Agreement with NutraStar. This agreement was terminated in July 2002 for NutraStar’s failure to meet certain performance requirements as specified in the Exclusive Distribution Agreement. Also during December 2001 the Company agreed to cancel $190,000 of NutraStar’s indebtedness in exchange for 190,000 shares of NutraStar’s Series A preferred stock. Subsequently, in 2004, the Company put 130,000 shares back to NutraCea for $130,000 under a put provision and sold 60,000 shares in the open market for $52,000. The Company has recognized sales to NutraCea of $405,000 and $229,000 during 2004 and 2003, respectively.

In connection with the conversion of a $2,500,000 note to equity in 2000, the Company issued common stock and warrants to two principle parties, one of which is GBV Intermark Fund, LLC. The manager of this fund was appointed to the Company’s Board of Directors in October 2000 until the expiration of his term in June 2003. The shares of RiceX common stock and warrants issued to GBV Intermark Fund, LLC, were acquired by Intermark Group Holdings, LLC, on April 4, 2002 in a private transaction. The principle owner of Intermark Group Holdings, LLC was elected to the Company’s Board of Directors in June 2003. Mr. Lintzenich remains on our Board.

NOTE 9 - INCOME TAXES

The provision for income taxes on the statements of income consists of $1,650 for the years ended December 31, 2004 and 2003, respectively.

Deferred tax assets (liabilities) are comprised of the following:

	DECEMBER 31,
	2004	2003

Net operating loss carryforward	$5,562,000	$4,768,000
Options and warrants	-	-
Accrued reserves	64,000	326,000
Research costs	714,000	770,000
Fixed assets	124,000	228,000
Other	-	-

	6,464,000	6,092,000
Less valuation allowance	(6,464,000)	(6,092,000)

	$-	$-

THE RICEX COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 9 - INCOME TAXES (continued)

Deferred taxes arise from temporary differences in the recognition of certain expenses for tax and financial statement purposes. At December 31, 2004 and 2003, management determined that realization of these benefits is not assured and has provided a valuation allowance for the entire amount of such benefits. At December 31, 2004, net operating loss carryforwards were approximately $14,510,000 for federal tax purposes that expire at various dates from 2011 through 2025 and $10,782,000 for state tax purposes that expire in 2005 through 2014.

Utilization of net operating loss carryforwards may be subject to substantial annual limitations due to the “change in ownership” provisions of the Internal Revenue Code of 1986, as amended, and similar state regulations. The annual limitation may result in the expiration of substantial net operating loss carryforwards before utilization.

The provision for income taxes differs from the amount computed by applying the U.S. federal statutory tax rate (34% in 2004 and 2003) to income before taxes as follows:

	DECEMBER 31,
	2004	2003

Computed expected tax	$(300,069)	$(438,863)
Change in valuation allowance	372,000	1,220,000
Change in carryovers and tax attributes	(70,281)	(779,487)

	$1,650	$1,650

NOTE 10 - SUPPLEMENTAL CASH FLOW INFORMATION

	YEARS ENDED DECEMBER 31,
	2004	2003
Non cash activities:
Amortization/issuance of common stock and warrants for services	$15,000	$60,419

NOTE 11 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of the Company’s financial instruments approximated carrying value at December 31, 2004 and 2003. The Company’s financial instruments include cash and accounts receivable for which the carrying amount approximates fair value due to the short maturity of the instruments.

THE RICEX COMPANY
CONSOLIDATED BALANCE SHEET
(Unaudited)

September 30, 2005
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$546,148
Trade accounts receivable, net	407,618
Inventories	398,038
Deposits and other current assets	44,043

Total current assets	1,395,847

PROPERTY AND EQUIPMENT, net	475,026

OTHER ASSETS	2,886

$1,873,759

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$765,876
Unrecognized revenue	5,461
Current portion of long-term debt	5,433

Total current liabilities	776,770

LONG-TERM LIABILITIES:
Long-term debt, net of current portion	11,059

Total liabilities	787,829

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY (DEFICIT)
Preferred stock, par value $0.00l per share, 10,000,000 shares authorized, no shares issued and outstanding	—
Common stock, par value $0.001 per share, 100,000,000 shares authorized, 36,813,274 shares issued and outstanding	36,813
Additional paid-in capital	31,908,417
Accumulated deficit	(30,859,300)
Total shareholders’ equity	1,085,930

$1,873,759

-- See Notes to Consolidated Financial Statements --

THE RICEX COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2005 and 2004
(Unaudited)

	Nine Months Ended
	September 30, 2005	September 30, 2004
Revenues:
Sales	$2,767,255	$2,736,188
Royalties	13,324	—
Total revenues	2,780,579	2,736,188

Cost of sales	1,123,812	1,077,848
	1,656,767	1,658,340

Research and development expenses	181,873	164,451
Selling, general and administrative expenses	4,399,772	1,653,405
Professional fees	719,808	338,001
Investor relations fees	67,634	56,993

Loss from operations	(3,712,320))	(554,510)
Other income:
Interest and other income	9,119	28,547
Loss before provision for income taxes	(3,703,201)	(525,963)
Provision for income taxes	(2,226)	(1,589)

Net loss	$(3,705,427)	$(527,552)

Basic and diluted earnings per share:
Net loss per share	$(0.10)	$(0.01)

Weighted average number of shares outstanding	36,721,625	36,713,274

-- See Notes to Consolidated Financial Statements -

THE RICEX COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2005 and 2004
(Unaudited)

	Nine Months Ended September 30,
	2005	2004

Cash flow from operating activities:
Net loss	$(3,705,427)	$(527,552)
Adjustments to reconcile net loss to net cash (used in)/provided by operating activities:
Depreciation and amortization	137,574	157,856
Issuance of stock options	—	15,000
Stock-based compensation	2,967,750	—
Deferred revenue, net	2,502	(477,838)

Net changes in operating assets and liabilities:
Trade accounts receivable	91,795	273,297
Inventories	3,516	(34,583)
Deposits and other current assets	47,935	(40,705)
Accounts payable and accrued liabilities	(28,687)	(77,299)
Net cash used in operating activities	(483,042)	(711,824)

Cash from investing activities:
Purchases of property, and equipment, net	(45,723)	(30,687)
Net cash used in investing activities	(45,723)	(30,687)
Cash flows used in financing activities:
Proceeds from issuance of common stock in exercise of options	40,000	—
Retirement of common stock	—	(270,005)
Net cash provided by (used in) financing activities	40,000	(270,005)

Net decrease in cash and cash equivalents	(488,765)	(1,012,516)
Cash and cash equivalents, beginning of period	1,034,913	2,219,091
Cash and cash equivalents, end of period	$546,148	$1,206,575

-- See Notes to Consolidated Financial Statements --

THE RICEX COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Months Ended September 30, 2005

1.	DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES.

The RiceX Company (“RiceX”), formerly Food Extrusion, Inc., was incorporated in California in 1989 and in 1998 was reincorporated in Delaware and changed its name to The RiceX Company. RiceX has a wholly-owned subsidiary, RiceX Nutrients, Inc. (formally Food Extrusion Montana, Inc. and referred to hereinafter as “RiceX Nutrients”). The consolidated financial statements include the accounts of RiceX and RiceX Nutrients (collectively “we,” “us” or “our”), after the elimination of all inter-company balances and transactions.

We are an agribusiness food technology company and have developed a proprietary process to stabilize rice bran. We are headquartered in El Dorado Hills, California and have stabilization equipment located at a rice mill in Northern California. We purchase raw rice bran from this mill and mill employees, under our supervision, operate our equipment to stabilize the rice bran. We pay a processing fee to the mill for this service. Under an agreement with the mill, the mill may use our equipment to stabilize rice bran for its customers in exchange for the payment of a royalty fee to us under certain conditions. As the need arises, we intend to enter into additional relationships with rice processors as part of our overall business strategy.

RiceX Nutrients is engaged in the business of custom manufacturing grain-based products for food ingredient companies at its production facility in Dillon, Montana. The facility has specialized processing equipment and techniques for the treatment of grain products to cook, enzyme treat, convert, isolate, dry and package finished food ingredients. The soluble, dextrinized, and fiber concentrate forms of our rice bran products are produced at the Montana facility.

We are subject to regulations that govern the processing, formulation, packaging, labeling and advertising of our products. However, our principal operations are governed by the Dietary Supplement Health Education Act of 1994, which limits the regulatory authority and jurisdiction of most state and federal agencies, including the U.S. Food and Drug Administration.

On April 4, 2005, we entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with NutraCea and Red Acquisition Corporation, a wholly-owned subsidiary of NutraCea (“Merger Sub”). On the effective date of the merger, and pursuant to the Merger Agreement, Merger Sub will be merged with and into RiceX (the “Merger”), and RiceX will become a wholly-owned subsidiary of NutraCea.

Simultaneous with the execution of the Merger Agreement, on April 4, 2005, all of our directors and three of our executive officers (collectively, the “RiceX Affiliates”) each entered into voting agreements with NutraCea (the “NutraCea Voting Agreements”). Additionally, on April 4, 2005, three of NutraCea’s executive officers each entered into voting agreements with us (the “RiceX Voting Agreements” and, together with the NutraCea Voting Agreements, the “Voting Agreements”). Under the terms of the Voting Agreements, the executive officers and directors of NutraCea and RiceX agreed to vote their shares in favor of the Merger, the Merger Agreement and the transactions contemplated thereby. Also on April 4, 2005, each of the RiceX Affiliates entered into Affiliate Agreements with NutraCea (the “Affiliate Agreements”), pursuant to which the RiceX Affiliates have agreed to certain restrictions on the sale of the shares of NutraCea common stock to be received by them in connection with the Merger. For additional information regarding the Voting Agreements and the Affiliate Agreements, please refer to the form of Voting Agreement and form of Affiliate Agreement, copies of which are attached as exhibits to our Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 4, 2005.

At separate special meetings of shareholders held on September 28, 2005, the respective shareholders of NutraCea and RiceX approved the Merger between the two companies.

On October 4, 2005, NutraCea, through Merger Sub, consummated its acquisition of RiceX pursuant to the terms of the Merger Agreement. At the effective time of the Merger, Merger Sub merged with and into RiceX, with RiceX surviving the Merger as a wholly-owned subsidiary of NutraCea. Pursuant to the Merger Agreement and as a result of the Merger, each share of RiceX common stock outstanding immediately prior to the effective time of the Merger was converted into the right to receive 0.76799 shares of NutraCea’s common stock.

At the completion of the Merger, the stockholders of RiceX received 28,272,226 shares of NutraCea common stock in exchange for their shares of RiceX common stock, and NutraCea assumed the outstanding options and warrants to purchase 11,810,507 shares of RiceX common stock.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“FAS”) No. 123 (revised 2005), Share Based Payments (“FAS No. 123(R)”). FAS No. 123(R) requires us to recognize compensation expense in an amount equal to the fair value of share-based payments such as stock options granted to employees. In April 2005, the SEC adopted a rule that effectively defers the compliance date of FAS No. 123(R) to January 1, 2006. Our management has not completed its evaluation of the effect that FAS No. 123(R) will have on us, but believes that the effect will be consistent with our previous pro-forma disclosure. For additional information regarding the effects of FAS No. 123(R), please see Section 7 of these Notes to Unaudited Consolidated Financial Statements.

In November 2004, the FASB issued FAS No. 151, Inventory Costs. FAS No. 151 requires that abnormal amounts of idle facility expense, freight, handling costs and spoilage be recognized as current-period charges. Further, FAS No. 151 requires the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. Unallocated overheads must be recognized as an expense in the period in which they are incurred. FAS No. 151 is effective for inventory costs incurred beginning in the first quarter of 2006. We are currently evaluating the effect of FAS No. 151 on our financial statements and related disclosures.

On June 7, 2005, the FASB issued FAS No. 154, Accounting Changes and Error Corrections, a replacement of Accounting Principles Board (“APB”) Opinion No. 20, Accounting Changes, and FAS No. 3, Reporting Accounting Changes in Interim Financial Statements. FAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, most voluntary changes in accounting principles required recognition of a cumulative effect adjustment within net income of the period of the change. FAS No. 154 requires retrospective application of prior periods’ financial statements, unless it is impracticable to determine either the period-specific effect or the cumulative effect of the change. FAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however it does not change the transition provisions of any existing accounting pronouncements. We do not believe adoption of FAS No. 154 will have a material effect on our consolidated financial position, results of operations or cash flows.

There have been no changes in our significant accounting policies as set forth in our audited financial statements for the year ended December 31, 2004, which statements were included in our Form 10-KSB for such year. These unaudited financial statements for the three months and nine months ended September 30, 2005 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of our management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for the three months and nine months ended September 30, 2005 are not necessarily indicative of the results expected for the full year.

2.	INVENTORY.

At September 30, 2005, inventories are composed of $289,000 of finished goods and $109,000 of packaging supplies.

3.	PROPERTY AND EQUIPMENT.

At September 30, 2005, property and equipment consist of the following:

Land and buildings	$380,154
Equipment	4,665,447
Leasehold improvements	381,642
Furniture and fixtures	228,071
5,655,314
Less accumulated depreciation and amortization	(5,180,288)

$475,026

4.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES.

At September 30, 2005, accounts payable and accrued liabilities consist of the following:

Trade accounts payable	$538,212
Accrued liabilities	227,664
$765,876

5.	NET INCOME (LOSS) PER SHARE.

Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during all periods presented. Options and warrants are excluded from the basic net income (loss) per share calculation because they are currently anti-dilutive.

6.	CONCENTRATION OF CREDIT RISK.

Financial instruments that potentially subject us to significant concentrations of credit risk consist primarily of trade accounts receivable for sales to major customers. We perform credit evaluations on our customers’ financial condition and generally do not require collateral on accounts receivable. We maintain an allowance for doubtful accounts on our receivables based upon expected collection of all accounts receivable. Uncollected accounts have not been significant.

For the nine months ended September 30, 2005, one customer accounted for 12% of sales. At September 30, 2005, accounts receivable due from this one customer were 22% of the total aged outstanding accounts receivable.

7.	OTHER INFORMATION.

Stock Options. At September 30, 2005, we had one stock-based employee compensation plan. We account for this plan under the recognition and measurement principles of APB No. 25, Accounting for Stock Issued to Employees, and related Interpretations. Options are granted under our employee compensation plan at an exercise price equal to the market value of the underlying common stock on the respective dates of grant; except that 6,595,000 options were modified in March 2005 making them subject to variable accounting treatment. The following table illustrates the effect on net loss and earnings (loss) per share if we had applied the fair value recognition provisions of FAS No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

	Nine Months Ended September 30,
	2005	2004
Net loss, as reported	$(3,705,427)	$(527,552)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	$(179,700)	101,700
Pro forma net income	$(3,525,727)	$(629,252)
Earnings per share:
Basic and diluted net income per share - as reported	$(0.10)	$(0.01)
Basic and diluted net income per share - pro forma	$(0.10)	$(0.01)
Weighted average fair value of options granted to employees during the quarter	$0.11	$0.19

In March 2005, our board of directors granted non-statutory stock options to our officers, directors and key employees to acquire an aggregate of 2,917,333 shares of common stock at an exercise price of $0.30 per share. The estimated fair value of $0.11 per share, determined by using the Black-Scholes option-pricing model assuming a life of three years, volatility of 111% and a risk free rate of 3.79%. Approximately half of the options granted, or 1,334,000 options, were fully vested and exercisable on the date of grant. Another 1,333,333 options vest proportionately on a monthly basis over thirty-six months and 250,000 become fully vested at the end of twelve months. All options expire in September 2015.

Also in March 2005, our board of directors approved the modification of 6,595,000 non-statutory stock options ranging in exercise price from $0.19 to $1.81 per share by changing the exercise prices to $0.30 per share. These non-statutory options were granted to officers, directors and key employees from 1996 to 2005. Our board of directors also approved the re-pricing of 400,000 non-statutory stock options held by non-employee directors to change the exercise prices thereof, which were below $0.30 per share, to $0.30 per share. An additional 700,000 stock options held by non-employee directors, with exercise prices ranging from $0.30 to $1.66 per share, were not modified. According to the pending Merger transaction with NutraCea, the underlying option shares may not be sold or otherwise transferred without the prior written consent of NutraCea until after the third anniversary of the closing of the Merger. Our management believes the consequence of re-pricing these options is that the awards will be subject to variable accounting treatment from the date of the modification to the date the award is exercised, forfeited or expires unexercised. In two non-cash transactions relating to the variable accounting treatment of modified options, compensation expense was recognized in June 2005 of $660,000 as the market price was $0.40 for the options that were re-priced at $0.30, and in September 2005 compensation expense was recognized in the amount of $2,298,000, as the market price of $0.75 per share on September 30, 2005 was above the modified exercise price of $0.40 per share previously adjusted for variable accounting.

In September 2005, a former employee exercised options pursuant to The RiceX Company 1997 Stock Option Plan. We issued 100,000 shares of common stock as a result of this transaction.

Revenue Recognition. We derive our revenue primarily from product sales. Product is shipped when an approved purchase order is received. Products shipped by us are generally sold FOB Origin, with the customer taking title to the product once it leaves our warehouse via common carrier. At this point, the price to the customer is fixed and determinable, and collectibility is reasonably assured. On occasion, we enter into negotiated sales agreements to provide products to governments in underdeveloped countries. In these situations, each contract is individually evaluated to determine appropriate revenue recognition. Each delivery is generally considered to be a separate unit of accounting for the purposes of revenue recognition and, in all instances, persuasive evidence of an arrangement, delivery, pricing and collectibility must be determined or accomplished, as applicable, before revenue is recognized. In the case of partial shipments, the specific amounts of revenue recognized upon each partial shipment of the products is determined by allocating a portion of the aggregate purchase price to each such shipment, based upon the proportion that the amount of products contained in each such shipment bears to the total amount of products delivered under the memorandum of understanding. In addition, if the contract includes customer acceptance provisions, no revenue is recognized until customer acceptance occurs. We are not obligated, under the terms of our contracts, to refund payments for which shipments have been made and, if applicable, accepted, even under circumstances in which we would be unable to fulfill the remaining balance of product ordered under the contract.

Regarding sales from underdeveloped countries in which third party financing is involved, all such revenue derived under these arrangements is historically prepaid prior to any shipments of our product. Revenue is accounted for at the point of shipment FOB Origin, unless accompanied by a memorandum of understanding detailing the requirement of customer acceptance in order to transfer title, in which case revenue is recognized at the time of such acceptance.

Our royalty fees are generally recognized when it is probable that an economic benefit will flow to us, the amount of the benefit can be reliably measured and collectibility is reasonably assured.

Income Taxes. Future tax benefits are subject to a valuation allowance when management is unable to conclude that our deferred tax assets will more likely than not be realized from the results of operations.  The ultimate realization of deferred tax assets is dependent upon generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers projected future taxable income and tax planning strategies in making this assessment.  Based on historical taxable income and projections for future taxable income over the periods in which the deferred tax assets become deductible, management believes it more likely than not that we will not realize benefits of these deductible differences as of September 30, 2005.  Management has, therefore, established a full valuation allowance against our net deferred tax assets as of September 30, 2005.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 24:	Indemnification of Directors and Officers.

The California General Corporation Law and our Restated Articles of Incorporation and Bylaws provide that we may indemnify our officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in our best interest. This means that if indemnity is determined by the Board of Directors to be appropriate in any case we and not the individual might bear the cost of any suit that is filed by a shareholder against the individual officer, director or employee unless the court determines that the individual acted in bad faith. These provisions are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers, and to persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 25:	Other Expenses of Issuance and Distributions.

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, are as follows:

Registration Fee	$1,500
Blue Sky Fees	2,500
Printing	2,000
Legal Fees and Expenses	40,000
Accounting Fees and Expenses	25,000
Miscellaneous	4,000

Total	$75,000

Item 26:	Recent Sales of Unregistered Securities.

The following issuances of stock, warrants, and other equity securities were made without any public solicitation to a limited number of investors or related individuals or entities in separately negotiated transactions. Each investor represented to us that the securities were being acquired for investment purposes only and not with an intention to resell or distribute such securities. Each of the individuals or entities had access to information about our business and financial condition and was deemed capable of protecting their own interests. The stock, warrants and other securities were issued pursuant to the private placement exemption provided by Section 4(2) or Section 4(6) of the Securities Act of 1933. These are deemed to be “restricted securities” as defined in Rule 144 under the 1933 Act and the warrant certificates and the stock certificates bear a legend limiting the resale thereof. Each of the transactions involving the common stock of the Company prior to the November 2003 1-for-10 reverse stock split are reported in post-split share numbers.

(a)
In March 2003, the Company sold an aggregate of 78,333 shares of its common stock to two individuals for total proceeds to the Company of $65,157. In April 2003, the Company sold 30,714 shares of its common stock to one individual for total proceeds to the Company of $25,547. We paid a commission of $7,000 to Hookipa Capital Partners relating to these transactions.

(b)
In June 2003, the Company sold 35,000 shares of its common stock to one individual for total proceeds to the Company of $47,250. There were no underwriting discounts or commissions associated with this sale.

(c)	On July 7, 2003 we issued 20,000 shares of our Series A Preferred Stock to Dr. Wade Harris for $8,351 in accrued interest on a promissory note dated September 23, 2002.

(d)	On July 31, 2003, we issued warrants to purchase 7,142 shares of our common stock to a vendor to the company in settlement of $5,278 of accounts payable.

(e)	On August 15, 2003, we issued warrants to purchase 37,500 shares of our common stock to a vendor to the Company in settlement of $33,750 of accounts payable for royalties.

(f)	On August 18, 2003, we issued 2,421 shares of our common stock to a consultant to the company in settlement of $4,600 of accrued and unpaid fees under a consulting agreement.

(g)
In August 2003, the Company sold an aggregate of 39,850 shares of its common stock to three individuals for total proceeds to the Company of $400. There were no underwriting discounts or commissions associated with these sales.

(h)	On October 14, 2003, we issued 73,519 shares of our common stock in settlement of $56,037 of accrued and unpaid fees under a consulting agreement.

(i)
In October 2003, the Company sold an aggregate of 103,921 shares of its common stock to four individuals for total proceeds to the Company of $1039. There were no underwriting discounts or commissions associated with these sales.

(j)
In November 2003, the Company sold an aggregate of 500,000 shares of its common stock to one individual for total proceeds to the Company of $500. There were no underwriting discounts or commissions associated with this sale.

(k)
In December 2003, the Company sold an aggregate of 4,093,146 shares of its common stock to fourteen individuals for total proceeds to the Company of $424,041. There were no underwriting discounts or commissions associated with these sales.

(l)	During 2003 we issued an aggregate of 278,766 shares of our common stock to the holders of our Series A Preferred Stock in payment of $190,043 in preferred stock dividends.

(m)	On December 30, 2003, we issued 4,174 shares of our common stock to a vendor to the Company in settlement of $2,087 of accounts payable.

(n)	During 2004 we issued an aggregate of 168,626 shares of our common stock to three venders in payment of $57,944 in accounts payable for goods and services.

(o)	During 2004 we issued an aggregate of 280,000 shares of our common stock to two consultants in settlement of $477,816 of contractual payments.

(p)	In January 2004, the Company sold an aggregate of 1,897,143 shares of its common stock to eight individuals for total proceeds to the Company of $656,221.

(q)	In February 2004, the Company sold an aggregate of 616,452 shares of its common stock to four individuals for total proceeds to the Company of $272,614.

(r)	In March 2004, the Company sold an aggregate of 1,539,262 shares of its common stock to five individuals for total proceeds to the Company of $810,143.

(s)	During the quarter ended March 31, 2004, the Company issued 168,095 shares of common stock to vendors in payment of accounts payable totaling $57,111.

(t)	During the quarter ended March 31, 2004, the Company issued a total of 280,000 shares of common stock to two consultants in settlement of contractual agreements totaling $499,816.

(u)	On March 24, 2004, we issued 5,500,000 shares of common stock to our then Chief Executive Officer, Ms. Patricia McPeak, in exchange for services rendered.

(v)	In April 2004, the Company sold an aggregate of 1,347,299 shares of its common stock to four individuals for total proceeds to the Company of $514,973.

(w)	In May 2004, the Company sold an aggregate of 125,000 shares of its common stock to two individuals for total proceeds to the Company of $12,475.

(x)	During the quarter ended June 30, 2004, the Company issued 531 shares of common stock to a vendor in payment of accounts payable totaling $833.

(y)	In September 2004, the Company sold an aggregate of 25,000 shares of its common stock to one individual for total proceeds to the Company of $4,500.

(z)
On September 8, 2004, the Company and Langley Park Investments PLC (“Langley”) signed a Stock Purchase Agreement under which the Company agreed to sell 7,000,000 shares of its common stock to Langley. The transaction will close at the time that Langley’s shares are trading on the London Stock Exchange for anticipated consideration to NutraCea (i) immediately following the closing of approximately $1,190,000 in Langley stock, and (ii) additional consideration of that number of Langley shares which, as of the closing, will have a value of approximately $1,190,000.

(aa)
In December 2004, the Company sold an aggregate of 25,000 shares of its common stock to one individual for total proceeds to the Company of $5,000. There were no underwriting discounts or commissions associated with this sale.

(bb)
In December 2004, the Company issued warrants to purchase an aggregate of 2,400,000 shares of the Company’s common stock in connection with a Promissory Note and Warrant Purchase Agreement entered into with three investors for an aggregate purchase amount of $2,400,000. A commission of $242,846 as paid to Sandgrain Securities upon consummation of the financing and a finders fee of $25,000 was paid.

(cc)	During 2004, we issued 3,048,315 shares of our common stock to 15 consultants in lieu of contractual payments in the amount of $2,192,013 pursuant to consulting contracts.

(dd)
During 2004, we issued warrants to purchase 9,598,493 shares of our common stock valued at $7,761,516 to 14 consultants pursuant to consulting agreements. The warrants are exercisable at prices between $.01 and $5.00 per share and expire at varying times between six months and five years from the date of issuance.

(ee)	During the quarter ended June 30, 2005, NutraCea issued 29,786 shares of its common stock valued at $15,000 to a web design consultant in respect of unpaid fees.

(ff)	During the quarter ended June 30, 2005, NutraCea issued 1,222,222 shares of its common stock to repurchase technology and marketing rights valued at $550,000.

(gg)
During the quarter ended June 30, 2005, NutraCea issued 448,980 shares of common stock to a consulting company for patent and license analysis. One half of the shares vested upon signing of the agreement while the balance will vest upon certain milestones being achieved. The vested shares are valued at $110,000.

(hh)
During the quarter ended June 30, 2005, NutraCea issued options to purchase 360,000 shares of its common stock to a technology firm for assistance in developing an internet marketing system for NutraCea. The options have an exercise price of $0.60 per share and became exercisable over 21 months. The option was valued at $118,165 and expires in five years. The contract was terminated on August 31, 2005 with 105,000 option shares vested.

(ii)
On August 24, 2005, NutraCea entered into a Private Label Supply Agreement and Strategic Alliance (“Supply Agreement”). In connection with the Supply Agreement and in return for an agreement to purchase a minimum of $500,000 in NutraCea products, NutraCea issued to ITV Global, Inc. an option to acquire up to 250,000 shares of the Company’s common stock.

The following issuances of stock were made without any public solicitation to holders of options, warrants. Each holder of an option or warrant represented to us that the securities were being acquired for investment purposes only and not with an intention to resell or distribute such securities. Each of the individuals or entities had access to information about our business and financial condition and was deemed capable of protecting their own interests. As such, the stock was issued pursuant to the private placement exemption provided by Section 4(2) of the Securities Act of 1933. These are deemed to be “restricted securities” as defined in Rule 144 under the 1933 Act and the stock certificates bear a legend limiting the resale thereof.

(a)	During the 2003, we issued an aggregate of 4,519,373 shares of our common stock upon exercise of outstanding options and warrants.

(b)	During 2004, we issued an aggregate of 6,079,323 shares of our common stock upon exercise of outstanding options and warrants.

(c)	During the first nine months of 2005, we issued 431,000 shares of our common stock upon exercise of outstanding options and warrants.

(d)	From September 30, 2005 to November 9, 2005, we issued 100,000 shares of our common stock upon exercise of outstanding options and warrants.

(e)
On October 4, 2005, NutraCea completed a private placement of its securities to certain investors for aggregate gross proceeds of approximately $7,850,000. NutraCea issued an aggregate of 7,850 shares of Series B Convertible Preferred Stock at a price of $1,000 per share, which may be converted to shares of NutraCea common stock at a conversion rate of 2,000 shares of commons stock for each Preferred Share. Additionally, NutraCea issued warrants to purchase an aggregate of 7,850,000 share of NutraCea common stock at an exercise price of $0.70 per share. The placement agent for the transaction, Halpern Capital, Inc., was paid a commission consisting of $549,500 and warrants to purchases up to an aggregate of 1,099,000 shares of NutraCea common stock at an exercise price of $0.50 per share.

The following issuances of stock, warrants, and other equity securities were exchanged by us with our existing security holders exclusively in transactions in which no commission or other remuneration was paid or given directly or indirectly to any person. As such, the issuance of the following securities was exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended.

(a)	During 2003, we issued 254,323 shares of our common stock in exchange for 1,674,707 outstanding shares of our Series A Preferred Stock.

(b)	During 2003, we issued an aggregate of 3,431,251 shares of our common stock pursuant to the conversion of outstanding convertible notes.

(c)	During 2004, the Company issued 5,759 shares of common stock in payment of preferred dividends in the amount of $5,986.

(d)	During 2004, we issued an aggregate of 540,000 shares of our common stock pursuant to the conversion provisions of 630,000 shares of our Series A Preferred Stock.

The following issuances of stock and assumption of options and warrants were made pursuant to an exemption provided by Section 3(a)(10) of the Securities Act of 1933 after a fairness hearing before the California Department of Corporations.

(a)
On October 4, 2005, NutraCea completed its merger with The RiceX Company. In connection with the merger, NutraCea issued 28,272,226 shares of its common stock to holders of RiceX common stock. In addition, NutraCea assumed each outstanding option and warrant to purchase RiceX common stock and converted those options and warrants into options and warrants to purchase an aggregate of 11,810,507 shares of NutraCea common stock.

ITEM 27:	EXHIBITS

Exhibit Number	Exhibit Description

2.01(1)	Plan and Agreement of Exchange.

2..02(2)	Agreement and Plan of Merger and Reorganization, dated as of April 4, 2005, by and among the NutraCea, The RiceX Company and Red Acquisition Corporation.

3.01(3)	Restated and Amended Articles of Incorporation as filed with the Secretary of State of California on December 13, 2001.

3.01.1	Certificate of Amendment of Articles of Incorporation as filed with the Secretary of State of California on August 4, 2003.

3.02(4)	Certificate of Amendment of Articles of Incorporation as filed with the Secretary of State of California on October 31, 2003.

3.03	Certificate of Amendment of Articles of Incorporation as filed with the Secretary of State of California on September 29, 2005

3.04(5)	Certificate of Designation of the Rights, Preferences, and Privileges of the Series A Preferred Stock as filed with the Secretary of State of California on December 13, 2001.

3.05(6)	Certificate of Determination, Preferences and Rights of Series B Convertible Preferred Stock as filed with the Secretary of State of California on October 4, 2005.

3.06	Bylaws of NutraCea, as amended effective October 4, 2005.

4.01(6)	Form of warrant issued to subscribers in connection with NutraCea’s October 2005 private placement.

5.1	Opinion of Weintraub Genshlea Chediak Law Corporation.

10.01(7)	NutraCea 2003 Stock Compensation Plan

10.02	NutraCea 2005 Equity Incentive Plan

10.03(6)	Securities Purchase Agreement, dated September 28, 2005, by and among NutraCea and the investors named therein.

10.04(6)	Registration Rights Agreement, dated September 28, 2005, by and among NutraCea and the investors named therein.

10.05	Employment Agreement between NutraCea and Patricia McPeak.

10.06	Restricted Stock Agreement between NutraCea and Patricia McPeak

10.07(8)	Executive Employment Agreement between NutraCea and Bradley D. Edson.

10.08(8)	Executive Employment Agreement between NutraCea and Margie D. Adelman.

10.09	Executive Employment Agreement between The RiceX Company and Todd C. Crow.

10.10	Amendment No. 1 to Employment Agreement between NutraCea, Todd C. Crow and The RiceX Company.

10.11	Executive Employment Agreement between The RiceX Company and Ike E. Lynch.

10.12	Amendment No. 1 to Employment Agreement between NutraCea, Ike E. Lynch and The RiceX Company.

10.13	Reserved

10.14(9)	Form of Affiliate Agreement between certain affiliates of RiceX and NutraCea dated April 4, 2005

10.15(8)±	W.F. Young Distribution Agreement.

10.16(8)±	W.F. Young Technology Agreement.

10.17(10)	Stock Purchase Agreement between NutraCea and Langley Park Investments PLC

10.18+	Production Facility Development and Rice Bran Supply and Purchase Agreement dated September 13, 2005 between NutraCea and Food Trading Company Dominicana, S.A.

10.19+	Assignment dated April 12, 2005 from W.F. Young, Inc. to NutraCea

10.20+	Distribution Agreement dated April 12, 2005 between W.F. Young, Inc. and NutraCea

10.21	Manufacturing Agreement dated April 12, 2005 between W.F. Young, Inc. and NutraCea

10.22+	Supply and Distribution Agreement dated November 4, 2005 between NutraCea and T. Geddes Grant.

10.23(11)	Commercial Lease and Deposit Receipt between Roebbelen Land Company and The RiceX Company dated December 23, 1991.

10.24(11)	First Amendment of Lease between Roebbelen Land Company and The RiceX Company dated January 19, 1994.

10.25(11)	Second Amendment of Lease between Roebbelen Land Company and The RiceX Company dated July 11, 1996.

10.26(11)	Third Amendment of Lease Agreement between Roebbelen Land Company and The RiceX Company dated February 1, 1998.

10.27(11)	Lease Agreement between Roebbelen Land Company and The RiceX Company dated July 11, 1996.

10.28(11)	First Amendment of Lease between Roebbelen Land Company and The RiceX Company dated September 1996.

10.29(11)	Second Amendment of Lease Agreement between Roebbelen Land Company and The RiceX Company dated February 1, 1998.

10.30(12)	Agreement on Exclusive Distribution in Europe between The RiceX Company and KREGLINGER EUROPE N.V. dated October 1, 2002.

10.31(13)±	Stabilized Rice Bran Processing, Sales, and Marketing Agreement between Farmers' Rice Cooperative and The RiceX Company dated May 1, 2002.

10.32(14)	The RiceX Company 1997 Stock Option Plan

10.33(11)	Form of Directors Stock Option Agreement for The RiceX Company.

10.34(11)	Form of Non-statutory Stock Option Agreement not issued under The RiceX Company 1997 Stock Option Plan, governing options granted to The RiceX Company employees.

10.35(15)	Form of non-statutory Stock Option Agreement issued under The RiceX Company 1997 Stock Option Plan between The RiceX Company and The RiceX Company employees dated October 1, 1999.

10.36(15)
Form of non-statutory Stock Option Agreement issued under The RiceX Company 1997 Stock Option Plan between The RiceX Company and Ike Lynch dated November 1, 1999. Identical Agreements with Daniel McPeak, Jr. and Todd C. Crow.

10.37(16)
Form of Board Member Non-statutory Stock Option Agreement issued under The RiceX Company 1997 Stock Option Plan between The RiceX Company and the Board Members of the RiceX Company dated February 22, 2001, September 23 and 29, 2001.

10.38(13)	Form of Non-statutory Stock Option Agreement issued under The RiceX Company 1997 Stock Option Plan between The RiceX Company and employees dated January 2, 2000.

10.39(17)	Form of Non-statutory Stock Option Agreement issued September 23, 2002 between The RiceX Company and the members of The RiceX Company’s Board of Directors.

10.40(17)	Form of Non-statutory Stock Option Agreement issued July 1, 2004 between The RiceX Company and Edward McMillan.

10.41(18)	Form of Warrant agreement between The RiceX Company and The RiceX Company’s Global Advisory Board dated October 4, 2004.

10.42(18)	Form of Non-statutory Stock Option Agreement issued October 18, 2004 between The RiceX Company and two members of The RiceX Company Board Directors.

10.43(19)	Form of Non-statutory Stock Option Agreement issued under the 1997 Stock Option Plan between The RiceX Company and certain non-employee RiceX Directors dated March 31, 2005.

10.44(19)	Form of Non-statutory Stock Option Agreement issued under the 1997 Stock Option Plan between The RiceX Company and certain employees of RiceX dated March 31, 2005.

10.45	Form of Option Assumption Agreement between NutraCea and Option Holders relating to assumed Options granted under The RiceX Company 1997 Stock Option Plan.

10.46	Form of Option Assumption Agreement between NutraCea and Option Holders relating to assumed non-plan RiceX Options.

10.47	Form of Option Assumption Agreement between NutraCea and former Directors of The RiceX Company.

10.48	Form of Resale Restriction Agreement entered into between NutraCea and each of Todd C. Crow and Ike E. Lynch.

10.49	Form of Resale Restriction Agreement entered into between NutraCea and each of James Lintzenich, Edward McMillan and Steven Saunders.

10.50	Form of Resale Restriction Agreement entered into between NutraCea and each of Bradley Edson, Patricia McPeak, Margie Adelman, Eliot Drell and David Bensol.

21.01	List of subsidiaries.

23.1	Consent of Malone & Bailey, PC, Independent Registered Public Accounting Firm

23.2	Consent of Perry-Smith LLP, Independent Auditors.

23.3	Consent of Moss Adams LLP, LLC, Independent Auditors.

24.1	Power of Attorney (See signature page.)

±	Confidential treatment granted as to certain portions.
+	Confidential treatment has been requested as to certain portions.

(1)	incorporated herein by reference to exhibits previously filed on Registrant’s Current Report on Form 8-K, filed on November 19, 2001.
(2)	incorporated herein by reference to exhibits previously filed on Registrant’s Current Report on Form 8-K, filed on April 4, 2005.
(3)	incorporated herein by reference to exhibits previously filed on Registrant’s Annual Report on Form 10-KSB, filed on April 16, 2002.
(4)	incorporated herein by reference to exhibits previously filed on Registrant’s Quarterly Report on Form 10-QSB, filed on November 19, 2003.
(5)	incorporated herein by reference to exhibits previously filed on Registrant’s Registration Statement on Form SB-2, filed on June 4, 2002.
(6)	incorporated herein by reference to exhibits previously filed on Registrant’s Current Report on Form 8-K, filed on October 4, 2005.
(7)	incorporated herein by reference to exhibits previously filed on Registrant’s Registration Statement on Form S-8, filed on November 18, 2003.
(8)	incorporated herein by reference to exhibits previously filed on Registrant’s Annual Report on Form 10-KSB, filed on March 31, 2005.
(9)	incorporated herein by reference to exhibits previously filed on The RiceX Company’s Report on Form 8-K, filed on April 4, 2005.
(10)	incorporated herein by reference to exhibits previously filed on Registrant’s Current Report on Form 8-K, filed on September 14, 2004.
(11)	incorporated herein by reference to exhibits previously filed on The RiceX Company’s Registration Statement No. 000-24285, filed on May 18, 1998.
(12)	incorporated herein by reference to exhibits previously filed on The RiceX Company’s Report on Form 10-KSB, filed on March 31, 2003.
(13)	incorporated herein by reference to exhibits previously filed on The RiceX Company’s Report on Form 10-QSB, filed on August 12, 2002.
(14)	incorporated herein by reference to exhibits previously filed on The RiceX Company’s Registration Statement Number Statement No. 000-24285, filed on May 18, 1998.
(15)	incorporated herein by reference to exhibits previously filed on The RiceX Company’s Report on Form 10-KSB, filed on March 30, 2000.
(16)	incorporated herein by reference to exhibits previously filed on The RiceX Company’s Report on Form 10-QSB, filed on August 10, 2001.

(17)	incorporated herein by reference to exhibits previously filed on The RiceX Company’s Report on Form 10-QSB, filed on November 15, 2003.
(18)	incorporated herein by reference to exhibits previously filed on The RiceX Company’s Report on Form 10-KSB, filed on March 30, 2005.
(19)	incorporated herein by reference to exhibits previously filed on The RiceX Company’s Report on Form 10-QSB, filed on May 16, 2005.

Item 28:	Undertakings.

The undersigned registrant will:

(1)   File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)    include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   reflect, in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   include any additional or changed material information on the plan of distribution.

(2)    For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)    File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of El Dorado Hill, State of California, on this 18 day of November , 2005.

NUTRACEA

BY:	/s/ Bradley D. Edson
Bradley D. Edson
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Bradley D. Edson and Todd C. Crow, and each of them, his attorneys-in-fact, and agents, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462 of the Securities Act) to this Registration Statement, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer:

/s/ Bradley D. Edson	President, Chief Executive Officer	November 18, 2005
Bradley D. Edson	and Director

Principal Financial Officer
and Principal Accounting Officer:

/s/ Todd C. Crow	Chief Financial Officer	November 18 , 2005
Todd C. Crow

Additional Directors:

/s/ David Bensol	Director	November 18 , 2005
David Bensol

/s/ Eliot Drell	Director	November 18 , 2005
Eliot Drell

/s/ James C. Lintzenich	Director	November 14, 2005
James C. Lintzenich

/s/ Edward L. McMillan	Director	November 18 , 2005
Edward L. McMillan

	Director	November ___, 2005
Patricia McPeak

/s/ Steven W. Saunders	Director	November 18, 2005
Steven W. Saunders

ITEM 27:	EXHIBITS

Exhibit Number	Exhibit Description

2.01(1)	Plan and Agreement of Exchange.

2..02(2)	Agreement and Plan of Merger and Reorganization, dated as of April 4, 2005, by and among the NutraCea, The RiceX Company and Red Acquisition Corporation.

3.01(3)	Restated and Amended Articles of Incorporation as filed with the Secretary of State of California on December 13, 2001.

3.01.1	Certificate of Amendment of Articles of Incorporation as filed with the Secretary of State of California on August 4, 2003.

3.02(4)	Certificate of Amendment of Articles of Incorporation as filed with the Secretary of State of California on October 31, 2003.

3.03	Certificate of Amendment of Articles of Incorporation as filed with the Secretary of State of California on September 29, 2005

3.04(5)	Certificate of Designation of the Rights, Preferences, and Privileges of the Series A Preferred Stock as filed with the Secretary of State of California on December 13, 2001.

3.05(6)	Certificate of Determination, Preferences and Rights of Series B Convertible Preferred Stock as filed with the Secretary of State of California on October 4, 2005.

3.06	Bylaws of NutraCea, as amended effective October 4, 2005.

4.01(6)	Form of warrant issued to subscribers in connection with NutraCea’s October 2005 private placement.

5.1	Opinion of Weintraub Genshlea Chediak Law Corporation.

10.01(7)	NutraCea 2003 Stock Compensation Plan

10.02	NutraCea 2005 Equity Incentive Plan

10.03(6)	Securities Purchase Agreement, dated September 28, 2005, by and among NutraCea and the investors named therein.

10.04(6)	Registration Rights Agreement, dated September 28, 2005, by and among NutraCea and the investors named therein.

10.05	Employment Agreement between NutraCea and Patricia McPeak.

10.06	Restricted Stock Agreement between NutraCea and Patricia McPeak

10.07(8)	Executive Employment Agreement between NutraCea and Bradley D. Edson.

10.08(8)	Executive Employment Agreement between NutraCea and Margie D. Adelman.

10.09	Executive Employment Agreement between The RiceX Company and Todd C. Crow.

10.10	Amendment No. 1 to Employment Agreement between NutraCea, Todd C. Crow and The RiceX Company.

10.11	Executive Employment Agreement between The RiceX Company and Ike E. Lynch.

10.12	Amendment No. 1 to Employment Agreement between NutraCea, Ike E. Lynch and The RiceX Company.

10.13	Reserved

10.14(9)	Form of Affiliate Agreement between certain affiliates of RiceX and NutraCea dated April 4, 2005

10.15(8)±	W.F. Young Distribution Agreement.

10.16(8)±	W.F. Young Technology Agreement.

10.17(10)	Stock Purchase Agreement between NutraCea and Langley Park Investments PLC

10.18+	Production Facility Development and Rice Bran Supply and Purchase Agreement dated September 13, 2005 between NutraCea and Food Trading Company Dominicana, S.A.

10.19+	Assignment dated April 12, 2005 from W.F. Young, Inc. to NutraCea

10.20+	Distribution Agreement dated April 12, 2005 between W.F. Young, Inc. and NutraCea

10.21	Manufacturing Agreement dated April 12, 2005 between W.F. Young, Inc. and NutraCea

10.22+	Supply and Distribution Agreement dated November 4, 2005 between NutraCea and T. Geddes Grant.

10.23(11)	Commercial Lease and Deposit Receipt between Roebbelen Land Company and The RiceX Company dated December 23, 1991.

10.24(11)	First Amendment of Lease between Roebbelen Land Company and The RiceX Company dated January 19, 1994.

10.25(11)	Second Amendment of Lease between Roebbelen Land Company and The RiceX Company dated July 11, 1996.

10.26(11)	Third Amendment of Lease Agreement between Roebbelen Land Company and The RiceX Company dated February 1, 1998.

10.27(11)	Lease Agreement between Roebbelen Land Company and The RiceX Company dated July 11, 1996.

10.28(11)	First Amendment of Lease between Roebbelen Land Company and The RiceX Company dated September 1996.

10.29(11)	Second Amendment of Lease Agreement between Roebbelen Land Company and The RiceX Company dated February 1, 1998.

10.30(12)	Agreement on Exclusive Distribution in Europe between The RiceX Company and KREGLINGER EUROPE N.V. dated October 1, 2002.

10.31(13)±	Stabilized Rice Bran Processing, Sales, and Marketing Agreement between Farmers' Rice Cooperative and The RiceX Company dated May 1, 2002.

10.32(14)	The RiceX Company 1997 Stock Option Plan

10.33(11)	Form of Directors Stock Option Agreement for The RiceX Company.

10.34(11)	Form of Non-statutory Stock Option Agreement not issued under The RiceX Company 1997 Stock Option Plan, governing options granted to The RiceX Company employees.

10.35(15)	Form of non-statutory Stock Option Agreement issued under The RiceX Company 1997 Stock Option Plan between The RiceX Company and The RiceX Company employees dated October 1, 1999.

10.36(15)
Form of non-statutory Stock Option Agreement issued under The RiceX Company 1997 Stock Option Plan between The RiceX Company and Ike Lynch dated November 1, 1999. Identical Agreements with Daniel McPeak, Jr. and Todd C. Crow.

10.37(16)
Form of Board Member Non-statutory Stock Option Agreement issued under The RiceX Company 1997 Stock Option Plan between The RiceX Company and the Board Members of the RiceX Company dated February 22, 2001, September 23 and 29, 2001.

10.38(13)	Form of Non-statutory Stock Option Agreement issued under The RiceX Company 1997 Stock Option Plan between The RiceX Company and employees dated January 2, 2000.

10.39(17)	Form of Non-statutory Stock Option Agreement issued September 23, 2002 between The RiceX Company and the members of The RiceX Company’s Board of Directors.

10.40(17)	Form of Non-statutory Stock Option Agreement issued July 1, 2004 between The RiceX Company and Edward McMillan.

10.41(18)	Form of Warrant agreement between The RiceX Company and The RiceX Company’s Global Advisory Board dated October 4, 2004.

10.42(18)	Form of Non-statutory Stock Option Agreement issued October 18, 2004 between The RiceX Company and two members of The RiceX Company Board Directors.

10.43(19)	Form of Non-statutory Stock Option Agreement issued under the 1997 Stock Option Plan between The RiceX Company and certain non-employee RiceX Directors dated March 31, 2005.

10.44(19)	Form of Non-statutory Stock Option Agreement issued under the 1997 Stock Option Plan between The RiceX Company and certain employees of RiceX dated March 31, 2005.

10.45	Form of Option Assumption Agreement between NutraCea and Option Holders relating to assumed Options granted under The RiceX Company 1997 Stock Option Plan.

10.46	Form of Option Assumption Agreement between NutraCea and Option Holders relating to assumed non-plan RiceX Options.

10.47	Form of Option Assumption Agreement between NutraCea and former Directors of The RiceX Company.

10.48	Form of Resale Restriction Agreement entered into between NutraCea and each of Todd C. Crow and Ike E. Lynch.

10.49	Form of Resale Restriction Agreement entered into between NutraCea and each of James Lintzenich, Edward McMillan and Steven Saunders.

10.50	Form of Resale Restriction Agreement entered into between NutraCea and each of Bradley Edson, Patricia McPeak, Margie Adelman, Eliot Drell and David Bensol.

21.01	List of subsidiaries.

23.1	Consent of Malone & Bailey, PC, Independent Registered Public Accounting Firm

23.2	Consent of Perry-Smith LLP, Independent Auditors.

23.3	Consent of Moss Adams LLP, LLC, Independent Auditors.

24.1	Power of Attorney (See signature page.)

±	Confidential treatment granted as to certain portions.
+	Confidential treatment has been requested as to certain portions.

(1)	incorporated herein by reference to exhibits previously filed on Registrant’s Current Report on Form 8-K, filed on November 19, 2001.

(2)	incorporated herein by reference to exhibits previously filed on Registrant’s Current Report on Form 8-K, filed on April 4, 2005.
(3)	incorporated herein by reference to exhibits previously filed on Registrant’s Annual Report on Form 10-KSB, filed on April 16, 2002.
(4)	incorporated herein by reference to exhibits previously filed on Registrant’s Quarterly Report on Form 10-QSB, filed on November 19, 2003.
(5)	incorporated herein by reference to exhibits previously filed on Registrant’s Registration Statement on Form SB-2, filed on June 4, 2002.
(6)	incorporated herein by reference to exhibits previously filed on Registrant’s Current Report on Form 8-K, filed on October 4, 2005.
(7)	incorporated herein by reference to exhibits previously filed on Registrant’s Registration Statement on Form S-8, filed on November 18, 2003.
(8)	incorporated herein by reference to exhibits previously filed on Registrant’s Annual Report on Form 10-KSB, filed on March 31, 2005.
(9)	incorporated herein by reference to exhibits previously filed on The RiceX Company’s Report on Form 8-K, filed on April 4, 2005.
(10)	incorporated herein by reference to exhibits previously filed on Registrant’s Current Report on Form 8-K, filed on September 14, 2004.
(11)	incorporated herein by reference to exhibits previously filed on The RiceX Company’s Registration Statement No. 000-24285, filed on May 18, 1998.
(12)	incorporated herein by reference to exhibits previously filed on The RiceX Company’s Report on Form 10-KSB, filed on March 31, 2003.
(13)	incorporated herein by reference to exhibits previously filed on The RiceX Company’s Report on Form 10-QSB, filed on August 12, 2002.
(14)	incorporated herein by reference to exhibits previously filed on The RiceX Company’s Registration Statement Number Statement No. 000-24285, filed on May 18, 1998.
(15)	incorporated herein by reference to exhibits previously filed on The RiceX Company’s Report on Form 10-KSB, filed on March 30, 2000.
(16)	incorporated herein by reference to exhibits previously filed on The RiceX Company’s Report on Form 10-QSB, filed on August 10, 2001.
(17)	incorporated herein by reference to exhibits previously filed on The RiceX Company’s Report on Form 10-QSB, filed on November 15, 2003.
(18)	incorporated herein by reference to exhibits previously filed on The RiceX Company’s Report on Form 10-KSB, filed on March 30, 2005.
(19)	incorporated herein by reference to exhibits previously filed on The RiceX Company’s Report on Form 10-QSB, filed on May 16, 2005.